As filed with the Securities and Exchange Commission on August 26, 2008
Registration No. 333-152435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	3533	75-2263732
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number	(I.R.S. Employer Identification No.)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Copy to:

Robert L. Sonfield, Jr., Esq.
Sonfield & Sonfield
770 South Post Oak Lane
Houston, Texas 77056
Telephone: (713) 877-8333
Facsimile: (713) 877-1547
Email: Robert@sonfield.com

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	57,142,857 Shares	$ 0.64	$ 36,571,428	$ 1,437

(1)
Pursuant to Pursuant to Rule 415 of the Securities Act of 1933, as amended, or the  Securities Act, this registration statement also registers such additional  shares of common stock of the Registrant as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sale prices of the Company’s common stock as reported on the OTC Electronic Bulletin Board on August 22 , 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance  with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST __ , 2008

PRELIMINARY PROSPECTUS
 57,142,857 Shares

Common Stock

The Selling Shareholders identified in this Prospectus from time to time are offering for sale 57,142,857 shares of our outstanding common stock.  These shares were issued to the Selling Shareholders pursuant to a private placement on June 5, 2008, and issued pursuant to an exemption provided by Rule 506 of the Securities Act of 1933, as amended. The term “Selling Shareholders” also covers persons to whom the original Selling Shareholders transfer their shares, including transferees, donees, pledgees, or other successors.

The methods of sale of the common stock offered by this Prospectus are described under the heading “Plan of Distribution” on page 69 . We will receive none of the proceeds from the sale of any of the common stock to which this Prospectus relates. See “Use of Proceeds from the Offering” on page 20 .

The prices at which the Selling Shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices, or prices determined from time to time by the Selling Shareholders.  See “Plan of Distribution” on page 69 .

Sales of our common stock are reported on the Over-The-Counter Bulletin Board under the symbol “DPDW.” On August 22 , 2008, the last reported sale price of our common stock was $0.67 per share.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The Selling Shareholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each Selling Shareholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, Selling Shareholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk.  You should carefully read and consider the “Risk Factors” beginning on page  10 .

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August __ , 2008.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration or continuous offering process. Under this shelf process, certain Selling Shareholders may from time to time sell the shares of common stock described in this Prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since these dates.

TABLE OF CONTENTS
Preliminary Prospectus	2
About This Prospectus	3
Preliminary Prospectus Summary	4
The Offering	5
Summary Historical and Unaudited Pro Forma Financial Information	6
Risk Factors	10
Special Note About Forward-Looking Statements	20
Use of Proceeds	20
Market For Common Equity and Related Stockholder Matters	21
Description of Capital Stock	23
Unaudited Pro Forma Financial Information	26
Selected Historical Financial Information	33
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
Description of Business	48
Description of Property	58
Patents, Trademarks and Copyrights	58
Directors, Executive Officers, Promoters and Control Persons	59
Security Ownership of Certain Beneficial Owners and Management	61
Executive Compensation	62
Certain Relationships and Related Transactions	64
Changes in and Disagreements With Accountants on Accounting and Financial Matters	64
Interest of Named Experts and Counsel	65
Legal Proceedings	65
Experts	65
Shares Available for Future Sale	65
Selling Shareholders	66
Plan of Distribution	69
Legal Matters	71
Where You Can Find More Information	71
Index to Financial Statements	F-1
PART II
Information Not Required in Prospectus	II-1
Item 13. Other Expenses of Issuance and Distribution	II-1
Item 14. Indemnification of Directors and Officers	II-1
Item 15. Recent Sales of Unregistered Securities	II-2
Item 16. Exhibits and Financial Statement Schedules	II-5
Item 17. Undertakings	II-6
SIGNATURES	II-8
EXHIBITS	II-9

PRELIMINARY PROSPECTUS SUMMARY

This summary highlights key aspects of our business that are described in more detail in our reports filed with the Securities and Exchange Commission.  This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities.  You should read this entire Prospectus carefully, including the “Risk Factors,” the combined audited financial statements and the notes thereto, and the documents incorporated by reference.

Unless the context indicates otherwise, all references in this registration statement to “Deep Down,” “the Company,” “we,” “us” and “our” refer to Deep Down, Inc. and its subsidiaries.

Our Company

Overview. We provide both products and services to the offshore energy industry to support deepwater exploration, development and production of oil and gas and other maritime operations.  We are primarily a service company and produce custom-engineered products that assist us in fulfilling service objectives for specific projects on a contractual basis.  We design and manufacture a broad line of deepwater equipment, surface equipment and offshore rig equipment that is used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.  We also manufacture monitoring and control systems used by offshore energy and other maritime operations.  Our products are often initially developed in direct response to customer requests for solutions to critical problems in the field.  We also serve the growing offshore petroleum and maritime industries with technical management and support services.  Set forth below is a more detailed description of important services and products we provide.

Our goal is to provide superior products and services designed to provide safer, more cost-effective solutions in a more expeditious manner to our clients.  We believe there is significant demand for, and brand name recognition of, our established products due to the technological capabilities, reliability, cost-effectiveness, timely delivery and operational time-saving features of these products.  Since our formation, we have introduced many new products that continue to broaden the market currently served by us.

We market our products and services primarily through our corporate offices in Channelview, Texas.  Our sales representatives travel worldwide to the major international energy and maritime markets.  We generally manufacture and fabricate our products at our facilities, although we also work with third parties who provide manufacturing and fabrication support through their own facilities in the Houston, Texas, metropolitan area.

All 57,142,857 shares of common stock offered herein were sold pursuant to a private offering of our common stock in June 2008 to thirty-five (35) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”).

Company Information:

Our executive offices are located at 15473 East Freeway, Channelview, Texas 77530-4107 and our telephone number is (281) 862-2201.  Our website address is located at http://www.deepdowninc.com.  The information on our website is not incorporated by reference and does not form any part of this Prospectus or the registration statement of which this Prospectus is a part.

Risks Affecting Us

We are subject to a number of risks that you should consider before you decide to purchase our common stock. Those risks are discussed more fully under the heading “Risk Factors” on page 10 .

THE OFFERING

The table below summarizes our shares of common stock outstanding connected with and after this offering.

Common stock offered for resale to the public by the Selling Shareholders (1):	57,142,857 shares

Common stock outstanding after this offering (2):	177,350,630 shares

Use of proceeds from this offering:	We will not receive any proceeds from the resale of our common stock in this offering (see “Use of Proceeds” on page 20 ).

Over-The-Counter Bulletin Board Trading Symbol:	DPDW

Risk factors
See “Risk Factors” beginning on page 10 and the other information included in this Prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

(1) All 57,142,857 shares of common stock offered herein were sold pursuant to a private offering of our common stock in June 2008 to thirty-five (35) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Act.

 (2) The number of shares of our common stock outstanding after this offering is based on the number of shares outstanding as of August 25 , 2008 and excludes:

•      200,000 shares of our common stock issuable upon exercise of a warrant issued in connection with our acquisition of Flotation Technologies, Inc. (“Flotation”)

•      Shares of our common stock issuable upon the exercise of 438,812 other outstanding warrants, and

•      Common shares in an amount equal to 15% of the total number of shares outstanding reserved for issuance under our stock purchase plan

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following tables present summary historical and unaudited pro forma financial information for Deep Down and its subsidiaries as of the dates and for the periods indicated. The historical consolidated financial data for the year ended December 31, 2007, and the period from inception, June 29, 2006 to December 31, 2006 are derived from our audited consolidated financial statements appearing elsewhere in this Prospectus. The following summary historical consolidated financial data as of June 30, 2008 and for the six-month periods ended June 30, 2008 and 2007 are derived from our unaudited interim consolidated financial statements appearing elsewhere in this Prospectus. In the opinion of our management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of full year results.

The following summary unaudited pro forma financial data for the twelve months ended December 31, 2007 and 2006, respectively, give effect to (1) our acquisition of Flotation, (2) the issuance of common stock to the sellers of Flotation in connection with such acquisition, (3) the issuance of 600,000 incentive common stock purchase options to employees of Flotation, (4) the acquisition of Mako, and (5) the interest expense generated by the debt issued to Prospect in order to finance the Mako acquisition. The following summary unaudited pro forma financial data does not give effect to usage of $12.5 million of the net proceeds of this offering to repay debt owing to Prospect and related early termination fees which were paid in June 2008. For further information on the pro forma assumptions and data refer to pages 26-32 of this document.

The summary unaudited pro forma financial information is based on our historical consolidated financial statements and the historical combined financial statements of Flotation and Mako as indicated. The pro forma adjustments are based on information and assumptions we believe are reasonable. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project our financial position as of any future date or our results of operations for any future period.

You should read the summary financial information presented below for the year ended December 31, 2007 and the period from June 29, 2006 (inception) through December 31, 2006, and for the unaudited periods ended June 30, 2008 and 2007 which is presented elsewhere in this Prospectus. This information is only a summary and should be read together with “Unaudited pro forma combined financial statements”, “Management’s discussion and analysis of financial condition and results of operations,” our historical consolidated financial statements and the related notes contained elsewhere in this prospectus supplement and the other information contained in this prospectus supplement. For more details on how you can obtain our SEC reports incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” in the accompanying prospectus.

Selected Historical and Unaudited Pro Forma Consolidated Financials Data

	Historical				Pro forma (6)
			Six Months	Six Months
	Inception		Ended	Ended	Year Ended	Year Ended
	June 29, 2006 -	Year Ended	June 30,	June 30,	December 31,	December 31,
	December 31,	December 31,	2007 (3)	2008 (4)	2006	2007
	2006 (1)	2007 (2)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Results of operations data:
Revenues	$978,047	$19,389,730	$7,243,182	$14,199,661	$13,772,600	$38,294,120
Cost of sales	565,700	13,020,369	4,545,402	9,372,798	6,678,326	23,436,566

Gross profit	412,347	6,369,361	2,697,780	4,826,863	7,094,274	14,857,554

Total operating expenses	3,627,788	4,711,517	1,917,843	6,285,167	8,882,822	10,524,218

Operating income (loss)	(3,215,441)	1,657,844	779,937	(1,458,304)	(1,788,548)	4,333,336

Total other income (expense)	(62,126)	(335,662)	507,633	(3,850,882)	(1,160,488)	(694,460)
Income (loss) from continuing operations	(3,277,567)	1,322,182	1,287,570	(5,309,186)	(2,949,036)	3,638,876

Income tax benefit (expense)	(22,250)	(369,673)	(447,363)	354,366	(169,203)	(1,296,768)
Net income (loss)	$(3,299,817)	$952,509	$840,207	$(4,954,820)	$(3,118,239)	$2,342,108

Basic earnings (loss) per share	$(0.04)	$0.01	$0.01	$(0.05)	$(0.02)	$0.02
Shares used in computing
basic per share amounts	76,701,569	73,917,190	74,417,132	109,326,053	144,935,755	142,151,376

Diluted earnings (loss) per share	$(0.04)	$0.01	$0.01	$(0.05)	$(0.02)	$0.01
Shares used in computing
diluted per share amounts	76,701,569	104,349,455	100,315,405	109,326,053	144,935,755	172,583,641

EBITDA (5)	$152,512	$2,382,771	$985,278	$526,690	$3,352,676	$7,871,855

Cash flow data:
Cash provided by (used in):
Operating activities	$(56,242)	$(3,006,136)	$427,319	$(1,361,618)
Investing activities	101,497	(1,358,429)	(633,169)	(23,748,167)
Financing activities	(32,893)	6,558,323	456,693	26,989,108

Balance sheet data (at period end):
Cash and cash equivalents	$12,462	$2,581,220	$263,305	$4,085,543
Working capital	932,929	6,674,242	(1,500,828)	10,842,747
Total assets	10,129,563	36,051,689	13,990,699	57,635,491
Total liabilities	6,358,489	19,043,929	10,373,084	4,762,484
Total debt	1,168,348	11,693,995	3,471,041	966,858
Total temporary equity	7,070,791	4,419,244	4,419,244	-
Stockholders' equity (deficit)	(3,299,717)	12,588,516	(801,629)	52,873,007

See accompanying notes to pro forma combined condensed financial statements.

(1)	Historical results of operations as reported from inception, June 29, 2006 to December 31, 2006 of the operations of Deep Down, Inc.

(2)
Historical results of operations for the year ended December 31, 2007 including the historical results of ElectroWave and Mako from the dates of their acquisitions in April 2007 and December 2007, respectively.

(3)
Historical unaudited results of operations for the six months ended June 30, 2007 include the results of ElectoWave since its acquisition on April 2, 2007.  Mako and Flotation were both acquired after June 30, 2007; therefore our results of operations for the six months ended June 30, 2007 do not include these acquisitions.

(4)
Historical unaudited results of operations for the six months ended June 30, 2008 include the results of ElectoWave, and Mako for the full six months, and two months of results of operations for Flotation since its acquisition was effective May 1, 2008.

(5)
EBITDA is a non-GAAP financial measure. Deep Down defines EBITDA as net income plus interest expense, income taxes, depreciation, amortization and other non-cash, non-operating expenses. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; and its liquidity and operating performance over time in relation to other companies that own similar assets. The Company also calculates EBITDA to measure the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data is used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

The following is a reconciliation of net income (loss) to EBITDA:

	Historical				Pro forma (6)
			Six Months	Six Months
	Inception		Ended	Ended	Year Ended	Year Ended
	June 29, 2006 -	Year Ended	June 30,	June 30,	December 31,	December 31,
	December 31,	December 31,	2007 (3)	2008 (4)	2006	2007
	2006 (1)	2007 (2)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA Reconciliation:
Net income (loss)	$(3,299,817)	$952,509	$840,207	$(4,954,820)	$(3,118,239)	$2,342,108
Tax expense (benefit)	22,250	369,673	447,363	(354,366)	169,203	1,296,768
Interest	62,126	2,335,662	1,492,367	3,393,054	1,121,699	3,395,235
Other (income) expense (a)	-	(2,000,000)	(2,000,000)	457,828	-	(2,000,000)
Bad debt expense (b)	-	110,569	11,555	832,328	-	110,569
Depreciation and amortization expense	27,161	426,964	154,221	898,997	1,751,109	2,451,669
Stock based compensation expense	3,340,792	187,394	39,565	253,669	3,428,904	275,506
EBITDA	$152,512	$2,382,771	$985,278	$526,690	$3,352,676	$7,871,855

Note (a): Both Historical and Pro forma “Other income (expense)” for the year ended December 31, 2007 as well as Historical for the six months ended June 30, 2007 include a $2.0 million gain on extinguishment of debt. During the second quarter of 2007, Deep Down executed a Securities Redemption Agreement with the former Deep Down Chief Financial Officer to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the statement of operations.

Note (b): Historical bad debt expense for the six months ended June 30, 2008 includes the write off of two accounts, one of which filed for bankruptcy protection during the quarter ended June 30, 2008.

(6)
Pro forma results reflect the combined condensed results of Mako and Flotation assuming the respective purchases took place on January 1, 2006 and 2007.  Additionally, please see the detailed pro forma statements included in this document under “Unaudited Pro Forma Financial Information.”

RISK FACTORS

If you purchase our common stock, you will be taking on a high degree of financial risk.  In deciding whether or not to purchase our common stock, you should carefully consider the following discussion of risks, together with the other information contained in this Prospectus.  The occurrence of any of the following risks could materially harm our business and financial condition and our ability to raise additional capital in the future.  In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

We derive most of our revenues from companies in the offshore oil and gas industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices.

We derive most of our revenues from customers in the offshore oil and gas exploration, development and production industry.  The offshore oil and gas industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities.  Worldwide political, economic and military events have contributed to oil and gas price volatility and are likely to continue to do so in the future. Any prolonged reduction in the overall level of offshore oil and gas exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, could materially and adversely affect our financial condition and results of operations in our segments within our offshore oil and gas business.

Some factors that have affected and are likely to continue affecting oil and gas prices and the level of demand for our services and products include the following:

•	worldwide demand for oil and gas;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	advances in exploration and development technology;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•              overall economic conditions.

Our business involves numerous operating hazards that may not be covered by insurance. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

Our products are used in potentially hazardous drilling, completion and production applications that can cause personal injury, product liability and environmental claims. A catastrophic occurrence at a location where our equipment and/or services are used may expose us to substantial liability for personal injury, wrongful death, product liability or commercial claims. To the extent available, we maintain insurance coverage that we believe is customary in the industry. Such insurance does not, however, provide coverage for all liabilities, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

We may lose money on fixed-price contracts.

A portion of our business consists of designing, manufacturing, selling and installing equipment for major projects pursuant to competitive bids, and is performed on a fixed-price basis. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts will often vary from the estimated amounts on which these contracts were originally based.  This may occur for various reasons, including:

•	errors in estimates or bidding;

•	changes in availability and cost of labor and materials; or

•	variations in productivity from our original estimates.

These variations and the risks inherent in our projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a significant impact on our operating results.

Our business could be adversely affected if we do not develop new products.

Technology is an important component of our business and growth strategy, and our success as a company depends to a significant extent on the development and implementation of new product designs and improvements. Whether we can continue to develop systems and services and related technologies to meet evolving industry requirements and, if so, at prices acceptable to our customers will be significant factors in determining our ability to compete in the industry in which we operate. Many of our competitors are large multinational companies that may have significantly greater financial resources than we have, and they may be able to devote greater resources to research and development of new systems, services and technologies than we are able to do.

Loss of our key management or other personnel could adversely impact our business.

We depend on the services of our executive management team, including Ronald E. Smith, Robert E. Chamberlain, Jr. and Eugene L. Butler. The loss of any of these officers could have a material adverse effect on our operations and financial condition. In addition, competition for skilled machinists, fabricators and technical personnel among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully and develop and produce marketable products and services. While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates paid by us, or both. If either of these events were to occur, in the near-term, the profits realized by us from work in progress would be reduced and, in the long-term, our production capacity and profitability could be diminished, and our growth potential could be impaired.   Additionally, if we were to lose the services of our officers for any reason, we could face substantial costs and expenses to locate individuals with similar capabilities and/or may not be able to find suitable candidates to fill the vacancies left by such individuals, either of which could have a material adverse effect on our results of operations.

We may not be successful in integrating business that we acquire.

The successful integration of acquired businesses is important to our future financial performance.  We may not achieve the anticipated benefits from any acquisition unless the operations of the acquired business are successfully combined with ours in a timely manner. The integration of our acquisitions will require substantial attention from our management.  The diversion of the attention of our management, and any difficulties encountered in the transition process, could have a material adverse effect on our operations and financial results.  The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. In addition, the process of integrating the various businesses could also cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on our operations and financial results. There can be no assurance that we will realize any of the anticipated benefits from our acquisitions.  The acquisition of oil service companies that are not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could also adversely affect our profitability.

Our current and anticipated future growth has placed, and will continue to place, significant demands on our management, operational and financial resources.  Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees.  We may not be able to manage our expanded operations effectively.

We may not be successful in implementing our strategy or in responding to ongoing changes in the oil service industry which may require adjustments to our strategy.  If we are unable to implement our strategy successfully or do not respond timely and adequately to ongoing changes in the healthcare industry, our business, financial condition and results of operations will be materially adversely affected.

If we undertake international operations, it will involve additional risks not associated with our domestic operations.

If we become involved in international operations, the effect on our business from the risks we described will not be the same in all countries and jurisdictions.  By way of example, recently there has been political instability and civil unrest in Indonesia and West Africa and general economic downturns in Asia and Brazil.  However, the specific risks associated with our operations in foreign areas will include risks of:

•	multiple, conflicting, and changing laws and regulations, export and import restrictions, and employment laws;

•	regulatory requirements, and other government approvals, permits, and licenses;

•	potentially adverse tax consequences;

•	political and economic instability, including wars and acts of terrorism; political unrest, boycotts, curtailments of trade, and other business restrictions;

•	expropriation, confiscation or nationalization of assets;

•	renegotiation or nullification of existing contracts;

•	difficulties and costs in recruiting and retaining individuals skilled in international business operations;

•	foreign exchange restrictions;

•	foreign currency fluctuations;

•	foreign taxation;

•	the inability to repatriate earnings or capital;

•	changing political conditions;

•	changing foreign and domestic monetary policies;

•	regional economic downturns; and

•
foreign governmental regulations favoring or requiring the awarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction that may harm our ability to compete.

Our offshore oilfield operations involve a variety of operating hazards and risks that could cause losses.

Our operations are subject to the hazards inherent in the offshore oilfield business.  These include blowouts, explosions, fires, collisions, capsizing and severe weather conditions.  These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. We may incur substantial liabilities or losses as a result of these hazards.  While we maintain insurance protection against some of these risks, and seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective to protect us under all circumstances or against all risks.  The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition.

Laws and government regulations may add to our costs or adversely affect our operations.

Our business is affected by changes in public policy and by federal, state, local and foreign laws and regulations relating to the energy industry.  Oil and gas exploration and production operations are affected by tax, environmental and other laws relating to the petroleum industry, by changes in those laws and changes in related administrative regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

Environmental laws and regulations can increase our costs, and our failure to comply with those laws and regulations can expose us to significant liabilities.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in our operations. Our operations are subject to extensive federal, state, local and foreign laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment.  Permits are required for the operation of various facilities, and those permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. In some cases, those governmental requirements can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.  It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from our operations, would result in substantial costs and liabilities.  Our insurance policies and the contractual indemnity protection we seek to obtain from our customers may not be sufficient or effective to protect us under all circumstances or against all risks involving compliance with environmental laws and regulations.

Provisions recently added to our corporate documents and Nevada law could delay or prevent a change in control of our Company, even if that change would be beneficial to our shareholders.

The Board of Directors and a majority of the shareholders recently approved amendments to our articles of incorporation and bylaws that, along with Nevada law could delay or prevent a change in control of our company, even if that change would be beneficial to our shareholders.  The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by our Board of Directors, by making it more difficult for a person or group to obtain control of the Company in a short time and then impose its will on the remaining stockholders, including:

Classified Board of Directors and Removal of Directors.  Our Board of Directors is divided into three classes which shall be as nearly equal in number as possible.  The directors in each class serve for terms of three years, with the terms of one class expiring each year.  Each class currently consists of approximately one-third of the number of directors.  Each director will serve until his successor is elected and qualified.  A director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.  Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Articles of Incorporation.  Specified provisions contained in the articles of incorporation and bylaws may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote.  This requirement exceeds the majority vote that would otherwise be required by Nevada law for the repeal or amendment of the articles or bylaws.

We may be unable to successfully compete with other manufacturers of drilling and production equipment.

Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources than ours and which have been engaged in the manufacturing business for a much longer time than us. If these competitors substantially increase the resources they devote to developing and marketing competitive products and services, we may not be able to compete effectively. Similarly, consolidation among our competitors could enhance their product and service offerings and financial resources, further intensifying competition.

The loss of a significant customer could have an adverse impact on our financial results.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies and foreign national oil and gas companies. Offshore drilling contractors and engineering and construction companies also represent a portion of our customer base. During the last 12 months, our top 5 customers represented approximately 50% of total revenues, with our largest customer accounting for more than 16% of our total revenues. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on our results of operations.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of our largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of our customers or the acquisition of one or more of our primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our results of operations or our financial condition. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.

Increases in the cost of raw materials and energy used in our manufacturing processes could negatively impact our profitability.

During 2006 and 2007, commodity prices for items such as nickel, molybdenum and heavy metal scrap that are used to make the steel alloys required for our products increased significantly, resulting in an increase in our raw material costs. Similarly, energy costs to produce our products have increased significantly. If we are not successful in raising our prices on products, our margins will be negatively impacted.

Future capital needs.

Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the common stock or equity financings which are dilutive to holders of the common stock.

We depend on third party suppliers for timely deliveries of raw materials, and our results of operations could be adversely affected if we are unable to obtain adequate supplies in a timely manner.

Our manufacturing operations depend upon obtaining adequate supplies of raw materials from third parties. The ability of these third parties to deliver raw materials may be affected by events beyond our control. Any interruption in the supply of raw materials needed to manufacture our products could adversely affect our business, results of operations and reputation with our customers.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own one U.S. patent and there are no foreign counterparts relating to our products and techniques and have applied for five U.S. patents and there are no foreign counterparts related to our products and techniques, we will need to pursue additional protections for our intellectual property as we develop new products or techniques and enhance existing products or techniques. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. Nevertheless, our unpatented trade secrets and know-how may not be effectively protected.

Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Drilsys TM, Electrowave TM, Mudsys TM , Aquasox TM , Moray TM, Seastax TM , Quick-Loc®, Flotec®, Proteus™ and FlotectTM are our registered trademarks.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. In addition, as of January 1996, all inventors who work outside of the United States are able to establish a date of invention on the same basis as those working in the United States. This change could adversely affect our ability to prevail in a priority of invention dispute with a third party located or doing work outside of the United States. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

Limitation on remedies, indemnification

The Company’s Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations hereunder is against public policy and therefore unenforceable.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13(a)-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Deep Down; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Deep Down are being made only in accordance with authorizations of management and directors of Deep Down, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Deep Down’s assets that could have a material effect on the financial statements.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007 and identified material weaknesses. We have not formally adopted a written code of business conduct and ethics that governs our employees, officers and directors.  We have not effectively communicated our accounting policies and procedures to our employees.  We do not have any independent director nor any director that qualifies as an audit committee financial expert.  Our ElectroWave subsidiary does not maintain effective controls over revenue recognition and has following accounting policies and procedures.  We have not maintained effective controls over payables processing.   Although we have taken steps to address a number of these weaknesses since this assessment (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures  — Changes in Internal Control Over Financial Reporting” on page 48 ), our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risks Related to this Offering

We and certain of our majority shareholders, officers and directors are subject to certain requirements and prohibitions regarding the sale of our common stock pursuant to the terms and conditions of the Purchase Agreement.

Until September 3 , 2008, we have agreed not to directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of common stock, or securities convertible into or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than option grants to employees pursuant to existing plans in the ordinary course of business), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of the Selling Shareholders or Dahlman Rose & Company, LLC.

As a result of the above prohibitions, we could be prohibited from raising capital and/or entering into agreements with consultants in the future, which could have a material adverse effect on our results of operations.

We may face penalties if we fail to timely obtain effectiveness of this Registration Statement.

If this Registration Statement is not declared effective by September 3 , 2008 (the “Required Effective Date”), then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay each Purchaser with respect to any such failure, as damages, an amount equal to 0.0333% of the purchase price paid by such Purchaser for the shares purchased pursuant to the Purchase Agreement.  Furthermore, if a Purchaser is prohibited from selling shares under the Registration Statement as a result of a suspension of more than thirty (30) days or suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a suspension is in effect that exceeds the maximum allowed period for suspensions, but not including any day on which a suspension is lifted, the Company shall pay such Purchaser, as damages an amount equal to 0.0333% of the purchase price paid by such Purchaser for its shares pursuant to the Purchase Agreement for each such day.  Assuming that this Registration Statement is not declared effective by the Required Effective Date and/or all Purchasers are prohibited from selling their shares under this Registration Statement, we will be required to pay daily damages of $13,332 per day to the Purchasers.  As a result, our failure to obtain timely effectiveness of this Registration Statement could cause a material adverse effect on our results of operations and/or force us to pay penalties to the Purchasers.

Risks Related to the Securities Market and Ownership of our Common Stock

Our stock price has been and will likely continue to be volatile and you may be unable to resell your shares at or above the price you paid.

The market price of our common stock could be subject to significant fluctuations.  Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general and the markets for energy stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

Shares eligible for sale in the future could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur.  This might also make it more difficult for us to raise funds through the issuance of securities.  As of August 25 , 2008, we had outstanding 177,350,630 shares of common stock, of which 29,002,052 shares are freely tradable or covered by a current registration statement, and 57,142,857 shares will be freely tradable under this Prospectus.  The remaining 91,205,721 shares of common stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act).  These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of August 25 , 2008, there were an aggregate of 8,775,000 shares of common stock issuable upon exercise of outstanding stock options and an aggregate of 638,812 shares of stock issuable upon exercise of outstanding warrants.  On July 3, 2008, the holder of 4,960,585 warrants exercised the warrants in a cashless exercise for a total of 2,618,129 shares of common stock.

Until September  3 , 2008, we have agreed not to directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of common stock, or securities convertible into or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than option grants to employees pursuant to existing plans in the ordinary course of business), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of the Selling Shareholders or Dahlman Rose & Company, LLC.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise.  We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our Board of Directors may determine.  The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

If we are late in filing our quarterly or annual reports with the SEC, we may be de-listed from the OTC Electronic Bulletin Board.

We are not registered on any public stock exchange. Sales of our shares are quoted by market on the OTC Electronic Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their periodic filings (Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K) with the SEC. Broker-dealers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing of periodic reports during that time.  Pursuant to the OTCBB rules relating to the timely filing of periodic reports with the SEC, the securities of any OTCBB issuer which fails to file a quarterly or annual report on a timely basis three times during any twenty-four (24) month period are not eligible for quotation on the OTCBB.  Such removed issuer would not be re-eligible for quotation by broker-dealers for a period of one-year, during which time any subsequent late filing would reset the one-year period of removal from OTCBB quotation.  If we are late in our filings three times in any twenty-four (24) month period and our common stock is no longer eligible for quotation on the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.  It will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur significant increased costs as a result of Section 404 of the Sarbanes Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

Moving forward, we anticipate incurring significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act at the end of each fiscal year. For fiscal year 2009, Section 404 will require us to obtain a report from our independent registered public accounting firm attesting to the assessment made by management.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The penny stock disclosures require a broker-dealer to deliver, prior to any transaction, a disclosure schedule explaining the penny stock market and the risks associated with it; disclosure of commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for our common stock; and sending monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks. Such requirements could severely limit the market liquidity of the securities, the pricing of our common stock, and the ability of purchasers to sell their securities in the secondary market.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those projected. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this Prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons; including the factors described under the heading “Risk Factors” beginning on page 10.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Prospectus or to reflect the occurrence of unanticipated events. You should review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this Prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders’ shares of common stock registered herein.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock trades publicly on the OTC Bulletin Board under the symbol “DPDW.” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTCBB securities are traded by a community of market makers that enter quotes and trade reports. This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

Prior to the reverse merger with MediQuip on December 14, 2006, no public market in our common stock existed. See the discussion of the reverse merger under Corporate History under “Description of Business.” Beginning December 14, 2006, our common stock was quoted on the OTC Bulletin Board. These quotes represent inter-dealer quotations, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The following table sets, for the periods indicated, the high and low sales prices for our common stock as reported by the OTC Bulletin Board.

	High	Low
Fiscal 2008:
July 1 to August 22, 2008	$ 0.95	$ 0.44
June 30, 2008	$ 1.27	$ 0.68
March 31, 2008	$ 1.24	$ 0.35
Fiscal 2007:
December 31, 2007	$ 2.35	$ 0.76
September 30, 2007	$ 0.94	$ 0.51
June 30, 2007	$ 0.78	$ 0.27
March 31, 2007	$ 0.42	$ 0.16
Fiscal 2006:
December 31, 2006	$ 0.85	$ 0.13

Holders

As of August 25, 2008, there were approximately 1,097 holders of record of our common stock.

Dividend Policy

To date, we have not paid any cash dividends and our present policy is to retain earnings for use in our business.  Under the terms of a $13.0 million borrowing facility from Prospect Capital Corporation, we were restricted from paying any dividends on our common stock until such time as the borrowing facility is repaid in full. This facility was paid in full in June 2008.

Equity Compensation Plan Information

The following table sets forth the outstanding equity instruments as of August 25 , 2008:

	Number of securities to be issued upon exercise of outstanding options,	Weighted-average exercise price of outstanding options,	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in first column)
Equity compensation	8,775,000 (1)	$0.93	16,627,595 (1)
plans approved by securityholders
Equity compensation
plans not approved by securityholders	638,812 (2)	$0.78	N/A
TOTAL	9,413,812	$0.92	16,627,595
____________
(1)
Represents 8,775,000 shares of common stock that may be issued pursuant to options granted as of August 25, 2008 and 16,627,595 additional available for future grant under the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). Under the Plan, the total number of shares underlying equity instruments permitted is 15% of issued and outstanding shares of common stock.

(2)
Represents 638,812 shares of common stock underlying warrants approved by the Company’s board of directors, including 320,000 warrants granted to a consultant as part of the $6.5 million borrowing facility entered into on August 6, 2007, plus an additional 118,812 warrants granted to a consultant as part of the additional $6.0 million advanced under the amendment to that same borrowing facility effective December 31, 2007.  See Note 6 to our 2007 Consolidated Financial Statements included herein for a detailed description of the terms of these warrants. Also includes 200,000 shares issued as part of the Flotation acquisition detailed in the Recent Events section of this document.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 490,000,000 common shares, $0.001 par value, and 10,000,000 of all series of preferred stock, $0.01 par value.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

In May 2008, the Board of Directors amended the Bylaws and approved amendments to our Articles of Incorporation subject to shareholder approval, which was obtained on May 16, 2008.  The amendments are designed to discourage any tender offer or other attempt to gain control of Deep Down in a transaction that is not approved by our Board of Directors, by making it more difficult for a person or group to obtain control of Deep Down in a short time and then impose its will on the remaining stockholders, including:

Classified Board of Directors and Removal of Directors.  Our board of directors is divided into three classes which shall be as nearly equal in number as possible.  The directors in each class serve for terms of three years, with the terms of one class expiring each year.  Each class currently consists of approximately one-third of the number of directors.  Each director will serve until his successor is elected and qualified.  A director may not be removed except for cause by the affirmative vote of the holders of seventy-five percent of the outstanding shares of capital stock entitled to vote at an election of directors.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.  Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation.  Specified provisions contained in the articles of incorporation and bylaws may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote.  This requirement exceeds the majority vote that would otherwise be required by Nevada law for the repeal or amendment of the articles or bylaws.

Preferred Stock

Series E and G Classified as Liabilities

The Series E and G redeemable exchangeable preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are exchangeable at the holder’s option into 6% Subordinated Notes due three years from the date of the exchange. These shares carry voting rights equal to 690 votes per share. The Series E and G preferred stock were valued based on the discounted value of their expected future cash flows (using a discount rate of 20%).  Deep Down evaluated the Series E and G preferred stock and has classified them as debt instruments from the date of issuance due to the fact that they are exchangeable at the option of the holder thereof into Notes.

In February 2007, Deep Down redeemed 250 shares of Series E redeemable, exchangeable preferred stock held by its CEO at the face value of $1,000 per share for a total of $250,000.  Deep Down accreted the remaining discount of $72,799 attributable to such shares on the date of redemption as interest expense.

In May 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with a stockholder (the former CFO of Deep Down) to redeem 4,000 shares of Series E redeemable, exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected in other income.  Deep Down accreted the remaining discount of $1,017,707 attributable to such shares on the date of redemption as interest expense.  The shareholder placed all 4,000 shares into an escrow account as of the execution of this agreement. Terms of the payment to the shareholder are: 2,800 shares at $500 for a total of $1.4 million paid in August 2007, with the remaining shares to being redeemed monthly beginning August 31, 2007 at a rate of 40 shares at $500 per share, or $20,000 per month.  The final balance outstanding of $560,000 was paid with 543,689 shares of common stock in October 2007.

On September 13, 2007, Deep Down redeemed 2,250 shares owned by the CEO and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66 totaling approximately $1.5 million.  Since the shareholders are related parties, no accretion interest was recorded related to the redemption.  The difference between the carrying value of the Series E shares of approximately $1.7 million and the common stock market value was recorded to Paid in Capital.

Additionally, in October 2007, Deep Down redeemed 1,250 shares of Series E redeemable, exchangeable preferred stock at the face value of $1,000 per share for a total of approximately $1.3 million. The Series E preferred shares were redeemed for 1,213,592 shares of common stock at the closing price of $1.03.  Deep Down accreted the remaining discount of $260,520 attributable to such shares on the date of redemption and recorded it as interest expense.

All Series G preferred shares were cancelled and exchanged during the first quarter of 2007. Accordingly, there is no future discount accretion relating to the Series G preferred shares.  See “Series F and G Cancellation and Issuance of Additional Series E” below.

A summary of Series E and Series G preferred stock transactions follows:

	Series E	Series G
Outstanding at December 31, 2006	5,000	1,000
Shares issued	3,250	-
Shares redeemed	(7,750)	(1,000)
Outstanding at December 31, 2007	500	-
Shares redeemed	(500)
Outstanding at June 30 , 2008	-	-

The remaining and outstanding 500 shares of the Series E preferred stock were acquired by an unrelated third party in February 2008 from a former director of Deep Down.  The Series E shares were exchanged into a Debenture as described in Note 6 of the audited financial statements attached hereto.

As a result of the above transactions as of the date of this Registration Statement, the Company does not have outstanding shares of Series E or Series G Preferred Stock.

Series F and G Cancellation and Issuance of Additional Series E

On March 20, 2007, Deep Down finalized the terms of an agreement with a former non-employee director who surrendered 25,000,000 shares of common stock for $250,000 in cash. The market value of those shares was approximately $7.3 million. Additionally, he surrendered 1,500 shares of Series F convertible preferred stock with a value of $1.3 million and 500 shares of Series G exchangeable preferred stock with a value of $357,615 to Deep Down for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock valued at $0.9 million. The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).   In addition, he also kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

On March 20, 2007, Deep Down issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff, then Chief Financial Officer, and director, valued at $1.5 million for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock valued at $1.3 million and 500 shares of Series G exchangeable preferred stock valued at $357,616, which were returned to the transfer agent for cancellation.  The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).

Series D and F Classified as Temporary Equity

The Series D redeemable convertible preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933.  These shares carry voting rights equal to one vote for every share of common stock into which the preferred stock is convertible.  These shares are redeemable at their face value on an annual basis within 120 days after each calendar year-end beginning with the year ending December 31, 2007 based on an amount equal to 15.625% of annual net income.  In the event that a holder declines redemption, such amounts are reallocated to the other preferred stockholders that have elected to redeem.

The Series F preferred stock has the same terms as described above, with the exception of the amount of redemption is equal to 9.375% of annual net income.

Deep Down evaluated the Series D and F preferred stock for liability or equity presentation and determined that the instruments were more appropriately classified as temporary equity due to the conditional redemption feature.

During the first quarter of fiscal year 2008, holders of the Series D preferred stock converted 5,000 of the outstanding shares into 25,866,518 shares of common stock. The Series D preferred stock had been valued at inception at $4.4 million based on the Black-Scholes valuation model.

As of the filing of this Registration Statement, there are no outstanding shares of Series D Preferred Stock or Series F Preferred Stock.

Series C Preferred Stock

On April 22, 2005, MediQuip issued 22,000 Series C convertible preferred shares which remained after the reverse merger. The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal year 2007 to 4,400,000 shares of Deep Down’s common stock.

As a result of the above transactions, as of the filing of this Registration Statement, there are no outstanding shares of Series C Preferred Stock.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Deep Down Inc., Mako Technologies, Inc. and Flotation Technologies, Inc. after giving effect to the acquisitions of Mako Technologies, Inc. and Flotation Technologies, Inc., respectively.

The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2008 are presented as if the acquisition of Flotation Technologies, Inc. had taken place on January 1, 2008 by combining the historical results of Flotation Technologies, Inc. and Deep Down, Inc.  The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2007 and December 31, 2006, respectively, are presented as if the acquisition of Mako Technologies, Inc. and Flotation Technologies, Inc. had each taken place on January 1, 2006. The historical balance sheet as of June 30, 2008 includes the acquisitions of both Mako and Flotation as of that date and is thus not presented with the pro forma financial information, but is included with the historical unaudited financial statements elsewhere in this Prospectus.

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako Technologies, Inc. Pursuant to the agreement and plan of merger, two installments were paid to the Mako shareholders. The first installment of $2.9 million in cash and 6,574,074 restricted shares of common stock of Deep Down, valued at $0.76 per share, were paid on January 4, 2008. The second installment of 2,802,969 restricted shares of common stock of Deep Down, valued at $0.70 per share, was issued on March 28, 2008. The final cash payment of $1.2 million which was paid on April 11, 2008, was included in the “Payable to Mako shareholders” on the historical balance sheets at December 31, 2007.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Summary of assets purchased:
Cash and cash equivalents	$280,841
Accounts receivable	1,411,420
Construction in progress	279,590
Prepaid expenses	179,583
Property, plant and equipment, net	3,192,401
Intangibles	4,371,000
Goodwill	3,316,258
Total assets acquired	$13,031,093

Accounts payable and accrued liabilities	904,709
Long term debt	819,384
Total liabilities acquired	$1,724,093
Net assets acquired	$11,307,000

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of audited final amounts and final tax returns.  This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year from the purchase date.

The acquisition of Mako was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations” (“SFAS 141”) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Mako.

Purchase of Flotation Technologies, Inc.

On June 5, 2008, Deep Down completed the acquisition of 100% of the capital of Flotation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. The equity interest was acquired from the three individual shareholder members of the same family and related technology was acquired from an entity affiliated with the selling stockholders. No prior material relationship existed between the selling shareholders and Deep Down, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors.  Deep Down executed the definitive agreement to purchase Flotation on April 17, 2008 and effectively dated the acquisition for accounting purposes as of May 1, 2008. Deep Down announced the closing on June 6, 2008.

The acquisition of Flotation has been accounted for using the purchase method of accounting in accordance with SFAS 141 since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The purchase price of Flotation was $23.9 million and consisted of $22.1 million cash and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $251,180. In addition, warrants to purchase 200,000 shares of common stock at $0.70 per share were issued to an entity affiliated with the selling shareholders for acquisition of the related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black-Scholes option pricing model. Flotation’s selling shareholders used approximately $1.8 million of the $22.1 million cash received to pay outstanding debt of Flotation. The purchase price may be adjusted upward or downward, dependant on certain working capital targets.

Deep Down sold 57,142,857 shares to accredited investors on June 5, 2008, for approximately $37.1 million in net proceeds, at a price of $0.70 per share. Deep Down used $22.1 million in proceeds from this private placement to fund the cash requirement of the Flotation acquisition.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for their continued services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $264,335 based on the Black-Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period.

The table below reflects the breakdown of the purchase price as noted above:

Cash	$22,100,000
Certain transaction costs	251,180
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,895,830

The purchase price of $23.9 million was in exchange for all of the outstanding capital stock of Flotation. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on May 1, 2008:

Summary of net assets acquired:
Cash and cash equivalents	$235,040
Accounts receivable	2,105,519
Construction in progress	871,183
Prepaid expenses	15,904
Property, plant and equipment, net	4,846,190
Intangibles	14,797,000
Goodwill	2,157,307
Total assets acquired	$25,028,143

Accounts payable and accrued liabilities	1,132,313
Total liabilities acquired	$1,132,313
Net assets acquired	$23,895,830

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008. Based on the independent valuation, the fair value of the property, plant and equipment was increased by approximately $1.2 million and will be depreciated over estimated useful lives of 3 to 40 years using the straight-line method.

Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated	Average Remaining
	Fair Value	Useful Life
Trademarks	$2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$14,797,000

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of audited final amounts and final tax returns.  This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year of the purchase date.

Unaudited pro forma condensed combined financial statements

The pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had each acquisition been consummated as of that time, or is it intended to be a projection of future results.

The unaudited pro forma results were as follows:

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Six Months Ended June 30, 2008

	Historical
		Four Months
		Ending			Combined
		April 30, 2008	Pro Forma		Pro Forma
	Deep Down	Flotation	Entries		Results

Revenues	$14,199,661	$5,941,472	$-		$20,141,133
Cost of sales	9,372,798	4,005,179	-		13,377,977

Gross profit	4,826,863	1,936,293	-		6,763,156

Total operating expenses	6,285,167	968,179	302,416	(d/e)	7,555,762

Operating income (loss)	(1,458,304)	968,114	(302,416)		(792,606)

Total other expense	(3,850,882)	(57,335)	-		(3,908,217)
Income (loss) from continuing operations	(5,309,186)	910,779	(302,416)		(4,700,823)

Income tax (expense) benefit	354,366	-	(225,094)	(f)	129,272
Net income (loss)	$(4,954,820)	$910,779	$(527,510)		$(4,571,551)

Basic earnings (loss) per share	$(0.05)				$(0.03)
Shares used in computing basic per share amounts	109,326,053			(g)	161,161,117

Diluted earnings (loss) per share	$(0.05)				$(0.03)
Shares used in computing diluted per share amounts	109,326,053			(g)	161,161,117

See accompanying notes to pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2007

	Historical

		Mako
	Deep Down	Eleven	Flotation
	Year Ended	Months Ended	Year Ended	Mako		Flotation		Combined
	December 31,	November 30,	December 31,	Pro Forma		Pro Forma		Pro Forma
	2007	2007	2007	Entries		Entries		Results

Revenues	$19,389,730	$5,494,388	$13,410,002	$-		$-		$38,294,120
Cost of sales	13,020,369	2,298,597	8,117,600	-		-		23,436,566

Gross profit	6,369,361	3,195,791	5,292,402	-		-		14,857,554

Total operating expenses	4,711,517	2,455,728	2,001,047	448,679	(a)	907,247	(d/e)	10,524,218

Operating income (loss)	1,657,844	740,063	3,291,355	(448,679)		(907,247)		4,333,336

Total other income (expense)	(335,662)	(65,702)	766,477	(1,059,573)	(b)	-		(694,460)
Income (loss) from continuing operations	1,322,182	674,361	4,057,832	(1,508,252)		(907,247)		3,638,876

Income tax (expense) benefit	(369,673)	(319,432)	-	558,053		(1,165,716)	(f)	(1,296,768)
Net income (loss)	$952,509	$354,929	$4,057,832	$(950,199)		$(2,072,963)		$2,342,108

Basic earnings per share	$0.01							$0.02
Shares used in computing
basic per share amounts	73,917,190						(c/g)	142,151,376

Diluted earnings per share	$0.01							$0.01
Shares used in computing
diluted per share amounts	104,349,455						(c/g)	172,583,641

See accompanying notes to pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2006

	Historical
	Deep Down
	Inception	Mako	Flotation
	June 29, 2006 -	Year Ended	Year Ended	Mako		Flotation		Combined
	December 31,	December 31,	December 31,	Pro Forma		Pro Forma		Pro Forma
	2006	2006	2006	Entries		Entries		Results

Revenues	$978,047	$6,414,979	$6,379,574	$-		$-		$13,772,600
Cost of sales	565,700	2,413,551	3,699,075	-		-		6,678,326

Gross profit	412,347	4,001,428	2,680,499	-		-		7,094,274

Total operating expenses	3,627,788	2,222,567	1,635,752	489,468	(a)	907,247	(d/e)	8,882,822

Operating income (loss)	(3,215,441)	1,778,861	1,044,747	(489,468)		(907,247)		(1,788,548)

Total other expense	(62,126)	(31,765)	(7,024)	(1,059,573)	(b)	-		(1,160,488)
Income (loss) from continuing operations	(3,277,567)	1,747,096	1,037,723	(1,549,041)		(907,247)		(2,949,036)

Income tax (expense) benefit	(22,250)	(671,822)	-	573,145		(48,276)	(f)	(169,203)
Net income (loss)	$(3,299,817)	$1,075,274	$1,037,723	$(975,896)		$(955,523)		$(3,118,239)

Basic earnings (loss) per share	$(0.04)							$(0.02)
Shares used in computing
basic per share amounts	76,701,569							144,935,755

Diluted earnings (loss) per share	$(0.04)							$(0.02)
Shares used in computing
diluted per share amounts	76,701,569							144,935,755

See accompanying notes to pro forma combined condensed financial statements.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Mako (net of estimated taxes at Deep Down’s estimated combined effective rate of 37%):

(a)	Amortization of the intangible assets at a rate of $40,789 per month for the respective periods. One month is included in the historical Deep Down total for the year ended December 31, 2007.

(b)
Represents cash interest plus amortization of deferred financing costs and debt discounts for the Credit Agreement.  Interest is payable at 15.5% on the outstanding principal, and the related fees are amortized using the effective interest method over the four-year life of the loan.

(c)	A total of 9,377,043 shares were issued for the total transaction. These pro forma amounts give effect as if shares were issued January 1, 2006.

The Unaudited Pro Forma Combined Condensed Statements include the following pro forma assumptions and entries for Flotation:

(d)	Amortization of the intangible assets at a rate of $68,261 per month based on the lives in the table above.

(e)	Recognition of stock based compensation from employee stock options issued in connection with the acquisition of Flotation. Deep Down estimated $7,343 per month for the respective time periods.

The table below reflects the assumptions used for warrant and option grants in the six months ended June 30, 2008:

Expected life (in years)	2-3 years
Risk-free interest rate	2.52% - 2.84%
Volatility	51.7% - 53.3%
Dividend yield	0%

(f)
Represents estimated income tax accruals for the historical income plus all pro forma adjustments for the respective periods at Deep Down’s estimated combined effective rate of 37%. Flotation was an S-Corp, and as such did not accrue income taxes in its historical financial statements.

(g)
A total of 58,857,143 common shares of Deep Down were issued; 57,142,857 in connection with the Private Placement, and 1,714,286 to Flotation shareholders. These pro forma amounts give effect as if shares were issued January 1, 2006.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables present summary historical and unaudited financial information for Deep Down and its subsidiaries as of the dates and for the periods indicated. The historical consolidated financial data for the year ended December 31, 2007, and the period from inception, June 29, 2006 to December 31, 2006 are derived from our audited consolidated financial statements appearing elsewhere in this Prospectus. The following summary historical consolidated financial data as of June 30, 2008 and for the six-month periods ended June 30, 2008 and 2007 are derived from our unaudited interim condensed consolidated financial statements appearing elsewhere in this Prospectus. In the opinion of our management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of full year results.

	Historical
			Six Months	Six Months
	Inception		Ended	Ended
	June 29, 2006 -	Year Ended	June 30,	June 30,
	December 31,	December 31,	2007 (3)	2008 (4)
	2006 (1)	2007 (2)	(unaudited)	(unaudited)

Results of operations data:
Revenues	$978,047	$19,389,730	$7,243,182	$14,199,661
Cost of sales	565,700	13,020,369	4,545,402	9,372,798

Gross profit	412,347	6,369,361	2,697,780	4,826,863

Total operating expenses	3,627,788	4,711,517	1,917,843	6,285,167

Operating income (loss)	(3,215,441)	1,657,844	779,937	(1,458,304)

Total other income (expense)	(62,126)	(335,662)	507,633	(3,850,882)
Income (loss) from continuing operations	(3,277,567)	1,322,182	1,287,570	(5,309,186)

Income tax benefit (expense)	(22,250)	(369,673)	(447,363)	354,366
Net income (loss)	$(3,299,817)	$952,509	$840,207	$(4,954,820)

Basic earnings (loss) per share	$(0.04)	$0.01	$0.01	$(0.05)
Shares used in computing
basic per share amounts	76,701,569	73,917,190	74,417,132	109,326,053

Diluted earnings (loss) per share	$(0.04)	$0.01	$0.01	$(0.05)
Shares used in computing
diluted per share amounts	76,701,569	104,349,455	100,315,405	109,326,053

EBITDA (5)	$152,512	$2,382,771	$985,278	$526,690

Cash flow data:
Cash provided by (used in):
Operating activities	$(56,242)	$(3,006,136)	$427,319	$(1,361,618)
Investing activities	101,497	(1,358,429)	(633,169)	(23,748,167)
Financing activities	(32,893)	6,558,323	456,693	26,989,108

Balance sheet data (at period end):
Cash and cash equivalents	$12,462	$2,581,220	$263,305	$4,085,543
Working capital	932,929	6,674,242	(1,500,828)	10,842,747
Total assets	10,129,563	36,051,689	13,990,699	57,635,491
Total liabilities	6,358,489	19,043,929	10,373,084	4,762,484
Total debt	1,168,348	11,693,995	3,471,041	966,858
Total temporary equity	7,070,791	4,419,244	4,419,244	-
Stockholders' equity (deficit)	(3,299,717)	12,588,516	(801,629)	52,873,007

See accompanying notes to pro forma combined condensed financial statements.

(1)	Results of operations from inception, June 29, 2006 to December 31, 2006 include the operations of Deep Down, Inc.

(2)	Results of operations for the year ended December 31, 2007 include the results of ElectroWave and Mako from the dates of their acquisitions in April 2007 and December 2007, respectively.

(3)
Historical unaudited results of operations for the six months ended June 30, 2007 include the results of ElectoWave since its acquisition on April 2, 2007.  Mako and Flotation were both acquired after June 30, 2007; therefore our results of operations for the six months ended June 30, 2007 do not include these acquisitions.

(4)
Historical unaudited results of operations for the six months ended June 30, 2008 include the results of ElectoWave, and Mako for the full six months, and two months of results of operations for Flotation since its acquisition was effective May 1, 2008.

(5)
EBITDA is a non-GAAP financial measure. Deep Down defines EBITDA as net income plus interest expense, income taxes, depreciation, amortization and other non-cash, non-operating expenses. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; and its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

The following is a reconciliation of net income (loss) to EBITDA:

	Historical
			Six Months	Six Months
	Inception		Ended	Ended
	June 29, 2006 -	Year Ended	June 30,	June 30,
	December 31,	December 31,	2007 (3)	2008 (4)
	2006 (1)	2007 (2)	(unaudited)	(unaudited)
EBITDA Reconciliation:
Net income (loss)	$(3,299,817)	$952,509	$840,207	$(4,954,820)
Tax expense (benefit)	22,250	369,673	447,363	(354,366)
Interest	62,126	2,335,662	1,492,367	3,393,054
Other (income) expense (a)	-	(2,000,000)	(2,000,000)	457,828
Bad debt expense (b)	-	110,569	11,555	832,328
Depreciation and amortization expense	27,161	426,964	154,221	898,997
Stock based compensation expense	3,340,792	187,394	39,565	253,669
EBITDA	$152,512	$2,382,771	$985,278	$526,690

Note (a): Other income (expense) for the six months ended June 30, 2007 and year ended December 31, 2007 includes a $2.0 million gain on extinguishment of debt. During the second quarter of 2007, Deep Down executed a Securities Redemption Agreement with the former Chief Financial Officer of Deep Down, to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the statement of operations.

Note (b): Historical bad debt expense for the six months ended June 30, 2008 includes the write off of two accounts, one of which filed for bankruptcy protection during the quarter ended June 30, 2008.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus supplement. This discussion contains forward-looking statements that involve significant risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus supplement, our actual results may differ materially from those anticipated in our forward-looking statements.

Corporate History

During 2006, MediQuip Holdings, Inc. (“MediQuip”), a publicly traded Nevada corporation, divested Westmeria Healthcare Limited, its wholly-owned operating subsidiary, and subsequently acquired Deep Down, Inc., a Delaware corporation, in a transaction that was accounted for as a reverse merger, with Deep Down being the surviving entity for accounting purposes. The following discussion describes the history of Deep Down.

On June 29, 2006, Subsea Acquisition Corporation (“Subsea”), a Texas corporation, was formed with the intent to acquire offshore energy service providers, and designers and manufacturers of subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.

On November 21, 2006, Subsea acquired all the common stock of Strategic Offshore Services Corporation (“SOS”), a Texas corporation, for 3,000 shares of Subsea’s Series F Preferred Stock and 1,000 shares of Subsea’s Series G Preferred Stock from two common shareholders of Subsea.  Since the entities were under common control and the acquired entity did not constitute a business, the Company was charged compensation expense to shareholders for the fair value of both series totaling $3.3 million .

On November 21, 2006, Subsea also acquired Deep Down, Inc., a Delaware corporation which was founded in 1997. Under the terms of this transaction, Subsea acquired all of Deep Down’s common stock in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down becoming a wholly-owned subsidiary of Subsea.  The transaction was accounted for under SFAS 141, “Business Combinations,” as a purchase as there was a change of control.  The purchase price, based on the fair value of the Series D and E Preferred stock, was $7.9 million .

Immediately after acquiring Deep Down and SOS on November 21, 2006, Subsea merged with SOS, with Subsea as the surviving company.  Immediately thereafter, Subsea merged with Deep Down, with Deep Down as the surviving company.

On December 14, 2006, after divesting its Westmeria Healthcare Limited subsidiary, MediQuip acquired all 9,999,999 shares of Deep Down common stock and all 14,000 shares of Deep Down preferred stock for 75,000,000 shares of common stock and 14,000 shares of preferred stock of MediQuip. The preferred shares of MediQuip were issued with the same designations as Deep Down’s preferred stock.  As a result of the acquisition, the shareholders of Deep Down owned a majority of the voting stock of MediQuip, which changed its name to Deep Down, Inc.

On April 2, 2007, Deep Down acquired substantially all of the assets of ElectroWave USA, Inc., a Texas corporation for a total purchase price of $171,407. Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc. (“ElectroWave”), a Nevada corporation, to complete the acquisition.  Headquartered in Channelview, Texas, ElectroWave offers products and services involving electronic monitoring and control systems for the energy, military, and commercial business markets. This was not a "significant" acquisition; therefore, no pro forma results are included for this acquisition in this registration statement .

Effective December 1, 2007, Deep Down acquired all of the common stock of Mako Technologies, Inc. (“Mako”) for a total purchase price of $11.3 million including transaction fees.  Deep Down formed a wholly-owned subsidiary, Mako Technologies, LLC to complete the acquisition.  Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV”), topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

The Company’s historical financial statements reflect those of Deep Down, Inc. and its subsidiaries, and do not include the results of MediQuip or Westmeria Healthcare Limited for periods prior to the reverse merger date of December 14, 2006.

Recent Events

Amendments to Bylaws and Articles of Incorporation

In May 2008, the Board of Directors amended the Bylaws and approved amendments to our Articles of Incorporation subject to shareholder approval, which was obtained on May 16, 2008.  The amendments are designed to discourage any tender offer or other attempt to gain control of Deep Down in a transaction that is not approved by our Board of Directors, by making it more difficult for a person or group to obtain control of Deep Down in a short time and then impose its will on the remaining stockholders, including:

Classified Board of Directors and Removal of Directors.  Our Board of Directors is divided into three classes which shall be as nearly equal in number as possible.  The directors in each class serve for terms of three years, with the terms of one class expiring each year.  Each class currently consists of approximately one-third of the number of directors.  Each director will serve until his successor is elected and qualified.  A director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.  Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation.  Specified provisions contained in the articles of incorporation and bylaws may not be repealed or amended by action of our stockholders except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote.  This requirement exceeds the majority vote that would otherwise be required by Nevada law for the repeal or amendment of the articles or bylaws.

Private Placement

On June 5, 2008, Deep Down entered into the Purchase Agreement to sell and issue to the certain purchasers, purchasing in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended, an aggregate of 57,142,857 shares, of Deep Down’s common stock at a price of $0.70 per share, for a total purchase price of $40.0 million and net proceeds to Deep Down of approximately $37.1 million.  Completion of the private placement was subject to completion of the acquisition of Flotation, as described below.  Dahlman Rose & Company, LLC acted as exclusive placement agent for the financing.

Deep Down used $22.1 million of the net proceeds to fund the cash portion of the Flotation purchase, and used approximately $12.5 million to repay outstanding debt, interest and early termination fees to Prospect Capital Corporation on June 12, 2008, with the remainder being retained for working capital purposes.

In connection with the private placement, Deep Down entered into a registration rights agreement where the holder has certain demand registration rights. Deep Down filed an S-1 Registration Statement on August 26, 2008. If the Registration Statement is not declared effective by September 3, 2008 (the “Required Effective Date”), then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, Deep Down shall be required to pay daily damages to the purchasers.  Deep Down evaluated the registration rights agreement for liability treatment under FASB Statement No. 5, “Accounting for Contingencies” and Financial Statement Staff Position (FSP) EITF 00-19(2) “Accounting for Registration Payment Arrangements” and determined that the registration rights did not meet the definition of a liability under the authoritative guidance since management believes the liability is not estimable at this time.

Purchase of Flotation.

On June 5, 2008, Deep Down completed the acquisition on 100% of the capital stock of Flotation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. The stock was acquired from three individual shareholder members of the same family and related technology was acquired from an entity affiliated with such selling shareholders. Deep Down announced the closing on June 6, 2008 and effectively dated the acquisition for accounting purposes as of May 1, 2008.

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers. Flotation’s product offerings include distributed buoyancy for flexible pipes and umbilicals, Core Tec™ drilling riser buoyancy modules, ROVits TM  buoyancy, Hydro-Float mooring buoys, Stablemoor TM   low-drag ADCP deployment solution, Quick-Loc TM   and cable floats, HardBall  TM  umbilical floats , Flotect TM  cable and pipeline protection, InFlex  TM   polymer static bend restrictors, and installation buoyancy of any size and depth rating.

We have accounted for the acquisition of Flotation using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (FASB) No. 141, Business Combinations (FASB 141) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The purchase price of Flotation was $23.9 million and consisted of $22.1 million cash and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $251,180. In addition, warrants to purchase 200,000 shares of common stock at $0.70 per share were issued to an entity affiliated with the selling shareholders for the acquisition of technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black-Scholes option pricing model. Flotation’s selling shareholders used $1.8 million of the $22.1 million cash received to pay outstanding debt of Flotation. The purchase price may be adjusted upward or downward, dependant on the amount of Flotation’s working capital on June 6, 2008.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for future services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $264,335 based on the Black-Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period.

Payment of long term debt and exercise of Prospect warrants:

On June 12, 2008, Deep Down paid approximately $12.5 million to Prospect Capital Corporation to pay the balance due under its Credit Agreement and related interest and early termination fees.  Since the warrants issued in connection with the original Credit Agreement and the Amendment dated January 4, 2008 were detachable, there was no change to these equity instruments.  On July 3, 2008, Prospect exercised their outstanding 4,960,585 warrants in a cashless exercise for a total of 2,618,129 restricted shares of Deep Down common stock.

Critical Accounting Policies

The accompanying discussion and analysis of our financial condition and results of operations is based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. Note 1 “Nature of Business and Summary of Significant Accounting Policies” of the notes to our audited consolidated financial statements included elsewhere in this Prospectus contains a detailed summary of our significant accounting policies. We utilize the following critical accounting policies in the preparation of our financial statements.

Accounts Receivable  We provide an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance.

Consolidation  The accompanying financial statements include the accounts of Deep Down and all of its wholly-owned subsidiaries, including Deep Down Delaware since its inception on June 29, 2006, ElectroWave since its acquisition on April 2, 2007 and Mako since its acquisition on December 1, 2007.  All intercompany accounts and transactions have been eliminated.

Long-Lived Assets We evaluate long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset.  If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts exceed the fair values of the assets.  Assets to be disposed are reported at the lower of carrying values or fair values, less costs of disposal.

Stock-Based Compensation  We account for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Accounting for Stock Based Compensation.” Under these provisions, we record expense ratably over the requisite service period based on the fair value of the awards determined at the grant date (net of estimated forfeitures) utilizing the Black-Scholes-Merton pricing model for options and warrants.  Key assumptions include (1) expected volatility (2) expected term (3) discount rate and (4) expected dividend yield.

Revenue Recognition  We recognize fabrication and sale of equipment revenue upon transfer of title to the customer which is upon shipment or when customer-specific acceptance requirements are met. Service revenue is recognized as the service is provided. All intercompany revenues are eliminated in consolidation for those periods for which consolidated results are applicable.

Goodwill and Intangible Assets Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), prescribes the process for impairment testing of goodwill on an annual basis or more often if a triggering event occurs. Goodwill is not amortized, and there were no indicators of impairment at December 31, 2007.

We evaluate the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include a significant adverse change in legal factors or in business or the business climate or unanticipated competition. When evaluating whether goodwill is impaired, we compare the fair value of the business to its carrying amount, including goodwill. The fair value of the reporting unit is estimated using the income or discounted cash flows. If the carrying amount of the business exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount.

Our intangible assets consist of assets acquired in the purchase of the Mako and Flotation subsidiaries and comprised of customer lists, non-compete covenants with key employees and trademarks related to various technologies.  We amortize the intangible assets over their useful lives ranging from 3 to 40 years on a straight line basis.

Income Taxes We have adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If a tax position is more likely than not to be sustained upon examination, then an enterprise would be required to recognize in its financial statements the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Results of Operations

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

Revenue.  Revenue generated in the six months ended June 30, 2008 was $14.2 million compared to $7.2 million for the same period last year, an increase of 96%. Our acquisitions accounted for $5.1 million of this increase. Mako was included for the entire period and accounted for $2.7 million of the increase. Flotation was included for two months and accounted for $1.5 million of the increase and ElectroWave was included for six months, but included for only three months in the same period last year and accounted for $0.9 million of the increase. Our existing businesses continued to strengthen with a $1.8 million increase, for a 29% increase over last year’s six month revenues. Contract revenues were up 25% while rentals were up 47%.  Our offshore market continues to be strong and we continue to expand our customer base.

Gross Profit. Gross margin for the six months ended June 30, 2008 increased $2.1 million to $4.8 million, for a 79% increase. $1.4 million of the increase is attributable to the inclusion of the acquisitions in this period.  The overall gross margin was 34 % for the first six months of 2008 as compared to 37% for the same period last year. The gross margin is slightly lower due to an increase in personnel and personnel related costs for the continued growth.

Selling, General and Administrative Expenses. SG&A for the six months ended June 30, 2008 was $5.4 million compared to $1.8 million for the same period last year for an increase of $3.6 million. The acquisitions of Mako and Flotation represented $1.5 million of the increase. Bad debt increased by $0.8 million due to the write off of two accounts, one of which filed for bankruptcy protection during the quarter ($0.2 million of the total bad debt is included in the Mako subsidiary). Personnel and related costs increased by $1.0 million primarily due to an expansion of our businesses requiring more personnel and the related requirements to administer a public company and comply with reporting requirements. Additionally, we paid approximately $0.7 million to in professional accounting, and legal fees to support our various initiatives during the six months ended June 30, 2008 relating to the filing of a registration statement and acquisitions and reporting requirements. Stock based compensation related to employee stock options and restricted stock was approximately $0.3 million in the current fiscal year compared to approximately $40,000 for the comparable prior year period.

Depreciation and amortization. Depreciation expense for the six months ended June 30, 2008 was $0.5 million compared to $0.2 million for the same prior year period due mainly to the acquisitions in fiscal year 2008, though Flotation has only 2 months of depreciation expense since they were acquired May 1, 2008. Fixed assets acquired in the Mako and Flotation subsidiaries totaled $8.1 million. In addition, intangible assets purchased in the Mako and Flotation acquisitions total $19.2 million in the aggregate. Amortization of intangible assets for the quarter ended June 30, 2008 was $0.4 million.

Interest Expense. Interest expense for the six months ended June 30, 2008 was $3.9 million compared to $1.5 million for the same prior year period.  In connection with the early payoff of the Credit Agreement, Deep Down accelerated the remaining deferred financing costs totaling $0.7 million and recorded this charge to interest expense. Additionally, $1.5 million in debt discounts were accelerated and recorded to interest expense, along with early termination fees of approximately $446,412.  Deep Down paid cash interest related to the Credit Agreement totaling $0.8 million for the six months ended June 30, 2008. For the comparable period of the prior year, $1.4 million of the total interest related to accretion on the redemption of Series G and Series E Preferred Stock.

Gain/(loss) on debt extinguishment.  In connection with the early payoff of the Credit Agreement in June 2008, early termination fees of approximately $446,412 were recognized as a loss on early extinguishment of debt. In the prior year, Deep Down executed a Securities Redemption Agreement with the former Deep Down CFO to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt.  Deep Down accreted the remaining discount of $1.1 million attributable to such shares on the date of redemption.

Net loss. Net loss for the six months ended June 30, 2008 was $5.0 million, compared to a net income of $0.8 million for the same prior year period, as discussed above.

EBITDA.  EBITDA is a non-GAAP financial measure. Deep Down defines EBITDA as net income plus interest expense, income taxes, depreciation, amortization and other non-cash, non-operating expense. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess (1) the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis, (2) its liquidity and operating performance over time in relation to other companies that own similar assets and that we believe calculate EBITDA in a similar manner, and (3) the ability of Deep Down’s assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess our performance. However, the term EBITDA is not defined under generally accepted accounting principles, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. Excluding the one-time gain and non-cash interest and stock based compensation charges, EBITDA for the six months ended June 30, 2008 was $0.5 million compared to $1.0 million, a decrease of $0.5 million from the same prior year period.

Pro Forma Results of Operations for the Year Ended December 31, 2007 Compared to the Period from Inception, June 29, 2006 to December 31, 2006

On November 21, 2006, Subsea, a company formed on June 29, 2006, acquired Deep Down, Inc., which was founded in 1997. The transaction was accounted for as a purchase according to SFAS 141, “Business Combinations”, as there was a change of control.

As a result, the audited financial results disclosed herein present operating results for the period beginning November 21, 2006 and ending December 31, 2006, the period after which Deep Down was acquired. Management believes this stub period does not give a full view of the operations of Deep Down and, therefore, present pro forma results of operations. The following presentation and discussion of the unaudited pro forma consolidated results of operations has been prepared as if the acquisition of Deep Down had occurred at January 1, 2006. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Deep Down, Inc.
Pro forma Statements of Operations
For the Year Ended December 31, 2007 and
For the Period Since Inception (June 29, 2006) to December 31, 2006

	Historical Results	Unaudited Pro forma
	Year Ended	Year Ended
	December 31, 2007	December 31, 2006

Revenues	$19,389,730	$8,821,149
Cost of sales	13,020,369	5,155,399
Gross profit	6,369,361	3,665,750

Operating expenses:
Selling, general & administrative (1)	4,284,553	5,710,324
Depreciation	426,964	166,468
Total operating expenses	4,711,517	5,876,792

Operating income (loss)	1,657,844	(2,211,042)

Other income (expense):
Gain on debt extinguishment	2,000,000	-
Interest income	94,487	-
Interest expense (2)	(2,430,149)	(578,335)
Total other income (loss)	(335,662)	(578,335)

Income (loss) before income taxes	1,322,182	(2,789,377)

Income tax expense	(369,673)	(22,250)
Net income (loss)	$952,509	$(2,811,627)

Basic earnings per share	$0.01	$(0.04)
Weighted-average shares outstanding	73,917,190	75,862,484

Diluted earnings per share	$0.01	$(0.04)
Weighted-average shares outstanding	104,349,455	75,862,484

(1) Includes $3.3 million compensation expense from the issuance of Series F and G preferred shares in 2006.
(2) Includes approximately $423,258 additional interest expense from the accretion of the Series E preferred shares in 2006.
The following discussion of the unaudited pro forma consolidated results of operations has been prepared as if the acquisition of Deep Down had occurred at January 1, 2006. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.  The pro forma amounts included below do not include the acquisitions of Mako or Flotation as if they were acquired January 1, 2006.

Revenues

	2007	Pro forma 2006	Change	%
Revenues	$19,389,730	$8,821,149	$10,568,581	119.8%

Revenues increased by approximately $10.6 million, or 119.8% to $19.4 million for the twelve months ended December 31, 2007 from approximately $8.8 million for the comparable period in 2006. This increase was due primarily to a significant increase in the Company’s core operations at its Deep Down Delaware subsidiary, including increased revenue from the delivery of loose tube steel flying leads; new products such as launch and retrieval systems and an active heave compensated in-line winch system, winch system refurbishments, and increased acceptance of newly developed installation procedures utilizing our rapid deployment cartridges and subsea deployment baskets.  In addition, we experienced increased levels of service activity related to installations and recoveries of various subsea equipment.  These results were further augmented by ElectroWave revenue of approximately $3.2 million for the nine months since acquisition and Mako revenue of $0.8 million for the one month since acquisition.

Cost of sales

	2007	Pro Forma 2006	Change	%
Cost of sales	$13,020,369	$5,155,399	$7,864,970	152.6%

As a percentage of revenues, cost of sales increased to approximately 67.1% in 2007 from approximately 58.4% in 2006.  Gross margins were impacted by increased engineering and other costs associated with new product development, including our new line of Proteus™ custom-engineered active heave compensated in-line winches, deep water rated (4000 meter) launch and retrieval systems, and other products in development. Management expects gross margins on these products to increase on future orders.  Management also expects overall margins to increase as a result of its recent acquisition of Mako’s rental and service operations.

Selling, general and administrative expenses

	2007	Pro Forma 2006	Change	%
Selling, general and administrative	$4,284,553	$5,710,324	$(1,425,771)	-25.0%
Stock based compensation expense	(187,394)	(3,340,792)	3,153,398	-94.4%
Selling, general and administrative	$4,097,159	$2,369,532	$1,727,627	72.9%

Selling, general and administrative expenses include rent, utilities, general office expenses, insurance, personnel and other costs necessary to conduct business operations.  Stock-based compensation expense of approximately $0.2 million in fiscal year 2007 relates to stock option grants during fiscal year 2007 to various consultants and employees, and the $3.3 million stock-based compensation expense for fiscal 2006 related to the Series F and G Preferred Stock which was issued in exchange for the acquisition of 100% of the common stock of Strategic Offshore Services Corporation.  See further discussion of the fiscal 2006 transaction in Corporate History appearing elsewhere in this Prospectus.

After adjusting for the stock based compensation expense, selling, general and administrative expenses for the year ended December 31, 2007 was approximately $4.0 million, up approximately $1.7 million from $2.4 million for the comparable period in 2006.  The increase is primarily the result of an increased engineering staff to focus on the development of new products and quality control, increased administrative personnel, increased sales staff, and increased costs of functioning as a public company and pursuing acquisitions. As a percentage of revenues, selling, general and administrative expenses decreased to approximately 22% in 2007 from approximately 26.9% in 2006.

For fiscal year 2007, the consolidated selling, general and administrative expenses were as follows: $1.7 million administrative payroll and benefits, $0.2 million insurance cost, $0.8 million in accounting, legal and expenses related to public company reporting requirements, $0.1 million in advertising and sales related expenses, $0.9 million in rental, utility and general office expenses and $0.1 million in property and sales taxes.

Depreciation and amortization expense

	2007	Pro Forma 2006	Change	%
Depreciation	$398,610	$166,468	$232,142	139.5%
Amortization	28,354	-	28,354	-
Depreciation and amortization	$426,964	$166,468	$260,496	156.5%

Depreciation increased by approximately $0.3 million, or 162% to $0.4 million for the twelve months ended December 31, 2007 from approximately $0.2 million for the comparable period in 2006.  During fiscal year 2007, we acquired approximately $3.2 million in fixed assets through the acquisition of the Mako subsidiary in December 2007 and approximately $45,500 in fixed assets in the acquisition of ElectroWave in April 2007.  Additionally, we purchased approximately $0.8 million in fixed assets during fiscal year 2007, including a 100-ton mobile gantry crane valued at $0.5 million, under a capital lease.

We depreciate our assets using the straight-line method over the estimated useful lives of the respective assets. Buildings are amortized over 36 years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. Equipment lives range from two to seven years, computers and electronic lives are from two to three years, and furniture and fixtures are two to seven years.  Deep Down’s intangible assets consist of $4.4 million in specifically identified intangible assets acquired in the purchase of the Mako subsidiary on December 1, 2007, specifically Mako’s customer list, a non-compete covenant and trademarks related to Mako’s ROVs.  We are amortizing the intangible assets over their estimated useful lives on the straight line basis between five and twenty five years.

Interest expense

	2007	Pro Forma 2006	Change	%
Cash interest expense	$594,667	$155,077	$439,590	283.5%
Amount related to amortization of debt discounts and deferred financing costs	190,491	-	190,491	-
Amount related to accretion	1,644,991	423,258	1,221,733	288.6%
Total interest expense	$2,430,149	$578,335	$1,851,814	320.2%

Interest expense increased by approximately $1.9 million to $2.4 million for the twelve months ended December 31, 2007 from approximately $0.5 million for the comparable period in 2006.

During fiscal year 2006, in conjunction with the reverse merger with Subsea, Deep Down determined that the Series E and Series G Preferred Stock was more like debt than equity due to their “redeemable exchangeable” nature into notes.  The fair value calculated for the Series E and G Preferred Stock issued in exchange for 100% of the Deep Down Delaware common stock and Strategic Offshore Services Corporation using a 20% discount rate was significantly greater than the 6% interest on the three-year term note into which those preferred shares were exchangeable. Deep Down has been accreting the difference between the determined value and the face value of $1,000 per share for which we are obligated as interest expense. During fiscal year 2007, we redeemed all of the Series G Preferred Stock in exchange for 3,250 shares of Series E Preferred Stock. Additionally, a total of 7,750 shares of Series E Preferred Shares were redeemed, which generated non-cash interest expense of $1.6 million, plus approximately $42,000 of non-cash interest expense on the 500 shares of Series E Preferred Stock which remain outstanding at December 31, 2007.  The amount of discount associated with the Series E Preferred stock outstanding at December 31, 2007 is $0.1 million.

On August 6, 2007, Deep Down entered into a $6.5 million secured Credit Agreement with Prospect and received an advance of $6.0 million on that date.  The Credit Agreement provides for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $250,000 per quarter beginning September 30, 2008, with the remaining balance outstanding due August 6, 2011. Interest payments are payable monthly, in arrears, on each month end commencing on August 31, 2007.  Interest paid through December 31, 2007 was $377,167.  Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through December 2007.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased to $13.0 million, and the quarterly principal payments increased to $250,000, with the payment dates remaining the same. The interest terms and loan covenants also remained substantially the same under the Amendment. Deep Down was advanced an additional $6.0 million on January 4, 2008 under terms of the Amendment.

Terms of the Credit Agreement also include a detachable warrant to purchase up to 4,960,585 shares of common stock at an exercise price of $0.507 per share.  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The proceeds of the debt were allocated to the warrants based on its estimated relative fair value at the measurement date of when the final agreement was signed and announced and reflected as a discount to the debt. The relative fair market value of these warrants was $1.5 million and is being amortized as interest expense. Interest expense associated with the fair market value of the warrant was $135,931 during 2007.

Additionally, in connection with the initial advance in August 2007, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.  The discount associated with the value of the warrants and the pre-paid points are being amortized into interest expense over the life of the note agreement using the effective interest method.  A total of $135,931 has been amortized into interest expense through December 31, 2007.

In connection with the second advance in January 4, 2008, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.

Deep Down capitalized a total of $555,314 in deferred financing costs related to the original amounts borrowed under the Credit Agreement.  Of this amount, $442,194 was paid in cash to various third parties related to the financing, and the remainder of $113,120 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Credit Agreement which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.   The deferred financing cost is being amortized using the effective interest method over the term of the note.  A total of $54,560 of deferred financing cost was amortized into interest expense through December 31, 2007.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $261,941 in deferred financing costs.  Of this amount, $216,000 was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The detachable warrant was granted to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The fair value of the warrant was estimated to be $45,946 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.2% and (4) zero expected dividends.   Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Net Income (loss)

	2007	Pro Forma 2006	Change	%
Net income (loss)	$952,509	$(2,811,627)	$3,764,136	133.9%
Stock based compensation expense	187,394	3,340,792	(3,153,398)	(94.4)%
Amount related to debt discounts	190,491	-	190,491	-
Amount related to accretion	1,644,991	423,258	1,221,733	288.6%
Gain on debt extinguishment	(2,000,000)	-	(2,000,000)	-
Net income	$975,385	$952,423	$22,962	2.4%

Net income increased by approximately $3.7 million to nearly $1.0 million for the twelve months ended December 31, 2007 as compared to a loss of approximately $2.8 million for the comparable period in 2006.

The increase in net loss from operations includes the pro forma and non-recurring, non-cash, non-operating expense items noted above arising out of the accounting treatment of the Series E and G Preferred Stock. After adjusting for these non-cash, non-operating expenses, the Company has net income of approximately $1.0 million, up approximately $0.1 million, or 8%, from $0.9 million for the comparable period in 2006.

During the second quarter of 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with the former Deep Down CFO to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2.0 million.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the statement of operations.  Deep Down accreted the remaining discount of $1.1 million attributable to such shares on the date of redemption.  On August 16, 2007, Deep Down made the initial payment of $1.4 million under the terms of the securities redemption agreement, and 2 payments of $20,000 each were made during August and September 2007.  The final balance due of $0.5 million was paid with 543,789 shares of common stock on October 2, 2007.

EBITDA

	2007	Pro Forma 2006	Change	%
Net income (loss)	$952,509	$(2,811,627)	$3,764,136	133.9%
Tax expense	369,673	22,250	347,423	-
Gain on debt extinguishment	(2,000,000)	-	(2,000,000)	-
Interest	2,335,662	578,335	1,757,327	303.9%
Depreciation and amortization expense	426,964	166,468	260,496	156.5%
Stock based compensation expense	187,394	3,340,792	(3,153,398)	(94.4)%
EBITDA	$2,272,202	$1,296,218	$975,984	75.3%

EBITDA increased by approximately $0.9 million to $2.2 million for the twelve months ended December 31, 2007 from approximately $1.3 million for the comparable period in 2006.  Excluding the one-time gain on debt extinguishment discussed above and non-cash interest and stock based compensation charges, earnings before depreciation, interest, amortization, taxes and other non-cash charges (“EBITDA”) for the twelve months ended December 31, 2007 was $2.2 million, an increase of $0.9 million from $1.3 million for the comparable period in 2006.

EBITDA is a non-GAAP financial measure. Deep Down defines EBITDA as net income plus interest expense, income taxes, depreciation, amortization and other non-cash, non-operating expenses. Deep Down uses EBITDA as an unaudited supplemental financial measure to assess the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of Deep Down assets to generate cash sufficient for Deep Down to pay potential interest costs. Deep Down also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing Deep Down’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles.

Capital Resources and Liquidity

Financing for our operations consists primarily of cash flows attributable to our operations. We believe that the liquidity we derived from the private placement of our common stock in June 2008 and cash flows attributable to our operations is more than sufficient to fund our capital expenditures, debt maturities and other business needs. We continue to evaluate acquisitions and joint ventures in the ordinary course of business. When opportunities for business acquisitions meet our standards, we believe we will have access to capital sources necessary to take advantage of those opportunities.

As of June 30, 2008, our cash and cash equivalents were $4.1 million.  Cash and cash equivalents were $2.2 million plus restricted cash of $0.4 million as of December 31, 2007.  Management believes that we have adequate capital resources when combined with its cash position and cash flow from operations to meet current operating requirements.

On June 5, 2008, we sold 57,142,857 shares of Deep Down’s common stock in a private placement at a price of $0.70 per share, for a total purchase price of $40.0 million and net proceeds to us of approximately $37.1 million. We used $22.1 million of the net proceeds to fund the cash portion of the Flotation purchase, and used approximately $12.5 million to repay outstanding debt, interest and early termination fees to Prospect on June 12, 2008, with the remainder being retained for working capital purposes.

On April 11, 2008, the shareholders of Mako received the final cash installment of $1.2 million under the terms of the securities redemption and shareholder payable agreement.

Cash Flow from Operating Activities

For the six months ended June 30, 2008, cash used in operating activities was $1.4 million as compared to cash provided by operating activities for the same prior year period of 2007 of $0.4 million. Our working capital balances vary due to delivery terms and payments on key contracts, work in progress, and outstanding receivables and payables. Additionally, we recorded the following non-cash charges: amortization of deferred financing costs and debt discount related to the Prospect payoff totaling $2.6 million, share based compensation of $0.3 million, and depreciation and amortization of $0.9 million.

Cash Flow from Investing Activities

For the six months ended June 30, 2008, cash used in investing activities was $23.7 million as compared to $0.6 million for the same prior year period. The majority of the 2008 activity related to the cash paid to Flotation shareholders totaling $22.1 million offset by $0.2 million cash acquired, which was funded by the net proceeds of the private placement as discussed above. Additionally, Deep Down made the final cash payment to the Mako shareholders in the amount of $1.2 million. The restricted cash balance of $0.4 million was released in connection with the payoff of the Credit Agreement. Deep Down used $0.7 million for equipment purchases compared to the same prior year period totaling $0.4 million .

Cash Flow from Financing Activities

For the six months ended June 30, 2008, cash provided by financing activities was $27.0 million compared to $0.5 million for the same prior year period.  During the six months ended June 30, 2008, Deep Down completed the foregoing described private placement for net proceeds of $37.1 million. In June, 2008, Deep Down paid approximately $12.5 million to Prospect to pay the balance due under its Credit Agreement and related interest and early termination fees. In January 2008, in accordance with the terms of the purchase of Mako, Deep Down paid $0.9 million of notes payable plus accrued interest of $2,664, and received proceeds from Prospect totaling $2.7 million.

Capital Resources and Requirements

We generate our liquidity and capital resources primarily through operations and, when needed, through available capital markets. At June 30, 2008, long-term debt was $1.0 million, of which $47,477 was the current portion.

Quantitative and Qualitative Disclosures About Market Risk

Financial market risks relating to our operations result primarily from changes in interest rates. We hold no securities for purposes of trading. Our cash and cash equivalents representing bank deposits at August 25 , 2008 are not restricted as to withdrawal. Interest earned on our cash equivalents is sensitive to changes in interest rates. We have no variable rate debt.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)).  Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.  Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Management’s Report on Internal Control Over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended.  Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.  We have identified the following material weaknesses.

1.
As of December 31, 2007, we did not maintain effective controls over the control environment. Specifically, we have not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors.  Additionally, we have not developed and effectively communicated to our employees our accounting policies and procedures.  This has resulted in inconsistent practices particularly at our ElectroWave division.  Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B.  Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.
As of December 31, 2007, at the ElectroWave subsidiary, we did not maintain effective controls over revenue recognition.  Specifically, controls were not designed and in place to ensure that billing activities were conducted in a timely manner resulting in contract services revenues being recognized in an incorrect reporting period.  Additionally, the lack of consistency applied procedures also resulted in the double billing of a customer.  This control deficiency resulted in an adjustment to the consolidated financial statements.  Accordingly, management has determined that this control deficiency constitutes a material weakness.

3.
As of December 31, 2007, we did not maintain effective controls over payables processing.  Specifically, controls were not designed and in place to ensure that vender-related and employee-related cash disbursements were appropriately authorized and adequately supported by receiving reports and other supporting documentation.  A budget process is not currently in place to monitor spending levels.  This material weakness could result in errors in the accounting for accounts payable and expenses. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2007, based on the criteria established in "Internal Control-Integrated Framework" issued by the COSO.

Changes in Internal Control Over Financial Reporting.

There were no changes in Deep Down’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that occurred during the period covered by this Registration Statement on Form S-1 that have materially affected, or are reasonably likely to materially affect, Deep Down’s internal control over financial reporting except for the impact of its new acquisition of Flotation. With its new acquisition, Deep Down’s management will conduct its annual assessment for its inclusion in its December 31, 2008 Annual Report on Form 10-K.

DESCRIPTION OF BUSINESS

See Management’s Discussion and Analysis of Financial Condition and Results beginning on page 35 for information relating to our Corporate History and Recent Events.

Our Services and Products

Services.  We provide a wide variety of project engineering and management services, including the design, installation and retrieval of subsea equipment and systems, connection and termination operations and well commissioning.  We pride ourselves on the ability to collaborate with the engineering departments of oil and gas operators, installation contractors and subsea equipment manufacturers to find the quickest, safest, and most cost-effective solutions to address all manner of issues in the subsea world.  We also provide installation, retrieval, storage and management services in connection with the use of our products.

Project Management.  Our installation management team specializes in deepwater subsea developments. We are often contracted by our customers to assist with the preparation and evaluation of subsea development bids and requests for quotes.  Our experience comes from working with installation contractors, oil and gas operators, controls suppliers, umbilical manufacturers and other subsea equipment manufacturers, who often hire us to help ensure that a project progresses smoothly, on time and on budget.

Project Engineering.  Our engineers have experience ranging from the initial conceptual design phases through manufacturing and installation, and concluding with topside connections and commissioning.  Our experience provides us with a level of “hands on” and practical understanding that has proven to be indispensable in enabling us to offer customer solutions to the many problems encountered both subsea and topside.  Because of our wide knowledge base, our engineering team is often hired by oil and gas operators, installation contractors and subsea equipment manufacturers to provide installation management and engineering support services.  Our engineering team has been involved in most of the innovative solutions used today in deepwater subsea systems.  We specialize in offshore installation engineering and the writing of practical installation procedures.  We deal with issues involving flying leads, compliant umbilical splices, bend stiffener latchers, umbilical hardware, hold-back clamps, and the development of distribution system components.  We are heavily involved in the fabrication of installation aids to simplify offshore executions, and offer hydraulic, fiber optic, and electrical testing services and various contingency testing tools.

Installation Support and Management.  Our installation management services are centered around the utilization of standardized hardware, proven, well-tested installation techniques, and an experienced, consistent team that has proven to be safe and skilled in all aspects of the installation process.  We pride ourselves on supporting installation contractors through our installation management and engineering services, installation aids and equipment, and our offshore installation support services, including spooling operations, offshore testing, and flying lead installation support. Many installation contractors find it beneficial to utilize our services to help reduce on-board personnel since our specialized technicians can perform multiple tasks. We have designed and fabricated many different installation tools and equipment over the years.  We have been involved in the design of the following equipment to help make installations run as smoothly as possible:  steel flying leads, steel flying lead deployment systems, umbilical hardware and termination systems, umbilical bell mouths, lay chutes, rapid deployment cartridges, horizontal drive units, mud mats, flying lead installation and parking frames, umbilical termination assembly stab & hinge over systems, and numerous other pieces of offshore equipment.  Our team has vast experience with the installation of flexible and rigid risers and flowlines, umbilicals, flexible and rigid jumpers, steel tube and thermoplastic hose flying leads, pipeline end terminations (“PLETs”) and manifolds.

Spooling.  Our experienced personnel are involved in the operation of spooling equipment on many projects, including operations for other companies to run their spooling equipment.  We have developed a very efficient (in both time and cost) system for spooling, utilizing our horizontal drive units, under-rollers, tensioners, carousels and rapid deployment cartridges.

Pull-In Operations.  We are involved in the pull-in operations for most of the major umbilical projects in the Gulf of Mexico.  Our familiarity with offshore systems is important, and our pull-ins run smoothly because the same engineers who plan the pull-in operations are also involved in supervising the offshore operations.  Our offshore servicemen comprise the topside umbilical support team and are familiar with the umbilical termination hardware.  These same servicemen are often involved in terminating the umbilicals at the manufacturers’ yard several weeks prior to the installation.  Everything is thoroughly tested prior to installation, including winches at the rental contractor’s yard and after set-up on the platform. Load cells are tested onshore, and the same load cells are used to test the system offshore. This eliminates variables and validates the condition of the pull-in system.  We then perform pull-ins under more controlled conditions with increased confidence, resulting in safer operations.

Terminations.  Deep Down and members of its team have been involved in umbilical terminations since 1988.  The Company’s team was involved with the designs for the armored thermo plastic umbilicals at Multiflex, the first steel tube umbilical in the Gulf of Mexico for the Shell Popeye® umbilical, and the standardization of many steel tube umbilical terminations.  We have also pioneered the concept of the compliant Moray® section that enables a traditional helically wound umbilical to be used for direct well step outs, or long field flying leads.  Our management believes we are the only company that can terminate umbilicals provided by any manufacturer with the same termination system.

Testing Services.  Umbilical manufacturers, control suppliers, installation contractors, and oil and gas operators utilize our services to perform all aspects of testing, including initial Factory Acceptance Testing (“FAT”), Extended Factory Acceptance Testing (“EFAT”) and System Integration Testing (“SIT”), relating to the connecting of the umbilical termination assemblies, the performing of installations, and the completion of the commissioning of the system thereafter.  To execute these services, we have assembled a variety of personnel and equipment to ensure that all testing operations are done in the safest and time-efficient manner, ensuring a reduced overall project cost.  We also work hard to utilize the most detailed digital testing and monitoring equipment to ensure that the most accurate data is provided to our clients.  We have been hired to perform coiled tubing flushing, cleaning, and hydro testing, umbilical filling, flushing, pressure, flow rate, and cleanliness testing, load out monitoring and testing, installation monitoring, post installation testing, system commissioning, umbilical intermediate testing, and umbilical termination assembly cleanliness, flow, and leak testing.  We believe we have one of the best filling, flushing and testing teams in the business. Deep Down employs a variety of different pumping systems to meet industry needs and offers maximum flexibility.  Deep Down’s philosophy is to flush through the maximum number of lines at the highest flow rate possible to maximize efficiency.  We have assembled a comprehensive list of offshore pumping units and an assortment of chemical pumping skids.  Our equipment can be used to pump all of the standard offshore water based chemicals as well as all offshore commissioning fluids such as Methanol and diesel.  The Company has been involved in the design, procurement, testing, installation, and operation of the testing equipment.  Deep Down’s engineers and service technicians can also assist in writing the testing procedures and sequences from simple FAT to very extensive multiple pressures and fluids testing up to full system SIT procedures.

System Integration Testing.  We have led the offshore industry move into the digital age with our use of digital transducers to provide much greater levels of accuracy compared to information gathered from conventional chart recorders. We have a wide variety of digital pressure transducers, flow meters, and temperature gauges. We have two wire data systems (4 port and one 16 port) as well as 25 individual digital pressure and temperature recorders that are often employed for installation monitoring activities. In addition to these units, the Company also has three desks set up with data systems that are capable of tracking from 4 to 15 individual sensors simultaneously. These capabilities, in combination with subsea handling equipment, experienced personnel, and a fully-equipped facility, render Deep Down ideal for managing SIT operations.

Commissioning.  Deep Down has been involved in most of the topside connections and commissioning projects in the Gulf of Mexico since its formation in 1997.  Our commissioning team is often identified early in the project and participates in all aspects of planning and risk assessment for the project.  Due to the limited time associated with project commissioning, it is extremely important to perform detailed planning and engineering prior to arrival at the offshore production platform location to reduce any possible shut in or down time.  Our engineers and technicians work closely with the project managers and production platform engineers to help ensure that all aspects of the installation or retrieval project, including potential risks and dangers, are identified, planned for, and eliminated prior to arrival on the production platform.  Due to the different requirements for testing and commissioning of subsea systems, we have an assortment of pumps and equipment to deploy to ensure a safe and efficient commissioning program.  We have experience handling all types of commissioning fluids, including asphaltine dispersants, diesel, methanol, xylene, corrosion inhibitors, water-based control fluids, oil-based control fluids, 100% glycol, paraffin inhibitors, and alcohol.

Storage Management.  Our facility in Channelview covers more than 50,000 square feet of internal high quality warehousing capacity and 300,000 square feet of external storage and is strategically located in Houston's Ship Channel area.  Our warehouse is designed to provide clients with flexible and cost effective warehousing and storage management alternatives.  Our professional and experienced warehouse staff, combined with the very latest in information technology, results in a fully integrated warehousing package designed to deliver effective solutions to client needs. Among other capabilities, we are capable of providing long-term specialized contract warehousing; long and short-term storage; modern materials handling equipment; undercover loading areas; quality security systems; integrated inventory management; packing and repacking; computerized stock controls; and labeling.

Products.  We provide installation support equipment and component parts and assemblies for subsea distribution systems.  We believe the key to successful installations of hardware is to design the subsea system by considering installation issues first, working backwards to the design of the hardware itself.  This is why we have been instrumental in the development of hardware and techniques to simplify deepwater installations.  We design, manufacture, fabricate, inspect, assemble, test and market subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.  Our products are used during oil and gas exploration, development and production operations on offshore drilling rigs, such as floating rigs and jack-ups, and for drilling and production of oil and gas wells on offshore platforms, tension leg platforms and moored vessels such as floating production storage and offloading vessels (“FPSO”).  We have significant involvement in umbilical and steel flying lead installations in the Gulf of Mexico and throughout the world.  A few of our major product lines are highlighted below.

Flying Leads.  We have developed a method to pull individual steel tubes, hoses, or electrical cables to create a loose steel tube flying lead or short umbilical.  We can manufacture steel flying leads up to 10,000 feet in length with any J-plate desired, with or without electrical cables included.  We have built flying leads with up to 14 tubes.  Additional electrical lines and fiber optic cables can be added to produce any combination required for the transportation of various fluids, chemicals or data.  The flying leads are then fitted with our terminations and Morays® that are attached to the multiple quick connection plate, and finished off with our elastomeric bend limiters.  The non-helix wound design allows for our flying leads to be very installation friendly with minimal-bending stiffness.  A Moray® is the termination head on the flying lead and connects the tubing assembly to the junction plate.  A compliant Moray® consists of a 20-foot flexible flying lead with an electro-hydraulic Moray® that is connected to a full-sized umbilical with the installation tension being applied through an armor pot and slings extending by the compliant section.

Bend Stiffener Latchers.  Our spring-loaded bend stiffener latcher is used in dynamic installations on floating vessels.  Umbilical stiffener latching mechanisms have always caused installation problems as well as expensive diver operations for expansion developments. We believe we have conceived the very first remote operated vehicle (“ROV”) installable latching mechanism.  During the umbilical installation, the bend stiffener latcher can be latched in with a ROV and the umbilical can be pulled up the remaining distance and hung off.  This allows the bend stiffener latcher to fit onto an existing flange, completely eliminating the need for divers both prior to and during the installation.  The bend stiffener latcher can be designed to fit onto any existing flange on the bottom of an existing I-tube.

Umbilical Hardware.  Our operational team has been involved in more umbilical installations than probably any other team in the industry.  Our blend of experiences with drilling contractors, umbilical manufacturers, subsea engineers and installation contractors has been effective in positioning us to act on behalf of oil and gas operators to ensure key hardware installation is performed in the most efficient and safe manner.  This breadth of experiences gives us a unique perspective when fabricating and designing terminations for umbilical manufacturers.  Our designs are often much lighter in weight and smaller than the typical hardware that has been created and used in the past by our competitors.  Our engineering team has designed and fabricated bending restrictors, armor pots, split barrels, tubing fittings and unions, hinging umbilical splices and topsides terminations with our unique threaded welded fittings, the compliant umbilical splice, and the bend stiffener latcher.  Our umbilical hardware has enabled our clients to use installation friendly techniques for deploying hardware on the ocean floor.

Bend Limiters.  We offer both electrometric and steel bend limiters.  Steel bend limiters are typically utilized for steel tube umbilicals and have been designed with a simple and reliable hinged attachment system which significantly decreases installation time.  Electrometric bend limiters are typically provided for small diameter umbilicals or flying leads, as well as for their compliant umbilical section, which turns a traditional umbilical into a ROV-friendly, installable flying lead.  Due to our ability to design and manufacture bend limiters in-house, delivery time is greatly reduced.

Umbilical Splice.  We have created a unique method of converting spare umbilicals into actual production umbilicals by splicing spare umbilicals together to produce any length required.  This methodology is achieved through our Compliant Splice, which is a patent-pending termination system that eliminates the burdens of dealing with umbilical splices during installation.  This design is capable of housing both electrical and fiber optic Fiber Termination Assemblies while still allowing for the splice to be spooled up onto a reel or carousel. This allows oil and gas operators to save significant costs through utilization of existing capital investments in spare umbilicals, which reduces field development costs and delivery time.   An optional mud mat is used to assist in carrying the splice over the chute and functions to keep the splice out of the mud for easy inspection.

SeaStax®.  SeaStax®  embodies our concept for offshore storage and space management to help optimize available deck space on offshore installation vessels, drilling rigs and production platforms.  The key philosophy behind SeaStax® is to take common offshore items and store them in a standard-sized container to allow for the storage system to be stackable and interchangeable in subsurface conditions.  The current system utilizes newly-designed 550 gallon tote tanks, baskets, and tool boxes that are all inter-changeable and stackable.  Using common dimensions and designs allows a variety of different items to all be commonly stored and stacked, to minimize required storage area.  The stacking philosophy can be applied to other custom applications if required. In order to maximize accessibility and to reduce maintenance, a variety of options are available such as galvanizing, ladders, and drip pans.

Installation Aids.  To help our clients and to meet our own internal needs, we have developed an extensive array of installation aids, including steel flying lead installation systems, a 5-ton Caterpillar® tensioner, a 10-foot radius lay chute with work platform, many varieties of buoyancy, clump weights, VIV strakes, mud mats, dual tank skids, gang boxes, work vans, pumping and testing skids, control booths, fluid drum carriers, crimping systems, load cells,  300 and 340-ton under-rollers, a 200-ton carousel, UTA running and parking deployment frames, termination shelters, pipe straightners, ROV hooks and shackles, stackable SeaStax® tanks, baskets, and boxes, and ballgrab rental rigging.

Intellectual Property.  We believe that an important part of the success of our business is our patents, trade secrets, trademarks, copyrights, and other intellectual property rights.  We currently own one U.S. patent and there are no foreign counterparts relating to our products and techniques and have applied for five U.S. patents and there are no foreign counterparts related to our products and techniques.  We will need to pursue additional protections for our intellectual property as we develop new products or techniques and enhance existing products or techniques.

Drilsys TM, Electrowave TM, Mudsys TM , Aquasox TM , Moray TM, Seastax TM , Quick-Loc®, Flotec®, Proteus™ and FlotectTM are our registered trademarks.

Services and Products from Acquisitions

Through our acquisitions of Flotation, Mako and ElectroWave, we have further increased our service and product offerings.  Several of such increased offerings are described below.

Flotation

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation’s  product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, CoreTecTM drilling riser buoyancy modules, ROVitsTM buoyancy, Hydro-Float mooring buoys, StablemoorTM low-drag ADCP deployment solution, Quick-Loc™ cable floats, HardballTM umbilical floats, Flotec™ cable and pipeline protection, InflexTM polymer bend restrictors, and installation buoyancy of any size and depth rating.

The majority of Flotation’s product offerings are made with FlotecTM syntactic foam, a product composed of hollow glass microballoons, combined with epoxy resin and a catalyst. These microballoons or microspheres are very small, 20-120 microns in diameter, and provide the buoyancy to syntactic foam.  The microballoons give syntactic foam its light weight, low thermal conductivity and resistance to compressive stress that far exceeds other types of foams.  The microballoons come in different densities and strengths which are required for greater depth applications. In some applications, the liquid syntactic foam resulting from the combination of ingredients is poured into high-density polyethylene shells that form the flotation device and encase and protect the syntactic foam from damage.

Because of historic purchaser dissatisfaction with Flotation’s principal competitor, the Company was asked by oil companies to provide buoyancy products to the oil and gas exploration and production sector.  The most significant step for Flotation to take in order to get into the oil business was to secure an ISO 9001:2000 registration for its manufacturing operation.  Receipt of those certificates allowed oil and gas clients to place their first orders with Flotation Technologies.

Flotation’s drilling riser product is marketed under the name CoreTec™. Flotation also manufactures polyurethane products, including bend restrictors, impact protection, drill riser auxiliary clamps and other custom-designed products, including some buoyancy products with macrospheres.  While the overwhelming majority of Flotation‘s revenue comes from buoyancy products for the petroleum production sector, Flotation also serves the oceanographic and military markets.

Mako

Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services and products vital to offshore petroleum production.  Mako’s offerings are primarily, through rentals of its remotely operated vehicles ("ROV"), topside and subsea equipment, and support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Diving Equipment Rental.  Mako employs a permanent staff of highly qualified technicians and mechanics to maintain and refurbish its equipment in between rentals.  Mako carries a wide array of equipment to service the diving industry, including water blasting equipment, breathing air dive compressors, hot water units with feed pumps, man rider winches, hydraulic tools and hose reels, underwater video units, sonar units, magnetic gradiometers, dive radios, lift bags, volume tanks, decompression chambers, hot water pressure washers, and saturation systems.

Offshore Construction Equipment Rental.  Mako carries a wide array of equipment to service the offshore construction industry, including air compressors, air tuggers, blasting equipment, jet pumps, personnel baskets, air tools, welding machines, diesel pumps, and air pumps.

ROV Equipment Rental.  Mako provides the latest ROV tooling technology as part of its rental fleet.  Mako's ROV tooling rental fleet is constantly growing, with the addition of tools as they are requested by our customers.  Mako has, as part of its rental inventory, a 2,000-foot depth-rated inspection / light work class remotely-operated vehicle (ROV) complete with a control van and launch / recovery system.  Mako also has, as part of its inventory, a 300-meter depth-rated Seaeye Falcon and a 1,500-meter depth rated Seaeye Lynx observation class ROV.  ROV services offered by Mako include platform inspection (Level I, II and III, jack-up and template), platform installation and abandonment, surveys (environmental, pipeline existing and as built, oceanographic, nuclear and hydroelectric), search and recovery, salvage, subsea intervention (hot stab operations, torque tool, well, pipeline commissioning, and stack landings), telecommunication cable inspections (existing and as built), research (fisheries, scientific and marine archeology), anchor handling (mooring and anchor chain monitoring), ROV consulting and project management, ROV pilots and technicians, and underwater cinematography.  Mako provides an extensive line of ROV tools, ROV clamps and ROV-friendly hooks and shackles.  Mako’s torque tools are state-of-the-art in design.

Environmental Equipment Rental.  Mako offers a line of equipment that is specifically designed and built to service the demanding requirements of the environmental industry.  Systems are built in-house, housed on skids and include protective frames to ensure that the equipment is well suited for the job site.  All rental equipment goes through extensive cleanup and overhaul between rentals, ensuring that when it arrives on site, its ready to go and will perform reliably.

Marine Surveys.  Mako provides the offshore industry with a responsive marine survey service.  Mako’s surveyors have extensive experience in the marine industry, and provide a reliable and timely service, encompassing on-and-off hire surveys, damage surveys, engine surveys, loading / securing of cargo (warranty), trip and tow, suitability surveys, valuation surveys, hull audio gauging, owner representatives, and regulatory vessel compliance.

ElectroWave

ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.  ElectroWave designs, manufactures, installs, and commissions integrated Programmable Logic Controller (“PLC”) and Supervisory Control and Data Acquisition (“SCADA”) based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.  ElectroWave can take projects from conceptual/system design through installation, commissioning, and support. ElectroWave's understanding of system requirements and its ability to quickly understand its customer’s needs allows them to produce quality products and services on time and on budget.

ElectroWave has supplied equipment on drilling production rigs operating throughout the world, including Abu Dhabi, Angola, Australia, Azerbaijan, Brazil, Congo, Dubai, Egypt, Equatorial Guinea, India, Indonesia, Kuwait, Mexico, Nigeria, Norway, Russia, the United Kingdom, United States, Vietnam, and other areas. ElectroWave is also a supplier of integrated marine systems for ships with design, manufacture, and delivery of machinery plant control and monitoring systems and/or alarm monitoring systems for 3 Molinari Class Staten Island ferries, a United States Coast Guard ice breaker, one of the world’s largest hopper dredges, and other vessels.

Below are some of ElectroWave’s major products:

Drillers Display System.  ElectroWave has two proprietary drillers display systems.  One of the proprietary systems was provided by one of our customers and is installed only on that customer’s rigs.  The other proprietary drillers display system was developed internally and is installed in rigs worldwide. Drillers display systems allow the driller to keep an eye on all the important parameters required for monitoring activity. Viewing of mud pits, trip pits, flow rates, weight on bit, hook load, and other activities are available to the driller at a glance. Logging software provides data analysis at a whole new level, bringing more efficient drilling operations and increased production from each working rig. Over 30 of these systems are installed on our customers' rigs worldwide, having over 800 rig-months of operating time, over 1 million hours of cumulative up-time, with a total down time of 2.5 hours.  Our two largest customers for ElectroWave’s drillers display systems are Transocean Offshore and Diamond Offshore Drilling.

Machinery Plant Control System.  The Machinery Plant Control and Monitoring Systems (MPCMS) allow the operators of a vessel to reduce manning requirements by integrating all of the machinery controls and monitoring systems into one. The MPCMS can reduce the number of crew on one vessel by more than 50%, allowing the vessel owner to save personnel expenses or allocate personnel to more critical areas.  ElectroWave's largest MPCMS system consists of over 5,000 points, consisting of hard wired sensors, contacts, and data over industrial protocols such as Ethernet, Modbus, and Profibus.  We have integrated systems such as fire, flooding, ballast, fueling, bridge, propulsion, engines, HVAC, deck machinery, air systems, emergency generators, lighting, and more, into one system.  An entire vessel can now almost be operated from one station by a very minimal crew.  Our MPCMS is currently in use on the United States Coast Guard Ice Breaker Mackinaw.

Ballast Console.  ElectroWave designs replacement ballast control consoles for a number of customers. The consoles they are replacing have fallen out of service and are typically only partially functioning. ElectroWave first sends out a technician to perform a "site survey" during which our technician will take copious notes about the existing installation, all of the wiring, and any manuals that exist for the system. Our team then brings this information back to our facility where we design replacement consoles that fit exactly where the old console was, reducing hot work and re-wiring.  After designing a new console, drawings are sent to the rig managers, electricians, and company electricians for verification. After drawings are verified, the console is released for production. Upon receiving the console at our factory, our electricians (some of which are ex-rig electricians) wire the console to match the old system wiring. After through testing at our factory, the console is shipped to the customer where it is installed by our field service personnel. The new console is wired to operate exactly like the old system to reduce re-training of ballast control officers and rig hands. After the console is commissioned, our technicians will provide any support and training necessary before leaving the site.  We have installed ballast control systems that are full touch screen capable, operating over 80 valves and more than 30 tanks. We have these type systems installed on the Coast Guard Ice Breaker Mackinaw, and the 3 Molinari Class Staten Island ferries, the Molinari, Marchi, and Spirit of America.

CCTV System.  ElectroWave has tackled some very difficult CCTV security and monitoring requirements.  Post-911, the New York Department of Transportation (NYDOT) wanted cameras to watch every available compartment of their three new ferries. ElectroWave stepped up to the challenge and provided NYDOT one of the most sophisticated CCTV systems available on passenger transportation ferries. A system of cameras, coupled with digital video recording, allow post-event tracing and security on one of the most-used transportation devices in New York.  CCTV is more than just security, many (if not all) oil rigs have CCTV systems installed to keep an eye on the safety of those working on the rig.  Cameras watch unmanned spaces, machinery spaces, and potential hazard zones for trouble. This helps to keep the manning requirement on the rigs to a minimum while allowing for a safer working environment.  ElectroWave typically provides Pelco camera systems, but is capable of integrating existing camera systems into new CCTV installations. ElectroWave has also developed hardware and software in-house to allow the use of Pan/Tilt/Zoom cameras from hazardous locations where PTZ keyboards cannot be installed.

Ballast Monitoring System.  ElectroWave has designed and implemented numerous ballast monitoring systems.  A ballast monitoring system is a method of displaying the contents of the tanks on board the vessel.  The systems provided by ElectroWave ranges from simple racks of bubbler style display units to integrated PLC touch screen systems visible throughout the vessel. ElectroWave has also offered automated tank reporting systems with our electronic PLC monitoring systems, allowing the operators to keep a liquid load sheet available at any time.

Active Heave Compensation.  ElectroWave was approached to implement an algorithm to perform Active Heave Compensation. An "Active Heave Compensator", or AHC, is designed to reduce or eliminate (in this case eliminate) the effects of vessel heave during overboarding operations. This means that a package can be held at a specific location in the water without the motion of the vessel on the waves affecting the position of the package.  The customer identified the operational tolerance of the system to be 6" of movement of the package with vessel heave of approximately 20 feet. The system that was implemented is accurate to 0.6" of package movement with vessel heave up to 30 feet. ElectroWave always delivers products to the best of our ability, often exceeding customer requirements and expectations.  ElectroWave implemented an Allen Bradley PLC system to take data from a Motion Reference Unit (MRU) and drive hydraulic actuators to compensate for the movement of the vessel.

Manufacturing

Our manufacturing facilities are in Channelview, Texas, a suburb of Houston, where we conduct a broad variety of processes, including machining, fabrication, inspection, assembly and testing. Our Manufactured Systems Division is devoted to the design, manufacturing, testing, and commissioning of heavy equipment used in both on- and offshore operations in a variety of markets and industries. The manufacturing personnel have over 50 years of combined experience serving commercial, government, military and academic customers in a variety of applications. The facilities encompass over 8 acres, with approximately 60,000 square feet of manufacturing space with 4 overhead cranes and 7,000 square feet of office space. The Company is located with great access to both I-10 and the Houston Ship Channel. The facilities have 120V, 240V and 480V power.  Our manufacturing plant is ISO 9001 and American Petroleum Institute certified.

Our manufacturing facility utilizes state-of-the-art computer numerically controlled ("CNC") machine tools and equipment, which contribute to the Company's product quality and timely delivery.  We maintain our equipment and tooling in good working condition and upgrade our capabilities as needed to enhance the cost-efficient manufacture of our specialized products. We purchase quality used machine tools and equipment as they become available and store them at our facility to be rebuilt, upgraded or refurbished as needed.  We maintain our high standards of product quality through the use of quality assurance specialists who work with product manufacturing personnel throughout the manufacturing process and inspect and document equipment as it is processed through the Company's manufacturing facility.  We have the capability to manufacture various products from each of our product lines at our major manufacturing facility and believe that this localized manufacturing capability is essential in order to compete with our major competitors.  We maintain valuable relationships with several other companies that own additional fabrication facilities in and around Houston, Texas.  These other companies provide excellent subcontract manufacturing support on an as-needed basis.  Our manufacturing process includes heat treatment, machining, fabrication, inspection, assembly and testing.  Our primary raw material is steel. We routinely purchase raw materials from many suppliers on a purchase order basis and do not have any long-term supply contracts.

Flotation has designed, developed, and assembled its own continuous liquid syntactic foam production machine.  This machine allows Flotation to produce the large volume of foam required to make the 7-14 foot long drilling pipe flotation risers that appear to be in high demand for offshore drilling in very deep waters such as those of Brazil.  These drill pipe risers will operate effectively in water depths of up to 4,000 meters (13,000 feet).   Flotation has foam that is capable of operating in water depths of up to 7,000 meters (23,000 feet). Flotation’s drilling riser buoyancy design is unique in the industry, and a patent application has been filed.

Customers

Demand for our deep water equipment, surface equipment and offshore rig equipment and services is substantially dependent on the condition of the oil and gas industry to invest in substantial capital expenditures as well as continual maintenance and improvements on its offshore exploration, drilling and production operations. The level of these expenditures is generally dependent upon various factors such as expected prices of oil and gas, exploration and production costs of oil and gas, the level of offshore drilling and production activity.  The prevailing view of future oil and gas prices are influenced by numerous factors affecting the supply and demand for oil and gas.  These factors include worldwide economic activity, interest rates, cost of capital, environmental regulation, tax policies, and production levels and prices set and maintained by producing nations and OPEC.  Capital expenditures are also dependent on the cost of exploring for and producing oil and gas, the sale and expiration dates of domestic and international offshore leases, the discovery rate of new oil and gas reserves in offshore areas and technological advances. Oil and gas prices and the level of offshore drilling and production activity have historically been characterized by significant volatility.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies, foreign national oil and gas companies, subsea equipment manufacturers and subsea equipment installation contractors involved in offshore exploration, development and production.  Offshore drilling contractors, engineering and construction companies, the military and other companies involved in maritime operations represent a smaller customer base.  Our customers include Acergy SA; Aker Kvaerner ASA; Amerada Hess Corporation; Anadarko Petroleum Corporation; Atlantic Shipyard; BHP Billiton Limited; BP PLC; Cabett Subsea Products, Inc.; Cal Dive International, Inc.; Cameron International Corporation; Chevron Corporation; Devon Energy Corporation; Diamond Offshore Drilling, Inc.; Dril-Quip, Inc.; Duco Inc.; ExxonMobil Corporation; Helix Energy Solutions Group Inc.; JDR Cable Systems (Holdings) Ltd; Kerr McGee Corporation; Marathon Oil Corporation; Marinette Marine Corporation; Nexen Inc.; Noble Energy Inc.; Oceaneering International, Inc.; Oil States Industries, Inc.; Royal Dutch Shell PLC; Schlumberger Limited; Subsea 7, Inc.; Technip USA Holdings, Inc.; TransOcean Offshore Inc.; United States Coast Guard; Veolia Environmental Services, Inc. and United States Navy.

We are not dependent on any one customer or group of customers. The number and variety of our products required in a given period by a customer depends upon their capital expenditure budget as well as the results of competitive bids. Consequently, a customer may account for a material portion of revenues in one period and may represent an immaterial portion of revenues in a subsequent period. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on the results of our operations.

Marketing and Sales

We market our products and services throughout the world directly through our sales personnel in our corporate headquarters in Channelview, Texas. We periodically advertise in trade and technical publications of our customer base.  We also participate in industry conferences and trade shows to enhance industry awareness of our products and services.  Our customers generally order products and services after consultation with us on their project.  Orders are typically completed within two weeks to three months depending on the type of product or service.  Larger and more complex products may require four to six months to complete.  Our customers select our products and services based on the quality, reliability and reputation of the product or service, price, timely delivery and advance technology.  For large drilling and production system orders, we engage our project management team to coordinate customer needs with engineering, manufacturing and service organizations, as well as with subcontractors and vendors.  Our profitability on projects is dependent on performing accurate and cost-effective bids as well as performing efficiently in accordance with bid specifications.  Various factors can adversely affect our performance on individual projects that could potentially adversely affect the profitability of a project.

Product Development and Engineering

The technological demands of the oil and gas industry continue to increase as offshore exploration and drilling operations expand into deeper and more hostile environments.  Conditions encountered in these environments include well pressures of up to 15,000 psi, mixed flows of oil and gas under high pressure that may also be highly corrosive, and water depths in excess of 5,000 feet.  We are continually engaged in product development activities to generate new products and improve existing products to meet our customers’ specific needs.  We also focus our activities on reducing the overall cost to the customer, which includes not only the initial capital cost but also operating costs associated with its products.

We have an established track record of introducing new products and product enhancements.  Our product development work is conducted at our facilities in Channelview, Texas and in the field.  Our application engineering staff also provides engineering services to customers in connection with the design and sales of our products.  Our ability to develop new products and maintain technological advantages is important to our future success.

We believe that the success of our business depends more on the technical competence, creativity and marketing abilities of our employees than on any individual patent, trademark or copyright.  Nevertheless, as part of our ongoing product development and manufacturing activities, our policy is to seek patents when appropriate on inventions concerning new products and product improvements.  All patent rights for products developed by employees are assigned to us.

Competition

The principal competitive factors in the petroleum drilling and production and maritime equipment markets are quality, reliability and reputation of the product, price, technology, the ability to provide quality service and timely delivery.  We face significant competition from other manufacturers of exploration, production and maritime equipment.  Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources and have a longer history in the manufacturing of these types of equipment.  We compete principally with Dynacon, FMC, Halliburton Product Pipeline Services, Kvaerner, Norson, Ocean Works, Oceaneering, VFL, and Halliburton Product Pipeline Services on our umbilical services; Dynacon, Ocean Works and Odem on our Launch and Recovery Systems; and Entech, Technip, Manatec and Pegasus on our installation management services.

Flotation’s principal competitors in the polyurethane area are Trelleborg AB, Balmoral Group, Dunlaw Engineering Ltd., ABCO Industries Limited, and Whitefield Plastics Corporation.  Flotation’s principal competitor in the syntactic foam is Trelleborg AB. CRP Group was acquired by the Trelleborg AB in January 2006 and now operates worldwide as Trelleborg Offshore, with North American operations under the name Trelleborg Offshore, Inc.  Other competitors include Cumming Corp., located in Massachusetts; Matrix Composites & Engineering Ltd., located in Australia; Balmoral Group, located in Scotland; Syntech Materials, Inc., located in Virginia; and Marine Subsea Group, located in Norway.

Employees

We have 165 employees as of August 25 , 2008.  Our employees are not covered by collective bargaining agreements and we consider our employee relations to be good.  Our operations depend in part on our ability to attract a skilled labor force.  While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we pay or both.

Governmental Regulations

A significant portion of our business activities are subject to federal, state, local and foreign laws and regulations and similar agencies of foreign governments.  The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent.  These regulations are administered by various federal, state and local health and safety and environmental agencies and authorities, including the Occupational Safety and Health Administration of the U.S. Department of Labor and the U.S. Environmental Protection Agency.  From time to time, we are also subject to a wide range of reporting requirements, certifications and compliance as prescribed by various federal and state governmental agencies.  Expenditures relating to such regulations are made in the normal course of our business and are neither material nor place us at any competitive disadvantage. We do not currently expect compliance with such laws will require us to make material expenditures.

We are also affected by tax policies, price controls and other laws and regulations generally relating to the oil and gas industry, including those specifically directed to offshore operations.  Adoption of laws and regulations that curtail exploration and development drilling for oil and gas could adversely affect our operations by limiting demand for our services or products.

Increased concerns about the environment have resulted in offshore drilling in certain areas being opposed by environmental groups, and certain areas have been restricted.  To the extent that new or additional environmental protection laws that prohibit or restrict offshore drilling are enacted and result in increased costs to the oil and gas industry in general, our business could be materially affected.  In addition, these laws may provide for "strict liability" for damages to natural resources or threats to public health and safety, rendering a party liable for the environmental damage without regard to negligence or fault on the part of such party.  Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution.  Certain environmental laws provide for joint and several strict liabilities for remediation of spills and releases of hazardous substances.  In addition, companies may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources.  Such laws and regulations may also expose us to liability for the conduct of or conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such acts were performed.  Compliance with environmental laws and regulations may require us to obtain permits or other authorizations for certain activities and to comply with various standards or procedural requirements.

We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.  We believe that our facilities are in substantial compliance with current regulatory standards.  Based on our experience to date, we do not currently anticipate any material adverse effect on our business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment.  However, future events, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies, or stricter or different interpretations of existing laws and regulations, may require additional expenditures which may be material.

DESCRIPTION OF PROPERTY

Our principal corporate offices and manufacturing space are located at 15473 East Freeway, Channelview, Texas 77530.  We lease the Channelview property which consists of approximately 10.998 acres of land with approximately 60,000 square feet of manufacturing space with four overhead cranes and 7,000 square feet of office space.  We lease all buildings, structures, fixtures and other improvements from JUMA, LLC, a company owned by Ronald E. Smith, CEO and a director of Deep Down, Inc. and Mary L. Budrunas, a vice president and a director of Deep Down, Inc.  The base rate of $15,000 per month is payable to JUMA through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

ElectroWave’s offices and manufacturing space is located at the same location of Deep Down at 15473 East Freeway, Channelview, Texas 77530.  ElectroWave’s facilities are also included in the lease with JUMA, LLC.

Mako Technologies, LLC leases its property and buildings from Sutton Industries.  Mako is located at 125 Mako Lane, Morgan City, LA 70380.  The lease is for 5 years beginning on June 1, 2006.  There is a 5 year option at the expiration of the initial lease. At this location, Mako has its administrative offices and buildings that serve as the support location for the Mako rental equipment.

In connection with the purchase of Flotation, Deep Down acquired land along with a building and improvements with a fair market value of $3.3 million which houses its 46,925 square foot light industrial manufacturing facility on a 3.61 acre site in Maine. Flotation is in the process of building a second continuous mixer at a cost of $500,000.  This mixer will augment the production of foam on the same manufacturing line as the original mixer.

PATENTS, TRADEMARKS AND COPYRIGHTS

The Company currently holds one patent covering riser tensioner sensor assembly.  An additional five patents have been applied for and are in process.  Trademarked names of the Company include DRILSYS TM, ELECTROWAVE TM, MUDSYS TM , AQUASOX TM , MORAY TM and SEASTAX TM , QUICK-LOC®, FLOTEC®, and PROTEUS™.

We also obtained all the rights to the following inventions, including all provisional applications in connection with the acquisition of Flotation:

•	Drilling Riser Buoyancy Produced with Plastic Shell (inventors Timothy H. Cook, Fred Maguire and David Capotosto);

•	Drilling Riser Auxiliary Claim with Integral Mux Clamp (inventors Timothy H. Cook, Fred Maguire and David Capotosto);

•	Clam for Holding Distributed Buoyancy Modules (inventors David Capotosto and William Stewart); and

•	Hinged Distributed Buoyancy Module (inventors Timothy H. Cook and David Capotosto).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our directors and executive officers as of August 25 , 2008. There are no other persons who can be classified as a promoter or controlling person in relation to us. Our officers and directors are as follows:

Name	Age	Position Held With The Company
Robert E. Chamberlain, Jr.	49	Chairman of the Board, Chief Acquisitions Officer, and Director
Ronald E. Smith*	49	President, Chief Executive Officer and Director
Eugene L. Butler	66	Chief Financial Officer and Director
Mary L. Budrunas*	56	Vice-President, Corporate Secretary, and Director
Bradley M. Parro	50	Vice-President
_________________________

* Ronald E. Smith and Mary L. Budrunas are husband and wife.

Robert E. Chamberlain, Jr., Chairman of the Board, Chief Acquisitions Officer, and Director. Mr. Chamberlain has served as Chairman and Director of the Company since December 2006.  Mr. Chamberlain has a B.S. in Chemical Engineering and a B.S. in Biomedical Engineering from Northwestern University's Technological Institute and an MBA from Northwestern University's Kellogg Graduate School of Management. Mr. Chamberlain served as Vice President with Solomon Brothers Inc. (1986 to 1992), where his responsibilities included mergers, acquisitions, leveraged buyouts, merchant banking, divestitures, corporate finance, capital raises, restructurings and new product development in both the private and public markets. From 1992 through 1995, Mr. Chamberlain served as Vice President for Laidlaw Securities and Dickinson & Co. where he was responsible for generating public and private equity transactions. Since 1995, Mr. Chamberlain has assisted small emerging growth companies gain access to the capital markets and develop well articulated strategic objectives through consulting companies he controlled. Most recently, Mr. Chamberlain served as Chairman, CEO, CFO and Director of a publicly-traded energy company involved in the development of oil and gas opportunities, primarily in the Barnett Shale of Texas.

Ronald E. Smith, President, Chief Executive Officer and Director . Mr. Smith co-founded Deep Down in 1997 and has served as President and Director of the Company since December 2006. Mr. Smith graduated from Texas A&M University with a Bachelor of Science degree in Ocean Engineering in 1981. Mr. Smith worked both onshore and offshore in management positions for Ocean Drilling and Exploration Company (ODECO), Oceaneering Multiflex, Mustang Engineering and Kvaerner before founding Deep Down. Mr. Smith’s interests include all types of offshore technology, nautical innovations, state of the art communications, diving technology, hydromechanics, naval architecture, dynamics of offshore structures, diving technology and marketing of new or innovative concepts. Mr. Smith is directly responsible for the invention or development of many innovative solutions for the offshore industry, including the first steel tube flying lead installation system.

Eugene L. Butler, Chief Financial Officer and Director.   Mr. Butler has served as Chief Financial Officer with Deep Down, Inc. since June 2007.  Mr. Butler was Managing Director of CapSources, Inc., an investment banking firm specializing in mergers, acquisitions and restructurings, from 2002 until 2007. Prior to this, he has served in various capacities as a director, president, chief executive officer, chief financial officer and chief operating officer for Weatherford International, Inc., a $2 billion multinational service and equipment corporation serving the worldwide energy market, from 1974 to 1991.  He was elected to Weatherford’s Board of Directors in May of 1978, elected president and chief operating officer in 1979, and president and chief executive officer in 1984.  He successfully developed and implemented a turnaround strategy eliminating debt and returning the company to profitability during a severe energy recession.  Mr. Butler also expanded operations into international markets allowing Weatherford to become a major worldwide force with its offshore petroleum products and services.  Mr. Butler graduated from Texas A&M University in 1963, and served as an officer in the U.S. Navy until 1969 when he joined Arthur Andersen & Co.  Mr. Butler is distinguished by numerous medals and decorations, including the Bronze Star with combat “V” and the Presidential Unit Citation for his service with the river patrol force in Vietnam.

Mary L. Budrunas, Vice-President, Corporate Secretary, and Director.  Ms. Budrunas, co-founder of Deep Down, Inc. along with current chief executive officer Ronald E. Smith, has served as Vice-President and director of the Company since December 2006.  Ms. Budrunas is responsible for the Company’s administrative functions, including human resources and accounting.  Ms. Budrunas has more than 30 years of logistical management experience in manufacturing, fabrication, and industrial sourcing in the oil and gas industry. Prior to Ms. Budrunas co-founding Deep Down in 1997, she managed the purchasing efforts of many projects over a 10-year period for Mustang Engineering, and previously directed procurement for a large petroleum drilling and production facility project in Ulsan, Korea.

Bradley M. Parro, Vice President.  Mr. Parro has served as Vice President since May 2008.  Prior to this, he was the Managing Director for Continental Shelf Associates where he was responsible for business development for the company’s Houston, Texas office.  From 1998 through 2004, he served in various executive capacities, including chief financial officer, chief operating officer and chief executive officer of PetroCom, LLC, a $30 million wireless communications company serving the offshore oil and gas industry.  He also held the position of chief financial officer for oilfield service providers Ceanic Corporation (formerly NASDAQ: DIVE) and Perry Tritech, Inc.  His experience includes mergers and acquisitions, corporate restructuring, equity and sub-debt placement, strategic planning and execution and executive financial and operational management.  Mr. Parro has a Bachelor of Science degree in finance from the University of Illinois at Urbana-Champaign and a Master of Business Administration degree from Loyola University of Chicago.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosures in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

There were no material changes to the procedures by which shareholders may recommend nominees to the Company’s Board of Directors.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies. Our Board of Directors has determined that no director qualifies as an audit committee financial expert as defined in Item 407(d) (5) (ii) of Regulation S-B.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons beneficially owning more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership with the SEC within specified time periods. Such officers, directors and shareholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on the review of such forms received by us, or written representations from certain reporting persons, not all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with within a timely manner during the fiscal year ended December 31, 2007.  During 2007, the number of Form 3s that were filed late totaled six; the number of Form 4s that were filed late totaled six; and the number of Form 5s that were filed late totaled seven.  However all required reports were filed by December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 25, 2008, concerning the beneficial ownership of shares of common stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each Director; (iii) the Company’s Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

Name and address of beneficial owner (2)	Shares	Vested Options / Warrants	Percentage of Voting Rights (1)
Ronald E. Smith (3)(4)	44,629,876	-	25.16%
Mary L. Budrunas (3)	44,629,876	-	25.16%
Robert E. Chamberlain, Jr.(4)	25,358,375	-	14.30%
Eugene L. Butler (4)	350,000	1,000,000 (5)	0.76% (6)
All directors and officers as a group (four persons)	70,338,251	1,000,000	40.00%(6)

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 177,350,630 shares of common stock outstanding as of  August 25 , 2008.

(2) The address of each of the beneficial owners is c/o Deep Down, Inc., 15473 East Freeway, Channelview, Texas 77530.

(3) Reflects 26,216,871 shares owned by Ronald E. Smith and 18,413,005 shares owned by Mary L. Budrunas, who are married to each other.

(4) Shares owned include 350,000 shares of restricted stock issued on February 14, 2008 which become fully vested on the second anniversary of the grant, February 14, 2010.

(5) Includes 1,000,000 options to purchase shares of the Company’s common stock at an exercise price of $0.515 per share. Effective May 31, 2007, we hired Eugene L. Butler as our Chief Financial Officer (“CFO”) for an initial term through May 31, 2010 with automatic annual renewals for an additional two years. He received an aggregate of 3,000,000 stock options, of which the first 33% vested on the first anniversary of the agreement, the second 33% on the second anniversary of the agreement and the remaining 33% will vest on the third anniversary of the agreement. The exercise price for the options, $0.515 per share, was determined by the closing market price of the common stock on the date of grant.  The options expire on May 31, 2010.

(6) Based on 178,350,630 shares of common stock outstanding, assuming the exercise of all vested options held by Mr. Butler.

Disclosure regarding our equity compensation plans as required by this item is incorporated by reference to the information set forth under the section entitled “Market for Common Equity and Related Stockholder Matters” above.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to our Chief Executive Officer, Chief Financial Officer and our two highest compensated named executive officers (the “Named Executive Officers”) for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (5)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Ronald E. Smith (4)	2007	$269,231	$-	$-	$-	$-	$269,231
President, Chief Executive Officer and Director	2006	$27,110	$1,710	$-	$-	$-	$28,820
Robert E. Chamberlain, Jr. (1) (4)	2007	$180,000	$-	$-	$-	$20,655	$200,655
Chairman of the Board, Chief Acquisition Officer and Director	2006	$16,670	$-	$-	$-	$-	$16,670
Mary L. Budrunas	2007	$134,615	$-	$-	$-	$-	$134,615
Vice-President, Corporate Secretary and Director	2006	$13,070	$12,670	$-	$-	$-	$25,740
Eugene L. Butler (2) (4)	2007	$105,000	$-	$-	$618,300	$14,568	$737,868
Chief Financial Officer and Director	2006	$-	$-	$-	$-	$-	$-

(1)    Mr. Chamberlain was paid for consulting services he performed through Strategic Capital Services, Inc. Other compensation consists of auto allowance payments of $1,000 per month and $8,655 for payroll tax reimbursement which were paid during fiscal 2008. Effective January 1, 2008, Mr. Chamberlain’s annual fee for consulting services was increased to $225,000.

(2)    Mr. Butler began drawing an annual salary of $180,000 beginning May 31, 2007. Option awards consist of 3,000,000 options granted on that date which vest in three equal annual installments on the first three anniversary dates of the grant date. Other compensation consists of auto allowance payments of $1,000 per month and $7,568 for payroll tax reimbursement which were paid during fiscal 2008. Effective January 1, 2008, Mr. Butler’s annual fee for consulting services was increased to $225,000.

(3)    Option awards are based on expense recognized under FAS123(R).  Awards granted to Mr. Butler during fiscal year 2007 were granted with a strike price equal to the quoted market price on the day of the grant and were valued at date of grant using Black-Scholes option pricing models with the following assumptions: 5% risk free rate, 52.7% volatility, expected life of 3 years and zero dividends.

On February 14, 2008, Deep Down issued 1,000,000 stock options to Messrs. Smith, Chamberlain and Butler with an exercise price of $1.50, which was in excess of the day’s closing price of $0.42. The aggregate fair value of such options (excluding estimated forfeitures) was approximately $145,764 based on the Black-Scholes option pricing model using the following estimates:  2.8% risk free rate, 61.3% volatility, an expected life of 3 years and zero dividends. These options are not reflected on the table above since the grant occurred after December 31, 2007.

(4)    In June, 2008, in recognition of the successful completion of the acquisition of Flotation and the private placement of common stock, Messrs, Smith, Chamberlain and Butler were each awarded a cash performance bonus of $100,000 which was paid on June 20, 2008. These bonuses are not reflected on the table above since they occurred after December 31, 2007.

(5)    On February 14, 2008, Deep Down issued 350,000 shares of restricted common stock to Messrs. Smith, Chamberlain and Butler at a price of $0.42, the closing price of Deep Down’s stock on that day. These restricted shares vest over a period of two years. The aggregate fair value of such restricted stock was approximately $441,000. These shares are not reflected on the table above since the grant occurred after December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity incentive plan awards for each of the Named Executive Officers, outstanding as of December 31, 2007.  The amounts reflected as Market Value are based on the closing price of our Common Shares of $ 0.98 on December 31, 2007 (the last trading day of our fiscal year ended December 31, 2007).

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Eugene L. Butler, Chief Financial Officer	-	3,000,000	-	$0.515	May 31, 2010

The vesting provisions for the Company’s stock options noted above will vest over a three-year period.
See footnotes (3) and (5) of the Summary Compensation Table for options and restricted stock granted during fiscal year 2008.

Employment Agreements

Effective August 6, 2007, we signed an employment agreement with Ronald E. Smith, our President and Chief Executive Officer (“CEO”) for an initial term through August 6, 2010 with automatic annual renewals for an additional two years. Under terms of the employment agreement, Mr. Smith will receive an annual base salary of $250,000 plus $1,000 per month auto allowance.

Effective August 6, 2007, we signed a consulting agreement with Strategic Capital Services, Inc. (“Strategic”) to provide the services of  Robert E. Chamberlain, who is our Chairman of the Board and Chief Acquisitions Officer (“CAO”)  for an initial term through August 6, 2010 with automatic annual renewals for an additional two years. Under terms of the consulting agreement, Mr. Chamberlain will receive an annual base salary of $180,000, which was increased to $225,000 as of January 1, 2008, plus $1,000 per month auto allowance, and payment to Strategic of an amount equal to Federal and State payroll withholdings customarily withheld for an employee. Such amounts totaling approximately $8,655 were paid in February 2008.

Effective May 31, 2007, we hired Eugene L. Butler as our Chief Financial Officer (“CFO”) for an initial term through May 31, 2010 with automatic annual renewals for an additional two years. Under Mr. Butler's employment agreement, he will receive an annual base salary of $180,000, which was increased to $225,000 as of January 1, 2008. He received an aggregate of 3,000,000 stock options, of which the first 33% will vest on the first anniversary of the agreement, the second 33% on the second anniversary of the agreement and the remaining 33% will vest on the third anniversary of the agreement. The exercise price for the options was determined by the closing market price of the common stock on the date of grant.   Mr. Butler’s employment agreement contains an indemnification provision that may require us to, among other things: indemnify Mr. Butler against liabilities that may arise by reason of his status or service as an officer to the fullest extent permitted under law.  Effective August 6, 2007, Mr. Butler’s employment agreement was replaced by a consulting agreement with all the same provisions as the previous employment agreement.  The consulting agreement contains a provision that Deep Down will remit to Mr. Butler an amount equal to Federal and State payroll withholdings customarily withheld for an employee. Such amounts totaling approximately $7,568 were paid in February 2008.

Effective May 1, 2008, Deep Down entered into an employment agreement with Bradley M. Parro to serve as Vice President of the Company.  The employment agreement is for a period of three years, during which time he is to be paid $180,000 per year, and be eligible for bonuses under terms of the Deep Down bonus plan.  Mr. Parro is also eligible to receive an automobile allowance of up to $1,000 per month.  Additionally, pursuant to the employment agreement, Mr. Parro was granted 300,000 stock options to purchase shares of our common stock at an exercise price of $0.88 per share.  The options vest at the rate of one-third of the options on the first, second and third anniversary of May 1, 2008, respectively, and expire ten years from such date. Mr. Parro is not included on the tables above as he was hired after December 31, 2007.

Compensation of Directors

For the year ended December 31, 2007, there were no cash payments or equity grants for compensation to the Company’s former non-employee director, Daniel L. Ritz, Jr. Mr. Ritz resigned as a director of the Company effective March 20, 2007.  The directors of the Company are all also executive officers of the Company and as directors do not receive any additional compensation related to the performance of services as directors.  The Company may agree to provide compensation to non-employee directors in the future.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

We lease all buildings, structures, fixtures and other improvements from JUMA, LLC, a company owned by Ronald E. Smith, CEO and a director of Deep Down, Inc. and Mary L. Budrunas, a vice president and a director of Deep Down, Inc.  The base rate of $15,000 per month is payable to JUMA through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

On March 28, 2008, Deep Down redeemed 4,500 shares of Series D preferred stock owned by Ronald Smith and Mary Budrunas.  The Series D preferred shares were redeemed for 23,279,876 shares of common stock.

During the six months ended June 30, 2008, Deep Down granted an aggregate of 1,200,000 restricted shares of common stock and an aggregate of 3,000,000 stock options to Ronald E. Smith, Robert E. Chamberlain, Jr., Chairman and Chief Acquisition Officer, and Eugene L. Butler, Chief Financial Officer, under the terms of the Deep Down, Inc. Stock Option Plan. Deep Down also awarded in recognition of their completion of the acquisition of Flotation and private placement of common stock, a performance bonus of $300,000 in the aggregate.

The Company is a party to the employment agreements described herein with various of our officers and directors.

None of the Company’s directors are independent.  However, the Company believes that it would be exempt from some of the independence requirements of NASDAQ ® due to the Company’s being a controlled company as defined in the NASDAQ® rules.  Under the NASDAQ® standards for “independence”, none of our directors would qualify as independent generally or with respect to any specific independence requirements for any committee member. However, as the Company is not traded on the NASDAQ®, the Company is not required to comply with NASDAQ® independence requirements at this time.  At such time, if ever, as the Company is traded on NASDAQ® or any alternative exchange, which requires director independence, the Company plans to take steps at that time to comply with such independence requirements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL MATTERS

None.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this Prospectus is being passed upon for us by Sonfield & Sonfield, Houston, Texas, who does not hold any interest in the Company, contingent or otherwise.

LEGAL PROCEEDINGS

From time to time we are involved in legal proceedings arising in the normal course of our business. As of the date of this Prospectus, there are no material pending or threatened legal proceedings regarding the Company which we are aware of.

EXPERTS

The consolidated financial statements of Deep Down, Inc. as of December 31, 2007 and 2006 and for the period from June 29, 2006 (inception) to December 31, 2006 included in this prospectus have been included in reliance on the report dated March 31, 2008 of Malone & Bailey PC, an independent registered public accounting firm, given on the authority of such firm as experts on accounting and auditing. In addition, the historical financial statements of Flotation Technologies, Inc. included in this prospectus have been included in reliance on the report dated June 16, 2008 of Bruzgo & Kremer, LLC, an independent public accounting firm, given on the authority of such firm as experts on accounting and auditing. Further, the financial statements of Mako Technologies, Inc. as of and for the period ended September 30, 2007 and as of and for the year ended December 31, 2006, included in this prospectus have been included in reliance on the report dated March 17, 2008 of Malone & Bailey PC, an independent registered public accounting firm, given on the authority of such firm as experts on accounting and auditing.

SHARES AVAILABLE FOR FUTURE SALE

As of August 25 , 2008, we had outstanding 177,350,630 shares of our Common Stock, of which 29,002,052 shares are freely tradable or covered by a current registration statement and 57,142,857 shares will be freely tradable under this Prospectus.  The remaining 91,205,721 shares of our Common Stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of August 25 , 2008, there were an aggregate of 8,775,000 shares of our Common Stock issuable upon exercise of outstanding stock options and an aggregate of 638,812 shares of stock issuable upon exercise of outstanding warrants.  On July 3, 2008, the holder of 4,960,585 warrants exercised the warrants in a cashless exercise for a total of 2,618,129 shares of common stock.

Until September 3 , 2008, we have agreed not to directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of common stock, or securities convertible into or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than option grants to employees pursuant to existing plans in the ordinary course of business), or (2) enter into any swap or other derivatives transaction that transfer to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of the Selling Shareholders or Dahlman Rose & Company, LLC.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock.  Under new rules adopted by the Commission, unregistered resales of restricted securities of reporting companies are able to be made by non-affiliates and affiliates after such securities have been held for six (6) months (assuming the issuer remains current in its SEC periodic reporting obligations for an additional six months, and subject to any affiliates complying with certain volume limitations and other resale requirements as set forth in Rule 144), and after one (1) year by affiliates and non-affiliates of non-reporting companies, subject to certain requirements under Rule 144, as it has been amended (including that there is current public information regarding the issuer for sales by affiliates and that other volume limitations are complied with for sales of affiliates, as described in greater detail in Rule 144).

SELLING SHAREHOLDERS

On June 5, 2008, in a private placement we sold 57,142,857 shares of our common stock to the thirty-five (35) Selling Shareholders listed below.  Under the securities purchase agreement that we entered into with the investors, we agreed to register for resale to the public under the Securities Act of 1933 the shares sold.

We are registering the shares to permit the Selling Shareholders to resell them in the manner contemplated under the “Plan of Distribution” beginning on page 69.  When we refer to “Selling Shareholders” in this Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, successors, and others who later come to hold any of the Selling Shareholders’ interests in shares of our common stock other than through a public sale.

The shares offered by this Prospectus may be offered from time to time by the Selling Shareholders.  They may sell some, all or none of their shares.  We do not know how long the Selling Shareholders will hold the shares before selling them.  We currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares.

The following table sets forth the name of each selling shareholder, the number of shares owned by each Selling Shareholder before this offering, the number of shares that may be offered under this Prospectus, and the number of shares of our common stock owned by the Selling Shareholders after this offering is completed.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a Selling Shareholder may offer under this Prospectus.  The number of shares in the column “Shares Owned after the Offering” assumes the sale of all of the shares offered by the Selling Shareholder under this Prospectus.

The ownership of shares reported in the table below is based upon information provided by each Selling Shareholder and SEC Form 4s, SEC Schedules 13D and 13G, and other public documents filed with the Securities and Exchange Commission.  Unless otherwise noted, none of the share amounts set forth below represents more than 5% of our outstanding common stock as of August 25, 2008.  The percentages of shares owned after the offering are based on 177,350,630 shares of our common stock outstanding as of August 25, 2008.

None of the Selling Shareholders have, or within the past three years has had, any position, office or other material relationship with us.

Based on the information provided to us by the Selling Shareholders, none of the Selling Shareholders is, or is affiliated with, a broker-dealer other than Crestview Capital Master, L.L.C., D.E. Shaw Valence Portfolios, L.L.C., Dean O’Connor, Ernest J. Dahlman, III, IOU Limited Partnership, Jefferies & Co., OGI Associates and Schottenfeld Group, LLC.  Each of the Selling Shareholders has represented to us that he or it had no agreements or understanding, directly or indirectly, with any person to distribute the securities.

The Selling Shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the Selling Shareholders may change over time.

				Shares Owned After Offering (3)
Name		Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered	Number	Percent

Amended and Restated Declaration of Trust of Morton A. Cohen, dated May 9, 2005	(a)	142,857	142,857	142,857	*
Andrew Steven Codispoti	(b)	71,429	71,429	71,429	*
Aquanaut Master Fund Ltd.	(c)	1,428,571	1,428,571	1,428,571	2.5
BlackGold Capital Master Fund L.P.	(d)	1,428,571	1,428,571	1,428,571	2.5
Calm Waters Partnership	(e)	3,571,429	3,571,429	3,571,429	6.3
Capital Structure Opportunities, LP	(f)	102,000	102,000	102,000	*
Cardinal Bear LLC	(g)	1,071,429	1,071,429	1,071,429	1.9
Clarion Capital Corporation	(h)	428,572	428,572	428,572	*
Clarion World Offshore Fund, Ltd.	(i)	142,857	142,857	142,857	*
Crestview Capital Master, LLC	(j)	357,143	357,143	357,143	*
D.E. Shaw Valence Portfolios, L.L.C.	(k)	7,142,857	7,142,857	7,142,857	12.5
Dubuque Bank and Trust (DBCTO)	(l)	2,857,143	2,857,143	2,857,143	5.0
Dean O'Connor (1)	(m)	50,000	50,000	50,000	*
Ernest J. Dahlman, III (2)	(n)	93,239	93,239	93,239	*
Greg Imbruce	(o)	500,000	500,000	500,000	*
Hare & Co.	(p)	38,750	38,750	38,750	*
Invenio Partners	(q)	285,714	285,714	285,714	*
IOU Limited Partnership	(r)	2,071,428	2,071,428	2,071,428	3.6
Jacobe Partners, L.P.	(s)	428,571	428,571	428,571	*
Jefferies & Co.	(t)	10,999	10,999	10,999	*
Mac & Co.	(u)	106,570	106,570	106,570	*
Millennium Partners, L.P.	(v)	7,857,143	7,857,143	7,857,143	13.8
Newland Master Fund, Ltd.	(w)	3,000,000	3,000,000	3,000,000	5.3
OGI Associates, LLC	(x)	2,071,429	2,071,429	2,071,429	3.6
PENFIRN Co F/B/O: Roge Partners Fund	(y)	428,571	428,571	428,571	*
PENFIRN Co F/B/O: Roge Select Opportunities Fund	(z)	428,571	428,571	428,571	*
Oppenheimer Capital Structure Opportunities Master Fund, Ltd.	(aa)	167,000	167,000	167,000	*
Perella Weinberg Partners Oasis Master Fund L.P.	(bb)	5,000,000	5,000,000	5,000,000	8.8
Peter Kaltmon	(cc)	74,300	74,300	74,300	*
Schottenfeld Group, LLC	(dd)	1,000,000	1,000,000	1,000,000	1.8
Tracy W. Krohn	(ee)	5,714,286	5,714,286	5,714,286	10.0
UBS O’Connor LLC F/B/O: O’Connor Pipes Corporate Strategies Master Limited	(ff)	1,428,571	1,428,571	1,428,571	2.5
Wexford Capital, LLC	(gg)	1,785,715	1,785,715	1,785,715	3.1
Wexford Spectrum Trading Limited	(hh)	5,357,142	5,357,142	5,357,142	9.4
Stamatis Molaris	(ii)	500,000	500,000	500,000	*
		57,142,857	57,142,857	57,142,857
_____________
* Less than 1%
(1) Mr. O’Connor is an employee of Dahlman Rose & Company, LLC, the placement agent in the Company’s private placement of the shares of common stock being registered for resale by the Selling Shareholders hereby.
(2) Mr. Dahlman is President of Dahlman Rose & Company, LLC, the placement agent in the Company’s private placement of the shares of common stock being registered for resale by the Selling Shareholders hereby.
(3) No amounts are in the excess of 5% based on 177,350,630 shares outstanding on August 25, 2008. See the Plan of Distribution for further information.

(a) Amended and Restated Declaration of Trust of Morton A. Cohen, dated May 9, 2005 represented by Morton A. Cohen, of 3690 Orange Place Suite 400, Beachwood, OH 44122, has voting and investment control of these shares.
(b) Andrew Steven Codispoti, of 142 W. 57th. St. 18th Floor, New York, NY, 10019, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(c) Aquanaut Master Fund, Ltd. represented by Magnus Fyhr, of 700 Louisiana # 4260, Houston, TX 77002, has investment and voting control of these shares.
(d) BlackGold Capital Master Fund, L.P. represented by Adam Flikerski and Erik Dybesland, of 1400 Post Oak Blvd., Ste. 300, Houston, TX, 77056 has voting and investment control of these shares.
(e) Calm Waters Partnership, represented by Richard S. Strong, Managing Partner, of 115 S. 84th. St., Suite 200, Milwaukee, WI, 53214, has voting and investment control of these shares.
(f) Capital Structures Opportunities, L.P. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares. (See notes o, t, u, aa and cc.)
(g) Cardinal Bear LLC represented by Michael Baxter, member, of 11111 Santa Monica Blvd. Suite 1100, Los Angeles, CA, 90025, has voting and investment control of these shares.
(h) Clarion Capital Corporation represented by Morton A. Cohen, Chairman, of 3690 Orange Place Suite 400, Beachwood, OH 44122 has voting and investment control of these shares. (See note i.)
(i) Clarion World Offshore Fund, Ltd. represented by Morton A. Cohen, Chairman, of 3690 Orange Place Suite 400, Beachwood, OH 44122, has voting and investment control of these shares. (See note h.)
(j) Crestview Capital Master, LLC represented by Stewart Flink, Robert Hoyt and Daniel Warsh, of 95 Revere Drive Suite A, Northbrook, IL, 60062, has voting and investment control over these shares. The security holder is a registered broker-dealer and member of FINRA.
(k) D.E. Shaw Valence Portfolios, L.L.C., represented by David Quint, Senior Vice President, of 120 W 45th St., 39th Floor, New York, NY, 10036 has voting and investment control of these shares. The selling security holder is under common control with D.E. Shaw & Co, L.P., a registered broker-dealer and member of FINRA.
(l) Dubuque Bank and Trust (DBTCO), represented by Tom Peckosh and/or Sarah Reicks, of P.O. Box 747, Dubuque, IA, 52004-0747, has voting and investment control of these shares.
(m) Dean O’ Connor represented by Dean O’Connor, Dahlman Rose & Co., of 420 East 54th Street, Apt. 25C, New York, NY, 10022, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(n) Ernest J. Dahlman, III represented the Robert Brinberg of Dahlman Rose & Company, LLC, of 142 West 57th St, 18th Floor, New York, NY 10019, has voting and investment control of these shares. The security holder is a registered broker-dealer and member of FINRA.
(o) Greg Imbruce of 93 Rockledge Drive, Stanford, CT, 06902, has voting and investment control of these shares. (See notes f, t, u, aa and cc.)
(p) Hare & Co. c/o Penn Capital Management represented by, Greg Imbruce of 93 Rockledge Drive, Stanford, CT, 06902, has voting and investment control of these shares.
(q) Invenio Partners represented by Norman Cohen, Portfolio Manager, of 142 West 57th Street 18th Floor, New York, NY, 10019, has voting and investment control of these shares.
(r) IOU Limited Partnership, represented by George A. Weiss (Weiss Investment Management, LLC), of One State Street 20th Floor, Hartford, CT 06103, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA. (See note x.)
(s) Jacobe Partners, L.P. represented by Jacobe Management, L.P., of 510 Bering Dr. Suite 220, Houston, TX, 77057, has voting and investment control of these shares.
(t) Jefferies & Co. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares.  (See notes f, o, u, aa and cc.)
(u) Mac & Co. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares (See notes f, o, t , aa and cc.)
(v) Millenium Partners, L.P., represented by Terry Feeney of 666 Fifth Avenue 8th Floor, New York, NY 10103, has voting and investment control of these shares.
(w) Newland Master Fund, Ltd., represented by Ken Brodkewitz and Mike Vermut, of 350 Madison Ave. 11th Floor, New York, NY,10017  has voting and investment control over these shares.

(x) OGI Associates, LLC, represented by George A. Weiss ( Weiss Investment Management, LLC), of One State Street 20th Floor, Hartford, CT 06103, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA. (See note r.)
(y) PENFIRN Co. F/B/O: Roge Partners Fund represented by R.W. Roge & Co., Inc., of 1620 Dodge St. Stop 1060, Omaha, NE, 68197, has voting and investment control of these shares.  (See note z.)
(z) PENFIRN Co. F/B/O: Roge Select Opportunities Fund represented by R.W. Roge & Co., Inc. of 1620 Dodge St. Stop 1060, Omaha, NE, 68197, has voting and investment control of these shares.  (See note y.)
(aa) Oppenheimer Capital Structure Opportunities Master Fund, LTD. c/o Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares. (See notes f, o, t, u and cc.)
(bb) Perella Weinberg Partners Oasis Master Fund L.P. represented by Rod Parsley, of 767 Fifth Avenue. 4th Floor, New York, NY, 10153, has voting and investment control over these shares.
(cc) Peter Kaltmon C/O Penn Capital Management represented by Eric Green, of the Libertyview Building, 457 Haddonfield Road Suite 210, Cherry Hill, NJ, 08002, has voting and investment control of these shares  (See notes f, o, t, u and aa.)
(dd) Schottenfeld Group, LLC, represented by Lucas Rosen, member, of 800 Third Ave, New York, NY 10022, has voting and investment control of these shares. The selling security holder is a registered broker-dealer and member of FINRA.
(ee) Tracy W. Krohn, represented by Tracy W. Krohn, of 9 Greenway Plaza, Suite 300, Houston, TX, 77046, has voting and investment control of these shares.
(ff) UBS O’Connor LLC F/B/O: O’Connor Pipes Corporate Strategies Master Limited, of One North Wacker Dr. 32nd Floor, Chicago, IL, 60606, states that the security holder is a fund which cedes investment control to UBS O’Connor LLC. The investment manager has voting and investment control of these shares.
(gg) Wexford Capital, LLC represented by Charles E. Davidson and Joseph Jacobs, managing members, of 411 West Putnam Avenue, Greenwich, CT, 06830, have voting and investment control of these shares. (See note hh.)
(hh) Wexford Spectrum Trading Limited, represented by Charles E. Davidson and Joseph Jacobs, managing members, of Wexford Capital, LLC, of 411 West Putnam Avenue, Greenwich, CT 06830,have voting and investment control of these shares. (See note gg.)
(ii) Stamatis Molaris  c/o Fortis Banque (Suisse) SA, represented by R. Stephani, nominee holder, Bd des Philosophes 20, CH-1205 Geneva.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of such common stock by the holders from time to time after the date of this Prospectus.  We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The Selling Shareholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The Selling Shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the shares of common stock issuable upon conversion of the convertible notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus.  The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.  At the time a particular offering of the shares of common stock is made, a Prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses in compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the Selling Shareholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the Selling Shareholders will be entitled to contribution.  We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus is being passed upon for us by Sonfield & Sonfield, Houston, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 or from us at no cost by request to our address or telephone below.

Our website is located at http://www.deepdowninc.com.  The contents of our website are not part of this Prospectus and should not be relied upon as though they were a part of it.

We have filed with the Commission a registration statement, which contains this Prospectus, on Form S-1 under the Securities Act of 1933.  The registration statement relates to the common stock offered by the Selling Shareholders.  This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  Please refer to the registration statement and its exhibits and schedules for further information about us and the common stock.  Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement.

INDEX TO FINANCIAL STATEMENTS

DEEP DOWN, INC.

Audited Consolidated Financial Statements
Reports of Independent Registered Public Accounting Firm	F-19
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-20
Consolidated Statements of Operations For the Year Ended December 31, 2007 and For the Period Since Inception (June 29, 2006) to December 31, 2006	F-21
Consolidated Statements of Stockholders’ Equity For the Year Ended December 31, 2007 and For the Period Since Inception (June 29, 2006) to December 31, 2006	F-22
Consolidated Statements of Cash Flows For the Year Ended December 31, 2007 and For the Period Since Inception (June 29, 2006) to December 31, 2006	F-23
Notes to Consolidated Financial Statements	F-25

Flotation Technologies, Inc.

Reviewed Financial Statements of Flotation Technologies, Inc. for the three month interim period ended March 31, 2008 and Unaudited Financial Statements for the three month interim period ended March 31, 2007
F-48

Audited Financial Statements and Supplemental Information of Flotation Technologies, Inc. for the years ended December 31, 2007 and 2006	F-61

Mako Technologies, Inc.

Audited Financial Statements of Mako Technologies, Inc. for the Nine Months ended September 30, 2007 and the Year Ended December 31, 2006	F-76

PART I. FINANCIAL INFORMATION
ITEM 1.	FINANCIAL STATEMENTS

DEEP DOWN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Cash and equivalents	$4,085,543	$2,206,220
Restricted cash	-	375,000
Accounts receivable, net of allowance of $818,992 and $139,787 respectively	8,614,961	7,190,466
Prepaid expenses and other current assets	710,213	312,058
Inventory	179,343	502,253
Lease receivable, short-term	414,000	414,000
Work in progress	681,790	945,612
Receivable from Prospect, net	-	2,687,333
Total current assets	14,685,850	14,632,942
Property and equipment, net	10,651,053	5,172,804
Other assets, net of accumulated amortization of $0 and $54,560 respectively	550,819	1,109,152
Lease receivable, long-term	500	173,000
Intangibles, net	18,745,713	4,369,647
Goodwill	13,001,556	10,594,144
Total assets	$57,635,491	$36,051,689

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued liabilities	$3,070,105	$3,569,826
Deferred revenue	725,521	188,030
Payable to Mako shareholders	-	3,205,667
Current portion of long-term debt	47,477	995,177
Total current liabilities	3,843,103	7,958,700
Long-term debt, net of accumulated discount of $0 and $1,703,258 respectively	919,381	10,698,818
Series E redeemable exchangeable preferred stock, par value $0.01, face value and liquidation
preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 500 issued and outstanding, respectively	-	386,411
Total liabilities	4,762,484	19,043,929
Temporary equity:
Series D redeemable convertible preferred stock, $0.01 par value, face value and
liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 5,000 issued and outstanding, respectively	-	4,419,244
Total temporary equity	-	4,419,244
Stockholders' equity:
Common stock, $0.001 par value, 490,000,000 shares authorized, 174,732,501
and 85,976,526 shares issued and outstanding, respectively	174,733	85,977
Paid-in capital	60,000,402	14,849,847
Accumulated deficit	(7,302,128)	(2,347,308)
Total stockholders' equity	52,873,007	12,588,516
Total liabilities and stockholders' equity	$57,635,491	$36,051,689

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues
Contract revenue	$5,670,385	$4,508,635	$11,007,914	$6,110,916
Rental revenue	2,249,811	636,153	3,191,747	1,132,266
Total revenues	7,920,196	5,144,788	14,199,661	7,243,182
Cost of sales	5,496,427	3,293,313	9,372,798	4,545,402
Gross profit	2,423,769	1,851,475	4,826,863	2,697,780
Operating expenses:
Selling, general & administrative	3,681,643	1,103,902	5,443,890	1,763,622
Depreciation and amortization	543,128	90,196	841,277	154,221
Total operating expenses	4,224,771	1,194,098	6,285,167	1,917,843
Operating income (loss)	(1,801,002)	657,377	(1,458,304)	779,937
Other income (expense):
Gain (loss) on debt extinguishment	(446,412)	2,000,000	(446,412)	2,000,000
Interest income	27,346	16,290	66,510	16,290
Interest expense	(2,690,534)	(1,276,770)	(3,459,564)	(1,508,657)
Other expense	(39,771)	-	(11,416)	-
Total other income (expense)	(3,149,371)	739,520	(3,850,882)	507,633
Income (loss) before income taxes	(4,950,373)	1,396,897	(5,309,186)	1,287,570
Benefit from (provision for) income taxes	85,000	(447,363)	354,366	(447,363)
Net income (loss)	$(4,865,373)	$949,534	$(4,954,820)	$840,207
Earnings per share:
Basic	$(0.04)	$0.01	$(0.05)	$0.01
Weighted-average common shares outstanding	132,666,860	67,870,171	109,326,053	74,417,132

Diluted	$(0.04)	$0.01	$(0.05)	$0.01
Weighted-average common shares outstanding	132,666,860	93,799,839	109,326,053	100,315,405

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

	For the Six Months Ended June 30, 2008
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2007	85,976,532	$85,977	$14,849,847	$(2,347,308)	$12,588,516

Net loss	-	-	-	(4,954,820)	(4,954,820)
Exchange of Series D preferred stock	25,866,518	25,867	4,393,377		4,419,244
Stock issued for acquisition of Mako	2,802,969	2,803	1,959,275		1,962,078
Stock issued for acquisition of Flotation	1,714,286	1,714	1,421,143		1,422,857
Warrants issued for acquisition of Flotation		-	121,793		121,793
Restricted stock issued	1,200,000	1,200	(1,200)		-
Stock issued in private placement	57,142,857	57,143	37,002,527		37,059,670
Cashless exercise of stock options	29,339	29	(29)		-
Stock based compensation	-	-	253,669		253,669
Balance at June 30, 2008	174,732,501	$174,733	$60,000,402	$(7,302,128)	$52,873,007

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:

Net loss	$(4,954,820)	$840,208
Adjustments to reconcile net income to net cash
used in operating activities:
Gain on extinguishment of debt	-	(2,000,000)
Interest income	(30,467)	(16,290)
Amortization of debt discount	1,816,847	1,391,506
Amortization of deferred financing costs	762,700	-
Share-based compensation	253,669	39,565
Bad debt expense	832,328	-
Depreciation and amortization	898,998	154,221
Loss on disposal of equipment	9,136	-
Changes in assets and liabilities:
Lease receivable	-	(750,000)
Accounts receivable	(254,958)	(531,356)
Prepaid expenses and other current assets	(586,618)	1,655
Inventory	(179,343)	(472,253)
Work in progress	1,135,005	(119,552)
Accounts payable and accrued liabilities	(1,601,586)	1,808,987
Deferred revenue	537,491	80,628
Net cash provided by operating activities	$(1,361,618)	$427,319
Cash flows from investing activities:
Cash paid for acquisition of Flotation	(22,116,140)	-
Cash paid for acquisition of Mako	(1,319,967)	-
Cash paid for third party debt	-	(432,475)
Cash received from sale of ElectroWave receivables	-	261,068
Cash deficit acquired an acquisition of a business	-	(18,974)
Purchases of equipment	(687,060)	(442,788)
Restricted cash	375,000	-
Net cash used in investing activities	$(23,748,167)	$(633,169)
Cash flows from financing activities:
Payment for cancellation of common stock	-	(250,000)
Redemption of preferred stock	-	(250,000)
Proceeds from sale of common stock, net of expenses	37,059,670	960,000
Proceeds from long term debt	2,687,333	-
Proceeds from sales-type lease	172,500	69,000
Borrowings on debt - related party	-	150,000
Payments of long-term debt	(12,930,395)	(222,307)
Net cash provided by (used in) financing activities	$26,989,108	$456,693
Change in cash and equivalents	1,879,323	250,843
Cash and equivalents, beginning of period	2,206,220	12,462
Cash and equivalents, end of period	$4,085,543	$263,305

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Supplemental schedule of noncash investing
and financing activities:
Acquisition of a business	$-	$(190,381)
Exchange of receivables for acquisition of a business	$-	$171,407
Warrants issued for acquisition of Flotation	$121,793	$-
Stock issued for acquisition of Flotation	$1,422,857	$-
Stock issued for acquisition of Mako	$1,962,078	$-
Fixed assets purchased with capital lease	$-	$525,000
Fixed assets transferred from Inventory	$502,253	$-
Exchange of Series D preferred stock	$4,419,244
Exchange of Series E preferred stock	$-	$3,366,778
Redemption of Series E preferred stock	$-	$2,000,000
Exchange of Series E preferred stock for subordinated debenture	$500,000	$-
Common shares issued as restricted stock	$1,200	$-
Supplemental Disclosures:
Cash paid for interest	$880,017	$117,151
Cash paid for pre-payment penalties	$446,413	$-
Cash paid for taxes	$275,000	$-

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: GENERAL

Nature of Business

Deep Down, Inc., a Nevada corporation (“Deep Down Nevada” or “Deep Down” or the “Company”), is the parent company to its wholly-owned subsidiaries: Deep Down, Inc., a Delaware corporation (“Deep Down Delaware”), ElectroWave USA, Inc., a Nevada corporation (“ElectroWave”),  Mako Technologies, LLC (“Mako”), a Nevada limited liability company, and Flotation Technologies, Inc. (“Flotation”), a Maine corporation. The results of Flotation are included in the consolidated financial statements herein effective May 1, 2008, the effective date of acquisition for accounting purposes.

Deep Down Delaware provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals and offshore pipeline industries. Deep Down Delaware also fabricates component parts for subsea distribution systems and assemblies.

ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, marine and commercial business sectors.

Mako serves the growing offshore petroleum and marine industries with technical support services and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV”), topside and subsea equipment and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation’s  product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, CoreTecTM drilling riser buoyancy modules, ROVitsTM buoyancy, Hydro-Float mooring buoys, StablemoorTM low-drag ADCP deployment solution, Quick-Loc™ cable floats, HardballTM umbilical floats, Flotec™ cable and pipeline protection, InflexTM polymer bend restrictors, and installation buoyancy of any size and depth rating.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X relating to smaller reporting companies.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three-month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.  The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

For further information, refer to the audited consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-KSB/A (Amendment No. 3) for the year ended December 31, 2007 filed on August 8, 2008.

Prior period information presented in these financial statements includes reclassifications which were made to conform such information to the current period presentation.  These reclassifications had no material effect on our previously reported net loss or stockholders' equity.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Deep Down’s wholly-owned subsidiaries after the elimination of significant intercompany accounts and transactions.

NOTE 2: ACCOUNTS RECEIVABLE

Accounts receivable includes an allowance for uncollectible accounts of $818,992 and $139,787 as of June 30, 2008 and December 31, 2007, respectively. Bad debt expense totaled $832,328 and $11,555 for the six months ended June 30, 2008 and June 30, 2007, respectively.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment include the following:

	June 30, 2008	December 31, 2007
Land	$2,270,439	$13,148
Building	1,246,072	182,156
Furniture and fixtures	139,044	63,777
Vehicles and trailers	99,837	112,162
Leasehold improvements	301,919	75,149
Equipment	3,834,594	2,004,167
Rental Equipment	3,659,714	3,144,559
Total	11,551,619	5,595,117
Less: Accumulated depreciation	(900,566)	(422,314)
Property and equipment, net	$10,651,053	$5,172,804

Depreciation expense for the six months ended June 30, 2008 and June 30, 2007 was approximately $505,063 and $154,221, respectively.

To accommodate our growth in operations during the six months ended June 30, 2008, we leased additional property from JUMA and incurred $98,139 in leasehold improvements to stabilize the ground and prepare the surface for the movement and storage of the heavy equipment we manufacture and rent at our corporate headquarters.

In connection with the purchase of Flotation, Deep Down acquired land along with a building and improvements with a fair market value of $3,264,100 which houses its 46,925 square foot light industrial manufacturing facility on a 3.61 acre site in Maine.

On June 30, 2008, Deep Down transferred equipment with a cost basis of $502,253 from inventory to its rental equipment fleet.

NOTE 4: LONG-TERM DEBT

The following table summarizes long-term debt:

	June 30, 2008	December 31, 2007
Secured credit agreement with Prospect Capital Corporation
quarterly principal payments of $250,000 beginning
September 30, 2008; monthly interest payments,
interest fixed at 15.5%; balance due August 2011;
secured by all assets	$-	$12,000,000
Debt discount, net of amortization of $254,101 and $135,931 respectively	-	(1,703,258)
Note payable to a bank, payable in monthly
installments bearing interest at 8.25% per annum,
maturing June 10, 2008, cross-collateralized
by Mako assets, paid January 2008.	-	289,665
Note payable to a bank, payable in monthly
installments bearing interest at 7.85% per annum,
maturing September 28, 2010, collateralized by Mako
life insurance policy and equipment, paid January 2008.	-	320,027
Revolving line-of-credit of $500,000 from a bank,
matured October 13, 2007 or on demand, interest rate is
at a variable rate resulting in a rate of 8.30% as of
September 30, 2007, collateralized by Mako equipment,
paid January 2008.	-	151,705
Note payable to a bank payable in monthly
installments bearing interest at 7.85% per annum,
maturing January 25, 2011, collateralized by Mako
equipment and life insurance policy, paid January 2008	-	154,647
Total secured credit agreement and bank debt	-	11,212,786
6% Subordinated Debenture beginning March 31, 2008; annual		-
interest payments, interest fixed at 6%; matures March 31, 2011	507,479	-
Capital lease of equipment, monthly lease payments,
interest imputed at 11.2%	459,379	481,209
Total long-term debt	966,858	11,693,995
Current portion of long-term debt	(47,477)	(995,177)
Long-term debt, net of current portion	$919,381	$10,698,818

Secured Credit Agreement

On August 6, 2007, Deep Down entered into a $6.5 million secured credit agreement, (the “Credit Agreement”) with Prospect Capital Corporation, (“Prospect”) and received an advance of $6.0 million on that date.  The Credit Agreement provided for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $75,000 per quarter beginning September 30, 2008, with the remaining balance outstanding due August 6, 2011. Interest payments were payable monthly, in arrears, on each month-end commencing on August 31, 2007. Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through June 2008.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased from $6.5 million to $13.0 million. Amounts borrowed were $6.0 million.  Quarterly principal payments increased to $250,000 beginning September 30, 2008.  Cash interest paid for the three and six months ended June 30, 2008 was $361,667 and $821,500, respectively. Under the Credit Agreement, Deep Down was required to meet certain covenants and restrictions as well as maintain a debt service reserve account.  As of December 31, 2007, $375,000 is separately classified as “Restricted cash” on the accompanying balance sheets.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $261,946 in deferred financing costs.  Of this amount, $216,000 was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black-Scholes valuation of warrants issued to one of these third party vendors.  The warrant was issued to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.

On June 12, 2008, Deep Down paid $12,492,912 to Prospect to pay the balance outstanding under the Credit Agreement and related interest and early termination fees.  In connection with the early payoff, Deep Down accelerated the remaining deferred financing costs totaling $661,149 and recorded this charge as interest expense. Additionally, $1,490,955 in debt discounts were accelerated and recorded as interest expense. Early termination fees of approximately $446,412 were recognized as a loss on early extinguishment of debt.  Since the warrants issued in connection with the original Credit Agreement and the Amendment dated January 4, 2008 were detachable, there was no change to these equity instruments.

On July 3, 2008, Prospect exercised their outstanding 4,960,585 warrants in a cashless exercise for a total of 2,618,129 shares of Deep Down common stock.

In January 2008, in accordance with the terms of the purchase of Mako, Deep Down paid $916,044 of notes payable plus accrued interest of $2,664.

Exchange of Series E Redeemable Exchangeable Preferred Stock to 6% Subordinated Debenture

On March 31, 2008, 500 shares of the Series E Redeemable Exchangeable Preferred Stock (“Series E”) were exchanged into a 6% Subordinated Debenture (the “Debenture”) in an outstanding principal amount of $500,000.  The Debenture has a fixed interest rate of 6% interest per annum to be paid annually on March 31st through maturity on March 31, 2011. Upon exchange into the Debenture, Deep Down recorded $113,589 in interest expense for the accretion up to face value. See the additional discussion of the terms of the Series E preferred stock at Note 6. Interest expense on the Debenture of approximately $7,479 has been recognized for the three and six months ended June 30, 2008.

NOTE 5: ACQUISITIONS

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako. Two installments were paid to the Mako shareholders. The first installment of $2,916,667 in cash and 6,574,074 restricted shares of common stock of Deep Down, valued at $0.76 per share, was paid on January 4, 2008. The second installment of 2,802,969 restricted shares of common stock of Deep Down, valued at $0.70 per share, was issued on March 28, 2008. The final cash payment of $1,243,571, which was paid on April 11, 2008, was included in the “Payable to Mako shareholders” balance on the accompanying balance sheet at December 31, 2007.

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of final amounts and final tax returns.  This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year from the purchase date.

The acquistion of Mako was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations” (“SFAS 141”) since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Mako.

Purchase of Flotation Technologies, Inc.

On June 5, 2008, Deep Down completed the acquisition of 100% of the capital of Flotation, pursuant to the Stock Purchase Agreement entered into on April 17, 2008. The equity interest was acquired from the three individual shareholder members of the same family and related technology was acquired from an entity affiliated with the selling stockholders. No prior material relationship existed between the selling shareholders and Deep Down, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors.  Deep Down executed the definitive agreement to purchase Flotation on April 17, 2008 and effectively dated the acquisition for accounting purposes as of May 1, 2008. Deep Down announced the closing on June 6, 2008.

The acquisition of Flotation has been accounted for using the purchase method of accounting in accordance with SFAS 141 since Deep Down acquired substantially all of the assets, certain liabilities, employees, and business of Flotation.

The purchase price of Flotation was $23,895,830 and consisted of $22,100,000 cash and 1,714,286 shares of common stock valued at $0.83 per common share plus transaction costs of $251,180. In addition, warrants to purchase 200,000 shares of common stock at $0.70 per share were issued to an entity affiliated with the selling shareholders for acquisition of the related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black-Scholes option pricing model. Flotation’s selling shareholders used approximately $1,800,000 of the $22,100,000 cash received to pay outstanding debt of Flotation. The purchase price may be adjusted upward or downward, dependant on certain working capital targets.

Deep Down sold 57,142,857 shares to accredited investors on June 5, 2008, for approximately $37,059,670 in net proceeds, at a price of $0.70 per share. Deep Down used $22,100,000 in proceeds from this private placement to fund the cash requirement of the Flotation acquisition.

Deep Down also issued 600,000 incentive common stock purchase options to employees of Flotation for their continued services with an exercise price of $1.15 per share. The employee options vest one-third of the original amount each year and may be exercised in whole or in part after vesting. Deep Down valued the options at $264,335 based on the Black-Scholes option pricing model, and will recognize the related compensation cost ratably over the requisite service period.

The table below reflects the breakdown of the purchase price as noted above:

Summary of purchase price:
Cash	$22,100,000
Certain transaction costs	251,180
Fair market value of common stock	1,422,857
Fair market value of warrants issued	121,793
Total purchase price	$23,895,830

The purchase price of $23,895,830 was in exchange for all of the outstanding capital stock of Flotation. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on May 1, 2008:

Summary of net assets acquired:
Cash and cash equivalents	$235,040
Accounts receivable	2,105,519
Construction in progress	871,183
Prepaid expenses	15,904
Property, plant and equipment, net	4,846,190
Intangibles	14,797,000
Goodwill	2,157,307
Total assets acquired	$25,028,143

Accounts payable and accrued liabilities	1,132,313
Total liabilities acquired	$1,132,313
Net assets acquired	$23,895,830

Deep Down obtained an independent valuation of the assets and liabilities as of the purchase date of May 1, 2008. Based on the independent valuation, the fair value of the property, plant and equipment was increased by approximately $1,200,000 and will be depreciated over estimated useful lives of 3 to 40 years using the straight-line method.

Deep Down has estimated the fair value of Flotation’s identifiable intangible assets as follows:

	Estimated	Average Remaining
	Fair Value	Useful Life
Trademarks	$2,039,000	40
Technology	11,209,000	25
Non-compete covenant	879,000	3
Customer relationship	670,000	25
	$14,797,000

The allocation of the purchase price was based on preliminary unaudited estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of final amounts and final tax returns.  This final evaluation of net assets acquired will be offset by a corresponding change in goodwill and is expected to be complete within one year of the purchase date.

Unaudited pro forma condensed combined financial statements

The following unaudited pro forma combined condensed financial statements include Flotation and Mako for the periods presented as if the acquisitions had occurred on the first date of the respective periods and are presented for informational purposes only. These results are not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of the beginning of the period presented, or are they intended to be a projection of future results. The unaudited pro forma results were as follows:

Unaudited Pro Forma Combined Condensed Statements of Operations

	For the Three Months ended June 30, 2008						For the Six Months ended June 30, 2008
	Historical						Historical
		One Month						Four Months				Combined
		April 30,	Flotation			Combined		April 30,	Flotation			Condensed
		2008	Pro Forma			Pro Forma		2008	Pro Forma			Pro Forma
	Deep Down	Flotation	Entries			Results	Deep Down	Flotation	Entries			Results

Revenues	$7,920,196	$1,064,364	$-			$8,984,560	$14,199,661	$5,941,472	$-			$20,141,133
Cost of sales	5,496,427	627,224	-			6,123,651	9,372,798	4,005,179	-			13,377,977

Gross profit	2,423,769	437,140	-			2,860,909	4,826,863	1,936,293	-			6,763,156

Total operating expenses	4,224,771	305,220	75,604	(d/e	)	4,605,595	6,285,167	968,179	302,416	(d/e	)	7,555,762

Operating income (loss)	(1,801,002)	131,920	(75,604)			(1,744,686)	(1,458,304)	968,114	(302,416)			(792,606)

Total other income (expense)	(3,149,371)	(22,467)	-			(3,171,838)	(3,850,882)	(57,335)	-			(3,908,217)
Income (loss) from
continuing operations	(4,950,373)	109,453	(75,604)			(4,916,524)	(5,309,186)	910,779	(302,416)			(4,700,823)

Income tax benefit (expense)	85,000	-	(12,524)	(f)		72,476	354,366	-	(225,094)	(f)		129,272
Net income (loss)	$(4,865,373)	$109,453	$(88,128)			$(4,844,048)	$(4,954,820)	$910,779	$(527,510)			$(4,571,551)

Basic earnings (loss) per share	$(0.04)					$(0.03)	$(0.05)					$(0.03)
Shares used in computing
basic per share amounts	132,666,860			(g)		174,707,676	109,326,053			(g)		161,161,117

Diluted earnings (loss) per share	$(0.04)					$(0.03)	$(0.05)					$(0.03)
Shares used in computing
diluted per share amounts	132,666,860			(g)		174,707,676	109,326,053			(g)		161,161,117

The historical results of Deep Down for the three and six months ended June 30, 2008 contain two months of results for Flotation operations since its acquisition was effective May 1, 2008.  The weighted-average shares of stock used in computing basic and diluted per share amounts give effect to the 2,802,969 Mako shares issued on March 31, 2008 and the total of 58,857,143 common shares of Deep Down issued in June 2008; 57,142,857 in connection with the Private Placement, and 1,714,286 to Flotation shareholders, as if all these shares were issued January 1, 2008.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Three Months ended June 30, 2007
									Combined
	Historical			Mako		Flotation			Condensed
				Pro Forma		Pro Forma			Pro Forma
	Deep Down	Mako	Flotation	Entries		Entries			Results

Revenues	$5,144,788	$1,768,876	$1,329,446	$-		$-			$8,243,110
Cost of sales	3,293,313	561,385	974,265	-		-			4,828,963

Gross profit	1,851,475	1,207,491	355,181	-		-			3,414,147

Total operating expenses	1,177,876	957,572	711,176	122,367	(a)	226,811	(d/e	)	3,195,802

Operating income (loss)	673,599	249,919	(355,995)	(122,367)		(226,811)			218,345

Total other income (expense)	723,230	(28,571)	1,399,087	(266,269)	(b)	-			1,827,477
Income (loss) from
continuing operations	1,396,829	221,348	1,043,092	(388,636)		(226,811)			2,045,822

Income tax benefit (expense)	(447,363)	(17,309)	-	143,795		(302,024)	(f)		(622,901)
Net income (loss)	$949,466	$204,039	$1,043,092	$(244,841)		$(528,835)			$1,422,921

Basic earnings (loss) per share	$0.01								$0.01
Shares used in computing
basic per share amounts	67,870,171						(c/g	)	136,104,357

Diluted earnings (loss) per share	$0.01								$0.01
Shares used in computing
diluted per share amounts	93,799,839						(c/g	)	162,034,025

Unaudited Pro Forma Combined Condensed Statement of Operation
For the Six Months ended June 30, 2007
									Combined
	Historical			Mako		Flotation			Condensed
				Pro Forma		Pro Forma			Pro Forma
	Deep Down	Mako	Flotation	Entries		Entries			Results

Revenues	$7,243,182	$2,618,805	$2,351,057	$-		$-			$12,213,044
Cost of sales	4,545,402	1,122,501	1,463,530	-		-			7,131,433

Gross profit	2,697,780	1,496,304	887,527	-		-			5,081,611

Total operating expenses	1,901,552	1,364,505	1,376,736	244,734	(a)	453,624	(d/e	)	5,341,151

Operating income (loss)	796,228	131,799	(489,209)	(244,734)		(453,624)			(259,540)

Total other income (expense)	491,343	(46,545)	1,390,538	(532,391)	(b)	-			1,302,945
Income (loss) from continuing operations	1,287,571	85,254	901,329	(777,125)		(453,624)			1,043,405

Income tax expense	(447,363)	(17,309)	-	287,536		(165,651)	(f)		(342,787)
Net income (loss)	$840,208	$67,945	$901,329	$(489,589)		$(619,275)			$700,618

Basic earnings per share	$0.01								$-
Shares used in computing
basic per share amounts	74,417,132						(c/g	)	142,651,318

Diluted earnings per share	$0.01								$-
Shares used in computing
diluted per share amounts	100,315,405						(c/g	)	168,549,591

The unaudited pro forma combined condensed statements include the following pro forma assumptions and entries for Mako:

a)	Amortization of the intangible assets at a rate of $40,789 per month for the respective periods.
b)
Represents cash interest plus amortization of deferred financing costs and debt discounts for the Credit Agreement.  Interest is payable at 15.5% on the outstanding principal, and the related fees are amortized using the effective interest method over the four-year life of the loan.

c)	A total of 9,377,043 shares were issued for the total transaction. These pro forma amounts give effect as if shares were issued January 1, 2007.

Taxes are calculated on the pro forma entries at Deep Down’s estimated combined effective rate of 37%.

The unaudited pro forma combined condensed statements include the following pro forma assumptions and entries for Flotation:

d)	Recognition of stock based compensation from employee stock options issued in connection with the acquisition of Flotation. Deep Down estimated $7,343 per month for the respective time periods.
e)	Amortization of the intangible assets at a rate of $68,261 per month based on the lives in the table above.
f)
Represents estimated income tax accruals for the historical income plus all pro forma adjustments for the respective periods at Deep Down’s estimated combined effective rate of 37%. Flotation was an S-Corp, and as such did not accrue income taxes in its historical financial statements.

g)
A total of 58,857,143 common shares of Deep Down were issued; 57,142,857 in connection with the Private Placement, and 1,714,286 to Flotation shareholders. These pro forma amounts give effect as if shares were issued January 1, 2007.

The table below reflects the assumptions used for warrant and option grants related to Flotation during the six months ended June 30, 2008:

Risk free interest rate	2.52% - 3.18%
Expected life of options	2 - 2.5 years
Expected volatility	51.7% - 61.3%

NOTE 6: PREFERRED STOCK

Series D Redeemable Convertible Preferred Stock Classified as Temporary Equity Instruments

On March 28, 2008, the outstanding 5,000 shares of Series D redeemable convertible preferred stock (“Series D”) were converted into 25,866,518 restricted shares of common stock.  The Series D had a face value and liquidation preference of $1,000 per share, no dividend preference, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933.  The Series D had been valued at inception at $4,419,244 based on the Black-Scholes fair value of the Series D.

Exchange of Series E Redeemable Exchangeable Preferred Stock Classified as Debt Instruments to 6% Subordinated Debenture

On March 31, 2008, 500 shares of the Series E Preferred Stock were exchanged into the 6% Debenture in an outstanding principal amount of $500,000.  The Series E had a face value and liquidation preference of $1,000 per share, no dividend preference, and were exchangeable at the holder’s option into 6% Subordinated Debenture due three years from the date of the exchange. See additional discussion of the Debenture in Note 4.

NOTE 7: COMMON STOCK

Private Placement

On June 5, 2008, Deep Down sold 57,142,857 shares, for $40,000,000 at a per-share price of $0.70. After transaction costs, net proceeds were $37,059,670. Dahlman Rose & Company, LLC acted as exclusive placement agent for the financing.

Deep Down used $22,100,000 of the net proceeds to fund the cash portion of the Flotation purchase, and used $12,492,912 to repay outstanding debt, along with early termination fees to Prospect on June 12, 2008, with the remainder being retained for working capital purposes.

In connection with the private placement, Deep Down entered into a registration rights agreement where the holder has certain demand registration rights. Deep Down filed an S-1 Registration Statement on July 21, 2008. If the Registration Statement is not declared effective by September 3, 2008 (the “Required Effective Date”), then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, Deep Down shall be required to pay daily damages to the purchasers.  Deep Down evaluated the registration rights agreement for liability treatment under Financial Accounting Standards Board (“FASB”) Statement No. 5, “Accounting for Contingencies” and Financial Statement Staff Position (FSP) EITF 00-19(2) “Accounting for Registration Payment Arrangements” and determined that the registration rights did not meet the definition of a liability under the authoritative guidance since management believes the liability is not estimable at this time.

NOTE 8: STOCK BASED COMPENSATION AND WARRANTS

Deep Down has a stock based compensation plan - the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). We account for stock-based compensation expense under Statement of Financial Accounting (“SFAS”) No. 123 (Revised 2004), “Share-based Payment,” (“SFAS No. 123(R)”). The exercise price of the options, as well as the vesting period, is established by Deep Down’s Board of Directors. The options granted under the Plan have vesting periods that range from immediate vesting to vesting over five years, and the contract terms of the options granted are up to ten years. Under the Plan the total number of options permitted is 15% of issued and outstanding common shares. During the six months ended June 30, 2008, Deep Down granted 4,200,000 options and 1,200,000 shares of restricted stock and cancelled 875,000 options due to forfeitures under the Plan. Based on the shares of common stock outstanding at June 30, 2008, there are approximately 16,235,000 options available for grant under the Plan as of that date.

Restricted Stock

On February 14, 2008, Deep Down issued an aggregate of 1,200,000 shares of restricted common stock to Ronald E. Smith, CEO; Robert E. Chamberlain, Chairman; and Eugene L. Butler, CFO under terms of the Plan. The shares were valued at a price of $0.42 based on the closing price of common stock on that date. The shares vest on the second anniversary of the grant date, and Deep Down is amortizing the related stock based compensation of $504,000 over the 2 year period. For the six months ended June 30, 2008 Deep Down recognized a total of $94,500 in stock based compensation related to these issued shares of restricted stock.

The following table summarizes Deep Down’s restricted stock activity for the six months ended June 30, 2008:

	Restricted Shares	Weighted- Average Grant Price	Aggregate Intrinsic Value
Outstanding at December 31, 2007	-
Grants	1,200,000	$0.42
Outstanding at June 30,2008	1,200,000	$0.42	$624,000

Stock Option Activity During 2008

During the six months ended June 30, 2008, Deep Down granted 4,200,000 options under the Plan as detailed below.  On June 17, 2008, a cashless exercise of 50,000 employee stock options for 29,339 net common shares was issued in accordance with terms of the Plan.

During the six months ended June 30, 2008, Deep Down granted an aggregate of 350,000 stock options to various employees with exercise prices between $0.71 and $0.88, reflecting the respective days’ closing prices. The fair value of such options was approximately $114,737 based on the Black-Scholes option pricing model.  Additionally, Deep Down issued 600,000 stock options to employees of Flotation in connection with that acquisition.

On February 14, 2008, Deep Down issued an aggregate of 3,000,000 stock options to Ronald E. Smith, Robert E. Chamberlain, and Eugene L. Butler, with an exercise price of $1.50, which was in excess of the day’s closing price of $0.42. The fair value of such options was approximately $145,764 based on the Black-Scholes option pricing model.

Additionally, on January 22, 2008, Deep Down issued 250,000 stock options to an officer with an exercise price of $0.70, the closing price of Deep Down’s common stock on that date.  These options have since been forfeited due to the officer’s departure in May, 2008.

All of the options issued during 2008 have terms for vesting at the rate of one third of the total grant annually on the anniversary of their respective grant dates.

Since Deep Down does not have a sufficient trading history to determine the volatility of its own stock, it based its estimates of volatility on a representative peer group consisting of companies in the same industry, with similar market capitalizations and similar stage of development.

Summary of Stock Options

Deep Down is expensing all stock options on a straight line basis over their respective expected service periods.  The total stock based compensation expense for the six months ended June 30, 2008 and June 30, 2007, was $159,169 and $39,565, respectively.  The unamortized portion of the estimated fair value of outstanding stock options is $949,885 at June 30, 2008.

The following table summarizes Deep Down’s stock option activity for the six months ended June 30, 2008:

	Shares Underlying Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money)
Outstanding at December 31, 2007	5,500,000	$0.58
Grants	4,200,000	1.35
Exercises	(50,000)	0.50
Forfeitures	(875,000)	0.74
Outstanding at June 30,2008	8,775,000	$0.93	3.0	$1,944,750
Exerciseable at June 30,2008	1,970,834	$0.60	2.7	$729,292

The following summarizes Deep Down’s outstanding options and their respective exercise prices at June 30, 2008:

Exercise Price	Shares Underlying Options
$0.30 - 0.49	175,000
$0.50 - 0.69	4,125,000
$0.70 - 0.99	525,000
$1.00 - 1.29	950,000
$1.30 - 1.50	3,000,000
8,775,000

The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the six months ended June 30, 2008:

Dividend yield	0%
Risk free interest rate	2.64% - 2.84%
Expected life of options	3 years
Expected volatility	53.3% - 63.3%

Summary of Warrants

In connection with the purchase of Flotation, warrants to purchase 200,000 common shares at $0.70 per share were issued to an entity affiliated with the selling stockholders in consideration for the acquisition of related technology. The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock. Deep Down valued the warrants at $121,793 based on the Black-Scholes option pricing model and included this value in the purchase price allocation related to Flotation.

On August 6, 2007, as part of the Credit Agreement described above in Note 4, Deep Down issued 4,960,585 detachable warrants to its creditor. All warrants were issued with an exercise price of $0.507, expired in five years (or earlier in the event of termination) and vested on the earlier of the second anniversary of the agreement or upon payment in full of the debt. On July 3, 2008, the creditor exercised all of its outstanding 4,960,585 warrants for a total of 2,618,129 restricted shares of Deep Down common stock in a cashless exercise.

Additionally, related to the Credit Agreement described in Note 4, Deep Down issued 320,000 detachable warrants at an exercise price of $0.75 per share to a third party related to the financing. The warrant has a five-year term and became exercisable in connection with the early payoff of the debt.  Also, in connection with the Amendment to the Credit Agreement, Deep Down issued detachable warrants to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share to the same third party. The warrant has a five-year term and was immediately exercisable. See the additional discussion concerning such warrants in Note 4.

A summary of warrant transactions follows:

	Shares Underlying Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money)
Outstanding at December 31, 2007	5,399,397	$0.53
Grants	200,000	0.70
Outstanding at June 30,2008	5,599,397	$0.54	4.4	$2,241,852
Exerciseable at June 30,2008	5,399,397	$0.54	4.4	$2,193,852

The following summarizes Deep Down’s outstanding warrants and their respective exercise prices at June 30, 2008:

Exercise Price	Shares Underlying Warrants
$0.51	4,960,585
$0.70 - 0.99	520,000
$1.01	118,812
5,599,397

The fair value of each warrant grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the six months ended June 30, 2008:

Dividend yield	0%
Risk free interest rate	2.52% - 3.18%
Expected life of options	2 - 2.5 years
Expected volatility	51.7% - 61.3%

NOTE 9: COMMITMENTS AND CONTINGENCIES

Litigation

We are from time to time involved in legal proceedings arising in the normal course of business. As of the date of this Quarterly Report on Form 10-Q, there are no pending or threatened material legal proceedings.

Operating Leases

Deep Down leases land under an operating lease and is responsible for related maintenance, insurance and property taxes.  On May 1, 2008, Deep Down and JUMA, LLC, a related party, amended the original lease that began as of September, 2006 to provide for the additional acreage leased resulting in a $4,000 per month increase in rent.  See Note 10 below for further discussion of the related party.

NOTE 10:  RELATED PARTY TRANSACTIONS

Deep Down leases all buildings, structures, fixtures and other improvements at the Channelview, Texas location from JUMA, LLC, a company owned by Ronald E. Smith, CEO and a director of Deep Down and Mary L. Budrunas, a vice president and a director of Deep Down. The base rate of $15,000 per month is payable to JUMA through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

On March 28, 2008, Deep Down redeemed 4,500 shares of Series D preferred stock owned by Ronald Smith and Mary Budrunas.  The Series D preferred shares were redeemed for 23,279,876 shares of common stock.

During the six months ended June 30, 2008, Deep Down granted an aggregate of 1,200,000 restricted shares of common stock and an aggregate of 3,000,000 stock options to Ronald E. Smith, President and Chief Executive Officer, Robert E. Chamberlain, Jr., Chairman and Chief Acquisition Officer, and Eugene L. Butler, Chief Financial Officer, under the terms of the Deep Down, Inc. Stock Option Plan. Deep Down also awarded in recognition of their completion of the acquisition of Flotation and private placement of common stock, a performance bonus of $300,000 in the aggregate.

NOTE 11:  SUBSEQUENT EVENTS

On July 3, 2008, Prospect exercised their outstanding 4,960,585 warrants in a cashless exercise for a total of 2,618,129 shares of Deep Down common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Down, Inc., Houston, Texas

We have audited the accompanying consolidated balance sheets of Deep Down, Inc. (the “Company”), as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007. We have also audited the accompanying statements of operations, stockholders’ deficit and cash flows for the period from inception (June 29, 2006) through December 31, 2006.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Deep Down is not required to have, nor were we engaged to perform an audit of internal control over financial reporting.  Our audits included the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Deep Down’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deep Down, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the periods described, in conformity with U.S. generally accepted accounting principles.

/s/ MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 31, 2008

Deep Down, Inc.
Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
Assets
Cash and equivalents	$2,206,220	$12,462
Restricted cash	375,000	-
Accounts receivable, net of allowance of $139,787 and $81,809	7,190,466	1,264,228
Prepaid expenses and other current assets	312,058	156,975
Inventory	502,253	-
Lease receivable, short term	414,000	-
Work in progress	945,612	916,485
Receivable from Prospect, net	2,687,333	-
Total current assets	14,632,942	2,350,150
Property and equipment, net	5,172,804	845,200
Other assets, net of accumulated amortization of $54,560 and $0	1,109,152	-
Lease receivable, long term	173,000	-
Intangibles, net	4,369,647	-
Goodwill	10,594,144	6,934,213
Total assets	$36,051,689	$10,129,563

Liabilities and Stockholders' Equity (Deficit)
Accounts payable and accrued liabilities	$3,569,826	$816,490
Deferred revenue	188,030	190,000
Payable to Mako Shareholders	3,205,667	-
Current portion of long-term debt	995,177	410,731
Total current liabilities	7,958,700	1,417,221
Long-term debt, net of accumulated discount of $1,703,258 and $0	10,698,818	757,617
Series E redeemable exchangeable preferred stock, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock
500 and 5,000 issued and outstanding, respectively	386,411	3,486,376
Series G redeemable exchangeable preferred stock, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock
-0- and 1,000 issued and outstanding, respectively	-	697,275
Total liabilities	19,043,929	6,358,489

Temporary equity:
SeriSeries D redeemable convertible preferred stock, $0.01 par value, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of Preferred stock 5,000 issued and outstanding	4,419,244	4,419,244
SeriSeries F redeemable convertible preferred stock, $0.01 par value, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate of all series of Preferred stock -0- and 3,000 issued and outstanding, respectively	-	2,651,547
Total temporary equity	4,419,244	7,070,791

Stockholders' equity (deficit):
Series C convertible preferred stock, $0.001 par value, 7% cumulative dividend, authorized 10,000,000 aggregate shares of all series of Preferred stock
-0- and 22,000 shares issued and outstanding, respectively	-	22
Common stock, $0.001 par value, 490,000,000 shares authorized, 85,976,526
and 82,870,171 shares issued and outstanding, respectively	85,977	82,870
Paid in capital	14,849,847	(82,792)
Accumulated deficit	(2,347,308)	(3,299,817)
Total stockholders' equity (deficit)	12,588,516	(3,299,717)
Total liabilities and stockholders' equity	$36,051,689	$10,129,563

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statements of Operations
For the Year Ended December 31, 2007 and
For the Period Since Inception (June 29, 2006) to December 31, 2006

		From Inception
	Year Ended	June 29, 2006 to
	December 31, 2007	December 31, 2006

Revenues
Contract revenue	$15,652,848	$978,047
Rental revenue	3,736,882	-

Total revenues	19,389,730	978,047
Cost of sales	13,020,369	565,700

Gross profit	6,369,361	412,347

Operating expenses:
Selling, general & administrative	4,284,553	3,600,627
Depreciation and amortization	426,964	27,161

Total operating expenses	4,711,517	3,627,788

Operating income (loss)	1,657,844	(3,215,441)

Other income (expense):
Gain on debt extinguishment	2,000,000	-
Interest income	94,487	-
Interest expense	(2,430,149)	(62,126)

Total other income (expense)	(335,662)	(62,126)

Income (loss) before income taxes	1,322,182	(3,277,567)

Income tax expense	(369,673)	(22,250)
Net income (loss)	$952,509	$(3,299,817)

Basic earnings (loss) per share	$0.01	$(0.04)
Weighted-average shares outstanding, basic	73,917,190	76,701,569

Diluted earnings (loss) per share	$0.01	$(0.04)
Weighted-average shares outstanding, fully-diluted	104,349,455	76,701,569

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Statements of Stockholders' Equity
For the Year Ended December 31, 2007 and
For the Period Since Inception (June 29, 2006) to December 31, 2006

	Common Stock		Series C Preferred Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at June 29, 2006 (inception) (a)	75,000,000	$75,000	-	$-	$(74,900)	$-	$100

Net income (loss)	-	-	-	-	-	(3,299,817)	(3,299,817)
Reverse merger with MediQuip (a)	7,870,171	7,870	22,000	22	(7,892)	-	-

Balance at December 31, 2006	82,870,171	82,870	22,000	22	(82,792)	$(3,299,817)	(3,299,717)

Net income (loss)	-	-	-	-	-	952,509	952,509
Shares repurchased	(25,000,000)	(25,000)	-	-	(225,000)	-	(250,000)
Redemption of Series E Preferred Stock	3,463,592	3,464	-	-	3,840,314	-	3,843,778
Redemption of Series C Preferred Stock	4,400,000	4,400	(22,000)	(22)	(4,378)	-	-
Stock issued for debt payment	543,689	544			559,456	-	560,000
Stock issued for acquisition of a business	6,574,074	6,574	-	-	4,989,723	-	4,996,297
Private Placement offering	13,125,000	13,125	-	-	3,946,875	-	3,960,000
Stock based compensation	-	-	-	-	187,394	-	187,394
Warrants issued to lender	-	-	-	-	1,479,189	-	1,479,189
Warrants issued to third party for deferred financing costs	-	-	-	-	159,066	-	159,066

Balance at December 31, 2007	85,976,526	$85,977	-	$-	$14,849,847	$(2,347,308)	$12,588,516

(a) Shares were stated at par value of $0.01 in error, the correct par value of $0.001 is reflected, with the offset to Paid-in Capital

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2007 and
For the Period Since Inception (June 29, 2006) to December 31, 2006

	For the Year Ended December 31, 2007	From Inception June 29, 2006 to December 31, 2006
Cash flows from operating activities:
Net income (loss)	$952,509	$(3,299,817)
Adjustments to reconcile net income to net cash
used in operating activities:
Gain on extinguishment of debt	(2,000,000)	-
Amortization of debt discount	1,780,922	48,179
Amortization of deferred financing costs	54,016	-
Share-based compensation	187,394	3,340,792
Allowance for doubtful accounts	108,398	-
Depreciation and amortization	426,964	27,163
Gain on disposal of equipment	24,336	-
Changes in assets and liabilities:
Lease receivable	(863,000)	-
Accounts receivable	(4,388,146)	(251,001)
Prepaid expenses and other current assets	(54,310)	23,335
Inventory	(502,253)	-
Work in progress	246,278	(90,326)
Accounts payable and accrued liabilities	1,022,726	145,433
Deferred revenue	(1,970)	-

Net cash used in operating activities	(3,006,136)	(56,242)

Cash flows from investing activities:
Cash acquired in acquisition of a business	261,867	101,497
Cash paid for third party debt	(432,475)	-
Cash received from sale of ElectroWave receivables	261,068	-
Cash paid for final acquisition costs	(242,924)	-
Purchases of equipment	(830,965)	-
Restricted cash	(375,000)	-

Net cash (used in) provided by investing activities	(1,358,429)	101,497

Cash flows from financing activities:
Payment for cancellation of common stock	(250,000)	-
Redemption of preferred stock	(250,000)	-
Proceeds from sale of common stock, net of expenses	3,960,000	-
Proceeds from sales-type lease	276,000	-
Borrowings on debt - related party	(150,000)	-
Payments on debt - related party	150,000	-
Borrowings on long-term debt	6,204,779	-
Deferred financing fees	(442,198)	-
Prepaid points	(180,000)	-
Payments of long-term debt	(2,760,258)	(32,893)

Net cash provided by (used in) financing activities	6,558,323	(32,893)

Change in cash and equivalents	2,193,758	12,362
Cash and equivalents at beginning of year	12,462	100

Cash and equivalents at end of period	$2,206,220	$12,462

See accompanying notes to consolidated financial statements.

Deep Down, Inc.
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2007 and
For the Period Since Inception (June 29, 2006) to December 31, 2006

		From Inception
	Year Ended	June 29, 2006 to
	December 31, 2007	December 31, 2006

Supplemental schedule of noncash investing and financing activities:
Acquisition of a business – Electrowave	$(190,381)	$-
Exchange of receivables for acquisition of a business	$171,407	$-
Acquisition of a business – Mako	$280,680	$-
Net receivable from lender-Prospect Capital	$2,687,333	$-
Transfer work in progress to fixed assets	$110,181	$-
Fixed assets purchased with capital lease	$525,000	$-
Exchange of preferred stock	$3,366,778	$-
Redemption of preferred stock	$4,935,463	$-
Common stock issued for notes payable	$560,000	$-
Creation of debt discount due to warrants issued to lender	$1,479,189	$-
Creation of deferred financing cost due to warrants issued to third party	$159,066	$-

Supplemental Disclosures:
Cash paid for interest	$594,667	$-
Cash paid for taxes	$114,970	$-

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 1:                 Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Deep Down, Inc. (“Deep Down Nevada”), a Nevada corporation, is the parent company to its wholly owned subsidiaries: Deep Down, Inc. (“Deep Down Delaware”) a Delaware corporation, ElectroWave USA, Inc., a Texas corporation, (“ElectroWave”), and Mako Technologies, LLC (“Mako”).

•
Deep Down Delaware provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals and pipeline industries offshore. Deep Down Delaware also fabricates component parts for subsea distribution systems and assemblies.

•	ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.
•
Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (“ROV’s”) , topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

On June 29, 2006, Subsea Acquisition Corporation (“Subsea”) was formed with the intent to acquire service providers to the offshore industry, and designers and manufacturers of subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world. On November 21, 2006, Subsea acquired Deep Down, Inc., a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down, Inc.’s shareholders transferred ownership of all of Deep Down, Inc.’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down, Inc. becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, with the surviving company operating as Deep Down Inc. The purchase price was based on the fair value of the Series D and E Preferred stock of $7,865,471.

On April 2, 2007, Deep Down purchased all of the assets and certain liabilities of ElectroWave USA, Inc. a Texas corporation for $171,407.  Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc. (“ElectroWave”), a Nevada corporation, to complete the acquisition.

On December 1, 2007, Deep Down purchased 100% of the common stock of Mako Technologies, Inc., a Louisiana corporation for a total purchase price of $11,307,000, including transaction fees of $188,369.  Deep Down formed a wholly-owned subsidiary, Mako, LLC (“Mako”), a Nevada limited liability corporation, to complete the acquisition. See further discussion in Note 3 “Business Combinations”.

Summary of Significant Accounting Policies

Principles of consolidation:

The consolidated financial statements include the accounts of Deep Down Nevada and its wholly-owned subsidiaries for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Cash and Equivalents and Restricted Cash

Deep Down considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with foreign and domestic banks and, at times, may exceed federally insured limits.

Per the terms of its secured credit agreement, Deep Down is required to keep cash on hand equal to the previous six months interest payment on the debt arising under such credit agreement. At December 31, 2007, this amount approximated $375,000 which is reflected on the balance sheet as restricted cash.

Fair Value of Financial Instruments

The estimated fair value of Deep Down’s financial instruments is as follows at December 31, 2007:

•	Cash and equivalents, accounts receivable and accounts payable - The carrying amounts approximated fair value due to the short-term maturity of these instruments.
•	Preferred Stock - Series D, E, F and G – The carrying amounts approximate the fair value
•
Long-term debt - The fair value closely approximates the carrying value of Deep Down’s debt instruments due to the short time the debt has been outstanding and that similar debt was issued under an Amendment to the Credit Agreement dated December 21, 2007.  See discussion of the terms at Note 6.

Accounts Receivable

Deep Down provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance. When specific accounts are determined to be uncollectable, they are expensed to bad debt expense in that period. Until August 2007, Deep Down had factored some of its receivables with a bank.  See further discussion in Note 4.  At December 31, 2007 and 2006, Deep Down estimated its allowance for doubtful accounts to be $139,787 and $81,809, respectively.

Concentration of Credit Risk

Deep Down maintains cash balances at several banks. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Deep Down had approximately $2.6 million of uninsured cash balances at December 31, 2007.

As of December 31, 2007, four of Deep Down’s customers accounted for 11%, 9%, 7% and 7% of total accounts receivable, respectively. For the year ended December 31, 2007, Deep Down’s four largest customers accounted for 7%, 7%, 6% and 6% of total revenues, respectively.  For the period from inception June 29, 2006 to December 31, 2006, Deep Down’s four largest customers accounted for 16%, 14%, 13% and 11% of total revenues, respectively.

Inventory and Work in Progress

Inventory is stated at lower of cost (first-in, first out) or net realizable value.  Inventory consists of an A-frame that is being marketed to customers requiring off-shore launching or overboarding activities. Work in Progress is made up primarily unbilled amounts of labor and third party material costs that are in process but not yet billed to a customer. Amounts at December 31, 2007 and 2006 were $945,612 and $916,485, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. Buildings are amortized over 36 years, and leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. Equipment lives range from two to seven years, computers and electronic lives are from two to three years, and furniture and fixtures are two to seven years.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Replacements and betterments are capitalized, while maintenance and repairs are expensed as incurred. It is Deep Down’s policy to include amortization expense on assets acquired under capital leases with depreciation expense on owned assets.

Goodwill and Intangible Assets

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. Statement of financial accounting standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), prescribes the process for impairment testing of goodwill on an annual basis or more often if a triggering event occurs. Goodwill is not amortized, and there were no indicators of impairment at December 31, 2007.

Deep Down evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include a significant adverse change in legal factors or in business or the business climate or unanticipated competition. When evaluating whether goodwill is impaired, Deep Down compares the fair value of the business to its carrying amount, including goodwill. The fair value of the reporting unit is estimated using an income, or discounted cash flow approach. If the carrying amount of the business exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount.

Deep Down’s intangible assets consist of assets acquired in the purchase of the Mako subsidiary, specifically customer list, a non-compete covenant and trademarks related to Mako’s ROVs.  Deep Down is amortizing the intangible assets over their useful lives ranging from 5 to 25 years on the straight line basis

Long-Lived Assets

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that Deep Down periodically review the carrying amounts of its property and equipment and its finite-lived intangible assets to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Lease Obligations

Deep Down leases land and buildings under noncancelable operating leases.  Deep Down leases its corporate headquarters from an entity owned by the CEO and his wife, a vice president and director.  in addition to several vehicles, modular office buildings and office equipment which are also recorded as operating leases and are expensed.  Deep Down also leases a 100-ton mobile gantry crane under a capital lease, which is included with Equipment on the consolidated balance sheet.

At the inception of the lease, Deep Down evaluates each agreement to determine whether the lease will be accounted for as an operating or capital lease. The term of the lease used for this evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured and failure to exercise such option would result in an economic penalty.

Revenue Recognition

Deep Down’s contract revenue is made up of customized product and service revenue.  Revenue from fabrication and sale of equipment is recognized upon transfer of title to the customer which is upon shipment or when customer-specific acceptance requirements are met. Service revenue is recognized as the service is provided.  Rental revenue is recognized pro-rata over the period the rental occurs based on daily or monthly rates.  Shipping and handling charges paid by Deep Down are included in cost of goods sold.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Income Taxes

Deep Down has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock Based Compensation

Effective with its inception, June 29, 2006, Deep Down accounts for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Accounting for Stock Based Compensation” (“SFAS No. 123(R)”). Under these provisions, Deep Down records expense based on the fair value of the awards utilizing the Black-Scholes pricing model for options and warrants.

Earnings per Common Share

SFAS No. 128, Earnings Per Share (“EPS”) requires earnings per share to be computed and reported as both basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income by the weighted average number of common shares and dilutive common stock equivalents (convertible notes and interest on the notes, stock awards and stock options) outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if options to purchase common stock were exercised for shares of common stock. Deep Down had no dilutive securities as of December 31, 2006. The following is a reconciliation of the number of shares (denominator) used in the basic and diluted EPS computations:

		From Inception
	Year Ended	June 26, 2006 to
	December 31, 2007	December 31, 2006
Numerator for basic and diluted earnings per share:
Net income (loss)	$952,509	$(3,299,817)

Denominator for basic earnings per share:
Weighted average shares outstanding (basic)	73,917,190	76,701,659

Denominator for diluted earnings per share:
Weighted average shares outstanding (basic)	73,917,190	76,701,659
Effect of dilutive securities	30,432,265	-
Weighted average shares outstanding (diluted)	104,349,455	76,701,659

Dividends

Deep Down has no formal dividend policy or obligations. Our loan documents have a restrictive provision whereby dividends are not permitted to be paid on the Company’s common stock.

Reclassifications:

Certain amounts have been reclassified to be consistent with the presentation for all periods, with no effect on the net loss or stockholders’ equity.

Advertising costs:

Advertising and promotion costs, which totaled approximately $58,303 and $0 during the twelve months ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively, are expensed as incurred.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48) – an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“SFAS No. 109”) (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a return. Guidance is also provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  Deep Down adopted the provisions of FIN 48 in 2007 and no material uncertain tax positions were identified.  Thus, the adoption of FIN 48 did not have an impact on Deep Down’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value under generally accepted accounting procedures and expands disclosures on fair value measurements. This statement applies under previously established valuation pronouncements and does not require the changing of any fair value measurements, though it may cause some valuation procedures to change. Under SFAS No. 157, fair value is established by the price that would be received to sell the item or the amount to be paid to transfer the liability of the asset as opposed to the price to be paid for the asset or received to transfer the liability. Further, it defines fair value as a market specific valuation as opposed to an entity specific valuation, though the statement does recognize that there may be instances when the low amount of market activity for a particular item or liability may challenge an entity’s ability to establish a market amount. In the instances that the item is restricted, this pronouncement states that the owner of the asset or liability should take into consideration what affects the restriction would have if viewed from the perspective of the buyer or assumer of the liability. This statement is effective for all assets valued in financial statements for fiscal years beginning after November 15, 2007. Deep Down is currently evaluating the impact of SFAS No. 157 on its financial position and result of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value.  SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007 with early adoption allowed.  Deep Down has not yet determined the impact, if any, that adopting this standard might have on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”) and No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 141(R) and SFAS No. 160 are products of a joint project between the FASB and the International Accounting Standards Board.  The revised standards continue the movement toward the greater use of fair values in financial reporting. SFAS No. 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. These changes include the expensing of acquisition related costs and restructuring costs when incurred, the recognition of all assets, liabilities and noncontrolling interests at fair value during a step-acquisition, and the recognition of contingent consideration as of the acquisition date if it is more likely than not to be incurred.  SFAS No. 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS No. 141(R) and SFAS No. 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008 (January 1, 2009 for companies with calendar year-ends). SFAS No. 141(R) will be applied prospectively. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Early adoption is prohibited for both standards.  Deep Down is currently evaluating the effects of these pronouncements on its financial position and results of operations.

In December 2007, the SEC staff issued Staff Accounting Bulletin (“SAB”) 110, Share-Based Payment, which amends SAB 107, Share-Based Payment, to permit public companies, under certain circumstances, to use the simplified method in SAB 107 for employee option grants after December 31, 2007. Use of the simplified method after December 2007 is permitted only for companies whose historical data about their employees’ exercise behavior does not provide a reasonable basis for estimating the expected term of the options. Deep Down did not have stock options outstanding until fiscal 2007, and has not exercised any shares, thus does not have adequate historical data to determine option lives. Therefore, Deep Down will continue to use the simplified method as allowed under the provision of SAB 110.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 2:                 Lease receivable

On May 18, 2007, Deep Down entered into a sales lease agreement with an unrelated third party. The leased equipment includes an a-frame, winching system, and hydraulic power unit, all constructed by Deep Down. The term of the lease is two years, and includes a purchase option for $35,000 at the conclusion of this term. Monthly rental payments, in the amount of $34,500 are due beginning May, 2007 through April 2009.  The lease has been accounted for as a sales-type lease under the rules of FASB No. 13, Accounting for Leases.

		Principal	Unearned income
Minimum lease payments receivable	$828,000
Estimated residual value of leased property	35,000
	863,000	$863,000	$(113,000)
Less: Unearned interest income	(113,000)
Net investment in sales-type leases	750,000
Net payments received	(217,975)	(276,000)	58,025
Lease balance December 31, 2007	$532,025	$587,000	$(54,975)
Current portion		$414,000	$(54,975)
Long-term portion		$173,000

Note 3:                 Business Combinations

Purchase of Mako Technologies, Inc.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako, Technologies Inc., a Louisiana corporation. Deep Down formed a wholly owned subsidiary, Mako Technologies, LLC, (“Mako”) a Nevada limited liability corporation, to complete the acquisition. Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its ROV’s, topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

The acquisition of Mako has been accounted for using purchase accounting since Deep Down acquired substantially all of the assets, debts, employees, intangible contracts and business of Mako.

The purchase price in the original agreement was based on a maximum of $5.0 million in cash and 11,269,841 restricted shares of common stock of Deep Down valued at $0.76 per share, the market price of Deep Down’s common stock on December 18, 2007, the date of the press release announcing the purchase, for a value of $8.6 million for a total potential purchase price of approximately $13.6 million.  Included in the purchase price is approximately $188,369 of transaction costs incurred by Deep Down.

The first installment of $2,916,667 in cash and 6,574,074 shares of restricted common stock of Deep Down, valued at $0.76 per share was paid on January 4, 2008 and the balance of $3,205,667 made up of $1,243,578 in cash and 2,802,985 shares of restricted common stock of Deep Down valued at $0.70 will be paid by April 15, 2008. This second installment was based on verification of adjusted EBITDA amounts of Mako for the fiscal year ending December 31, 2007.   These amounts were verified and agreed upon by all the parties on March 27, 2008 and the total $3,025,667 is presented as a payable to Mako shareholders at December 31, 2007.

On December 21, 2007, Deep Down signed an amendment to its original credit agreement with Prospect Capital for an additional $6.5 million for the Mako acquisition.  On January 4, 2008, Deep Down received an additional advance of $6.0 million under its secured credit agreement (the “Credit Agreement”) with Prospect Capital Corporation (“Prospect”) to fund the cash portion of its acquisition of Mako.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

The first payment to shareholders of Mako is reflected on the accompanying consolidated balance sheet as of December 31, 2007 due to the certainty of payment, and the intention of all parties to complete this payment prior to fiscal year end. The second payment of $3,025,667 is reflected as a payable to shareholders due to the timing of payments in the subsequent fiscal year.  The financing with Prospect is also reflected as of December 31, 2007 since the funds were generally used to pay the shareholders of Mako. The net proceeds received from Prospect of $5,604,000 are offset by the first cash payment to shareholders of Mako of $2,916,667 resulting in a balance of $2,687,333 reflected as “Receivable from Prospect” on the consolidated balance sheets at December 31, 2007.

The table below reflects the breakdown of the purchase price payments:

	1st Installment	2nd Installment	Total
Common Stock Par	$6,574	$2,803	$9,377
Common Stock Paid in Capital	4,989,723	1,959,287	6,949,010
Cash	2,916,667	1,243,577	4,160,244
Amounts for Mako Shareholders	$7,912,964	$3,205,667	$11,118,631

The purchase price of $11,307,000 included approximately $188,369 of transaction expenses, plus the assumption of leases of real and personal property and ongoing accounts payable and bank loans in exchange for substantially all of the assets, including construction in progress, fixed assets and accounts receivable and the transfer of all employees. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$280,841
Accounts receivable	1,515,074
Construction in progress	279,590
Prepaid expenses	179,583
Property, plant and equipment	3,235,456
Intangibles	4,398,000
Goodwill	3,066,153
Total assets acquired	12,954,697

Accounts payable and accrued expenses	828,313
Long term debt	819,384
Total liabilities acquired	1,647,697
Net assets acquired	$11,307,000

Deep Down hired an independent valuation expert to provide a preliminary estimate for the fair market value of the assets purchased. As a result, part of the purchase price was allocated to specifically identified intangible assets.  The following table below summarizes the intangible assets purchased in the transaction:

	Estimated	Remaining
	Fair Value	Useful Life

Customer List	$1,071,000	8
Non-Compete Covenant	458,000	5
Trademarks	2,869,000	25
	$4,398,000

The allocation of the purchase price was based on preliminary estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed no later than one year from the acquisition date and any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Additionally, as part of Prospect’s requirements, Deep Down paid $918,709, as the remaining balances due on Mako’s long-term debt and accrued interest, in January 2008.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Mako and Deep Down after giving effect to the acquisition of Mako. The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2007 are presented as if the acquisition had taken place on January 1, 2007 by combining the historical results of Mako and Deep Down.

The unaudited pro forma results were as follows:

Deep Down, Inc.
Unaudited Pro forma Statements of Operations

		Historical
	Historical	Mako
	Deep Down	Eleven Months			Pro Forma
	Year Ended	Ended			Year Ended
	December 31,	November 30,	Pro Forma		December 31,
	2007	2007	Adjustments		2007

Revenues	$19,389,730	$5,494,388	$-		$24,884,118
Cost of sales	13,020,369	2,298,597	-		15,318,966
Gross profit	6,369,361	3,195,791	-		9,565,152
Operating expenses	4,711,517	2,455,728	311,882	(c)	7,479,127
Total other income	(335,662)	(65,705)	(1,059,573)	(d)	(1,460,940)
Income tax expense	(369,673)	(319,432)	-		(689,105)
Net income (loss)	$952,509	$354,926	$(1,371,455)		$(64,020)

Basic earnings per share	$0.01				$-
Shares used in computing basic per share amounts	73,917,190			(e)	83,276,238

Diluted earnings per share	$0.01				$-
Shares used in computing diluted per share amounts	104,349,455			(e)	113,708,503

(c)	Amortization of the intangible assets at a rate of $28,353 per month for eleven months. One month is included in the historical Deep Down total.

(d)
Represents cash interest plus amortization of deferred financing costs and debt discounts.  Interest is payable at 15.5% on the outstanding principal, and the related fees are amortized using the effective interest method over the four-year life of the loan.

(e)	A total of 9,377,059 shares were issued for the total transaction. These pro forma amounts give effect as if shares were issued January 1, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Purchase of ElectroWave USA, Inc.

On April 2, 2007, Deep Down purchased all of the assets and certain liabilities of ElectroWave USA, Inc., a Texas corporation.  Deep Down formed a whollyowned subsidiary, ElectroWave USA, Inc. (“ElectroWave”), a Nevada corporation, to complete the acquisition. ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.

The acquisition of ElectroWave has been accounted for using purchase accounting as Deep Down acquired substantially all of the assets, debts, employees, intangible contracts and business of ElectroWave.

The purchase price of $171,407 includes the payment of bank and other debts of ElectroWave totaling $432,475, net of $261,068 received from the factoring of ElectroWave’s receivables. The purchase included the assumption of leases of real and personal property and ongoing accounts payable in exchange for substantially all of the assets, including inventory, fixed assets and accounts receivable and the transfer of all employees. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase Price:
Cash paid for third party debt	$432,475
Cash received from sale of ElectroWave receivables	(261,068)
Cash purchase price	$171,407

Accounts receivable	$133,587
Construction in progress	105,723
Property, plant and equipment, net	45,502
Capitalized R&D assets	270,094
Goodwill	350,854
Total assets acquired	905,760

Cash deficit	$18,974
Accrued liabilities	715,379
Total liabilities acquired	734,353
Net assets acquired	$171,407

The allocation of the purchase price was based on preliminary estimates.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed no later than one year from the acquisition date and any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

No pro forma amounts are presented as the impact would not be material.

In addition, Deep Down may issue up to an aggregate of 460 shares of convertible preferred stock over the next two years, as an additional contingent purchase cost, if the operations of ElectroWave reach certain financial milestones based on net income for the fiscal years ending December 31, 2008 and 2009.  For the period from acquisition April 2, 2007 through December 31, 2007, ElectroWave had a net loss, so no additional consideration is due for that time frame. The contingent consideration for the fiscal years ending December 31, 2008 and 2009 is not considered in the initial purchase price allocation due to its uncertain nature.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Purchase of Deep Down, Inc. by Subsea on November 21, 2006

On November 21, 2006, Subsea acquired Deep Down, Inc., a Delaware corporation founded in 1997. Under the terms of this transaction, all of Deep Down, Inc.’s shareholders transferred ownership of all of Deep Down, Inc.’s common stock to Subsea in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down, Inc. becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, Inc., with the surviving company operating as Deep Down, Inc. The purchase price based on the fair value of the Series D and E Preferred stock was $7,865,471. This transaction was accounted for as a purchase, with Subsea being the acquirer based on the change in voting control. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill. The following table summarizes the estimated preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$101,497
Accounts receivable	1,013,227
Inventory	168,672
Prepaid expenses	11,638
Construction in progress	826,159
Property, plant and equipment, net	872,363
Goodwill	7,177,137
Total assets acquired	10,170,693

Accounts payable	671,057
Accrued liabilities	432,924
Current portion of long term debt	403,057
Long term debt	798,184
Total liabilities acquired	2,305,222
Net assets acquired	$7,865,471

During fiscal 2007, Deep Down paid approximately $242,924 to the former shareholders of the Sub-chapter S corporation Deep Down, Inc. (Delaware), which represents the income taxes due on the income from the time of purchase through the filing of revised tax status as a C-Corporation, which is reflected as an adjustment to goodwill since these payments related to the original agreements. There will be no further adjustments to goodwill as the one year period of evaluation has passed, and the final tax returns have been filed.

Note 4:                 Accounts Receivable

Management has established an allowance for uncollectible accounts of $139,787 and $81,809 as of December 31, 2007 and 2006. Bad debt expense totaled $ 110,569 and $1,294 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.

Until August 2007, Deep Down factored certain accounts receivables with a bank. Under the terms of the arrangement, Deep Down received proceeds equal to 80% of the value of the receivable at the date of transfer. Upon collection of the receivable, the bank remits the remaining 20%, less fees and interest. Fees ranged from 0.25% to 2% depending on the age of the receivable and interest is prime plus 2%. The arrangement contained provisions that indicated Deep Down was responsible for up to 20% of end-user customer payment defaults on factored receivables.  As of December 31, 2007, all receivables under this arrangement have been collected and Deep Down no longer has a factoring program.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 5:                 Property and Equipment

Property and equipment consisted of the following as of December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006
Building	$195,305	$46,474
Furniture and fixtures	63,777	11,806
Vehicles and trailers	112,162	66,662
Leasehold improvements	75,149	-
Rental equipment	3,144,559	-
Equipment	2,004,166	747,419

Total	5,595,118	872,361
Less: Accumulated depreciation	(422,314)	(27,161)
Property and equipment, net	$5,172,804	$845,200

In February 2007, Deep Down entered into a capital lease transaction for the lease of a 100-ton mobile gantry crane valued at $525,000, which is included with Equipment above.

Depreciation expense was $426,964 and $27,161 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.  Accumulated depreciation on equipment under capital lease is $62,500 at December 31, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 6:                 Long-Term Debt

At December 31, 2007 and 2006 long-term debt consisted of the following:

	December 31, 2007	December 31, 2006
Secured credit agreement with
quarterly principal payments of $250,000 beginning
September 30, 2008; monthly interest payments,
interest fixed at 15.5%; balance due August 2011;
secured by all assets	$12,000,000	$-
Debt discount, net of amortization of $135,931	(1,703,258)	-

Note payable to a bank, payable in monthly
installments bearing interest at 8.25% per annum,
maturing June 10, 2008, cross-collateralized
by Mako assets, paid January 2008.	289,665	-

Note payable to a bank, payable in monthly
installments bearing interest at 7.85% per annum,
maturing September 28, 2010, collateralized by Mako
life insurance policy and equipment, paid January 2008.	320,027	-

Revolving line-of-credit of $500,000 from a bank,
matured October 13, 2007 or on demand, interest rate is
at a variable rate resulting in a rate of 8.30% as of
September 30, 2007, collateralized by Mako equipment,
paid January 2008.	151,705	-

Note payable to a bank payable in monthly
installments bearing interest at 7.85% per annum,
maturing January 25, 2011, collateralized by Mako
equipment and life insurance policy, paid January 2008	154,647	-

Note payable with a bank, monthly principal and
interest payments, interest fixed at 7.5%,
paid in full August 2007	-	438,812
Note payable with a bank, monthly principal and
interest payments, interest fixed at 7.5%,
paid in full August 2007	-	729,536
Total secured credit agreement and bank debt	11,212,786	1,168,348

Capital lease of equipment, monthly lease payments,
interest imputed at 11.2%	481,209	-
Total long-term debt	11,693,995	1,168,348
Current portion of long-term debt	(995,177)	(410,731)
Long-term debt, net of current portion	$10,698,818	$757,617

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Secured credit agreement

On August 6, 2007, Deep Down entered into a $6.5 million secured Credit Agreement with Prospect, and received an advance of $6.0 million on that date. Funds were used to pay off other bank indebtedness, redeem $1,400,000 of the Series E Preferred Shares outstanding, pay off $150,000 owing to an officer, and to provide working capital to accelerate development of its corporate growth strategies. Indebtedness through the Credit Agreement is secured by all of Deep Down’s assets.

The original Credit Agreement provides for a 4-year term, an annual interest rate of 15.5%, with the ability to defer up to 3.0% of interest through a PIK (paid-in-kind) feature and principal payments of $75,000 per quarter beginning September 30, 2008, with the remaining balance outstanding due August 6, 2011.  Interest payments are payable monthly, in arrears, on each month end commencing on August 31, 2007.  Interest paid through December 31, 2007 was $377,167.  Deep Down paid the full 15.5% and did not exercise the PIK feature for the monthly periods through December 2007.

On December 21, 2007, Deep Down entered into an amendment to the Credit Agreement (the “Amendment”) to provide the funding for the cash portion of the purchase of Mako. The total commitment available under the Amendment was increased to $13.0 million, and the quarterly principal payments increased to $250,000, with the dates of all payments remaining the same. The interest terms and loan covenants also remained substantially the same under the Amendment. Deep Down was advanced an additional $6.0 million on January 4, 2008 under terms of the Amendment.  As discussed in Note 3, this additional advance and the related debt discounts and deferred financing cost have been reflected as of December 31, 2007.  The revised payment terms and increase in principal and debt discount balances are reflected in the 5-year schedule of required payments below.

Terms of the Credit Agreement also include a detachable warrant to purchase up to 4,960,585 shares of common stock at an exercise price of $0.507 per share.  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The proceeds of the debt were allocated to the warrants based on its estimated relative fair value at the measurement date of when the final agreement was signed and announced and reflected as a discount to the debt.  Although the terms of the warrant were agreed to on May 24, 2007, the measurement date for valuation was determined to be the date of closing of the Credit Agreement.  The relative fair value of the warrant was estimated to be $1,479,189 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.   Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Additionally, in connection with the initial advance in August 2007, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.  The discount associated with the value of the warrants and the pre-paid points are being amortized into interest expense over the life of the note agreement using the effective interest method.  A total of $135,931 has been amortized into interest expense through December 31, 2007.

In connection with the second advance in January 4, 2008, Deep Down pre-paid $180,000 in points to the lender which was treated as a discount to the note.  This addition to the debt discount is included in the 5-year payment schedule below.

In connection with the warrant, Deep Down entered into a registration rights agreement where the holder has certain demand registration rights in the future.  There are no stipulated liquidated damages in the agreement.  Deep Down evaluated the warrants and the registration rights agreement for liability treatment under SFAS 133 and EITF 00-19 and determined that the warrants and registration rights did not meet the definition of a liability under the authoritative guidance.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Under the Credit Agreement, Deep Down is required to meet certain covenants and restrictions, in addition to maintaining “key man” life insurance with respect to the CEO in the amount of at least $3.0 million.  The financial covenants are reportable each quarter, and fluctuate over defined time frames, with the initial period being the quarters ending December 31, 2007 through June 30, 2008.  Financial covenants include maintaining total debt to consolidated EBITDA below 3.5 to 1, consolidated EBITDA to consolidated net interest expense on the total debt greater than 2 to 1, free cash flow to debt service greater than 1 to 1, and EBITDA in excess of $2,000,000 (annual calculation only) as each term is defined in the Credit Agreement.  Other covenants include limitations on issuance of common stock, liens, transactions with affiliates, additional indebtedness and permitted investments, among others.  Deep Down must also maintain a debt service reserve account of $375,000 which is reflected as restricted cash on the balance sheet.  At December 31, 2007, Deep Down was in compliance with the financial covenants and restricted cash requirement, however, it has obtained life insurance for the CEO in the amount of $2.0 million so it is not in compliance with that restriction. Deep Down obtained a waiver from the lender on March 28, 2008. Deep Down is working on obtaining the additional $1.0 million required life insurance.

Deep Down capitalized a total of $555,314 in deferred financing costs related to the original amounts borrowed under the Credit Agreement.  Of this amount, $442,194 was paid in cash to various third parties related to the financing, and the remainder of $113,120 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Credit Agreement which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the original financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.   The deferred financing cost is being amortized using the effective interest method over the term of the note.  A total of $54,560 of deferred financing cost was amortized into interest expense through December 31, 2007.

In connection with the second advance under the Credit Agreement on January 4, 2008, Deep Down capitalized an additional $261,941 in deferred financing costs.  Of this amount, $216,000 was paid in cash to various third parties related to the financing, and the remainder of $45,946 represents the Black Scholes valuation of warrants issued to one of these third party vendors.  The detachable warrant was granted to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The fair value of the warrant was estimated to be $45,946 based on the Black Scholes pricing model.  The assumptions used in the model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.2% and (4) zero expected dividends.   Provisions in the warrant agreement allow for a cashless exercise provision, not to exceed 2% of outstanding common stock at the time of exercise.

Payment of bank loans and accounts receivable factoring arrangement

On August 7, 2007, Deep Down paid the remaining balances due on prior bank loans for a total of $936,073, including accrued interest through that date. Total principal payments on these loans for the twelve months ended December 31, 2007 were $1,168,348. Additionally, as of August 2007, Deep Down is no longer factoring accounts receivable with this bank. As of December 31, 2007, all receivables under this arrangement have been collected.

Payment of shareholder payable

During the second quarter of fiscal 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with the former CFO of Deep Down to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the income statement.  Deep Down accreted the remaining discount of $1,102,385 attributable to such shares on the date of redemption.  On August 16, 2007, Deep Down made the initial payment of $1,400,000 under the terms of the securities redemption agreement, and 2 payments of $20,000 each were made during August and September 2007.  The final balance due of $560,000 was paid with 543,689 shares of common stock on valued at the closing market price on October 2, 2007.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Payment of subsidiary debt

As part of the net assets acquired in the purchase of Mako, Deep Down assumed notes payable in the amount of approximately $916,044 plus accrued interest. Deep Down paid the remaining balances due for a total of $918,709, including accrued interest, in January 2008; the principal balance of these notes is included in the current portion of long-term debt on the accompanying consolidated balance sheet.

Payment table

The table below includes the additional advance of $6.0 million under the Amendment to the Credit Agreement in January 2008, plus the related debt discount of approximately $180,000 in lenders’ fees related to that additional advance. Aggregate principal maturities of long-term debt were as follows for years ended December 31:

Years ended December 31,	Principal	Unamortized Debt Discount	Total
2008	$1,416,044	$(465,776)	$950,268
2009	1,000,000	(468,291)	531,709
2010	1,000,000	(461,413)	538,587
2011	9,500,000	(307,778)	9,192,222
	$12,916,044	$(1,703,258)	$11,212,786

Capital lease

In February 2007, Deep Down purchased under a seller-financed capital lease, a 100-ton mobile gantry crane and related equipment.  The equipment was delivered and placed into service in March 2007.  In accordance with Financial Accounting Standards Board SFAS 13 “Accounting for Leases” as amended, the lease was capitalized and the lease obligation and related assets recognized on Deep Down’s consolidated balance sheet.  The total value of the lease payments discounted at an 11.2% interest rate, or $525,000, was capitalized.  The off-setting lease obligation is $481,209 at December 31, 2007.

Note 7:                 Stock Options and Warrants

Adoption of FAS 123(R)

Effective April 21, 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS 123(R), which is a revision of SFAS 123. SFAS 123(R) supersedes APB 25 and amends Statement of Accounting Standards No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in Deep Down’s Statement of Operations based on their fair values.  Deep Down adopted the provisions of SFAS 123(R) in the first quarter of 2007.  As Deep Down had no outstanding stock options at December 31, 2006, the initial adoption of SFAS 123(R) had no impact to Deep Down.

Stock Options Granted During 2007

Deep Down has a stock based compensation plan - the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”). The exercise price of the options, as well as the vesting period, is established by Deep Down’s board of directors. The options granted under the Plan have vesting periods that range from immediate vesting to vesting over five years, and lives of the options granted are up to ten years. Under the Plan the total number of options permitted is 15% of issued and outstanding common shares. During the year ended December 31, 2007, Deep Down granted 5,500,000 options under the Plan.  Deep Down issued an aggregate of 1,500,000 stock options to various consultants, of which 300,000 were issued with an exercise price of $0.30, $0.50, $0.75, $1.00, and $1.25, respectively.  Additionally, Deep Down issued an aggregate of 1,000,000 stock options to various employees with an exercise price of $0.50 and 3,000,000 stock options to an officer and director with an exercise price of $0.515.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Since Deep Down does not have a sufficient trading history to determine the volatility of its own stock, it based its estimates of volatility on a representative peer group consisting of companies in the similar industry, with similar market capitalizations and similar stage of development.  Deep Down is expensing all stock options on a straight line basis over their respective expected service periods.  Total stock based compensation expense for the year ended December 31, 2007 was $187,394.  Deep Down had no stock based grants prior to fiscal 2007.

The unamortized portion of the estimated fair value of these stock options is $636,656 at December 31, 2007. Based on the common shares outstanding at December 31, 2007, there are 7,396,000 available for grant under the Plan as of that date.

Summary of Stock Options

A summary of stock option transactions follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money) Options)
Outstanding at December 31, 2006	-	$-
Grants	5,500,000	$0.58
Outstanding at December 31, 2007	5,500,000	$0.58	3.2	$2,292,000
Exercisable at December 31, 2007	562,500	$0.76	4.3	$156,375

The following summarizes Deep Down’s outstanding options and their respective exercise prices at December 31, 2007:

Exercise Price	Number of Shares
$0.30	300,000
$0.50 - 0.52	4,300,000
$0.75	300,000
$1.00	300,000
$1.25	300,000
5,500,000

The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes model and is based on the following key assumptions for the year ended December 31, 2007:

Dividend yield	0%
Risk free interest rate	5%
Expected life of options	3 - 4 years
Expected volatility	53% - 55%

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Summary of Warrants:

On August 6, 2007, as part of the secured Credit Agreement described in Note 6, Deep Down issued 4,960,585 warrants to its creditor.  All warrants were issued with an exercise price of $0.507, expire in five years (or earlier in the event of termination) and vest on the second anniversary of the agreement.  The aggregate relative fair value of such warrants (excluding estimated forfeitures) was approximately $1,479,189 based on the Black-Scholes option pricing model using the following estimates:  5% risk free rate, 52.7% volatility, and an expected life of 3.5 years.

Deep Down issued warrants to a third party related to the financing.  The warrant is a detachable warrant to purchase up to 320,000 shares of common stock at an exercise price of $0.75 per share (calculated as the volume weighted average closing price of the common stock for the ten days immediately preceding the closing of the Prospect financing which took place on August 6, 2007).  The warrant has a five-year term and becomes exercisable on the two-year anniversary of the financing, August 6, 2009.  The assumptions used in the Black Scholes model included (1) expected volatility of 52.7%, (2) expected term of 3.5 years, (3) discount rate of 5% and (4) zero expected dividends.

Related to the secured Credit Agreement Amendment and second advance described in Note 6, Deep Down issued warrants to a third party related to the financing.  The warrant is a detachable warrant to purchase up to 118,812 shares of common stock at an exercise price of $1.01 per share.  The warrant has a five-year term and is immediately exercisable.  The assumptions used in the Black Scholes model included (1) expected volatility of 61.3%, (2) expected term of 2.5 years, (3) discount rate of 3.18% and (4) zero expected dividends.

A summary of warrant transactions follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In-The-Money) Options
Outstanding at December 31, 2006	-	$-
Grants	5,399,397	$0.53
Outstanding at December 31, 2007	5,399,397	$0.53	4.6	$2,405,075
Exercisable at December 31, 2007	-			$-

The following summarizes Deep Down’s outstanding warrants and their respective exercise prices at December 31, 2007:

Exercise Price	Number of Shares
$0.51	4,960,585
$0.75	320,000
$1.01	118,812
5,399,397

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 8:                 Preferred Stock

Series E and G Classified as Liabilities

The Series E and G redeemable exchangeable preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are exchangeable at the holder’s option into 6% Subordinated Notes due three years from the date of the exchange. These shares carry voting rights equal to 690 votes per share. The Series E and G preferred stock were valued based on the discounted value of their expected future cash flows (using a discount rate of 20%).  Deep Down evaluated the Series E and G preferred stock and has classified them as debt instruments from the date of issuance due to the fact that they are exchangeable at the option of the holder thereof into Notes.  The difference between the face value of the Series E and G preferred stock and the discounted book value recorded on the balance sheet, or original issue discount, is deemed to be non-cash interest expense from the date of issuance through the term of the Stock.

Deep Down has been accreting this original issue discount using the effective interest method.  Interest expense related to the accretion of the original issue discount totaled approximately $1,644,990 and $40,149 for the year ended December 31, 2007 and 2006 respectively. This total includes the accelerated accretion of approximately $1,017,707 to accrete to face value 4,000 shares plus approximately $72,799 to accrete to face value 250 shares, plus approximately $260,520 to accrete to face value 1,250 shares, respectively, of Series E preferred stock that were redeemed during the year ended December 31, 2007, as further detailed below.

In February 2007, Deep Down redeemed 250 shares of Series E redeemable, exchangeable preferred stock held by its CEO at the face value of $1,000 per share for a total of $250,000.  Deep Down accreted the remaining discount of $72,799 attributable to such shares on the date of redemption as interest expense.

In May 2007, Deep Down executed a Securities Redemption Agreement (the “Agreement”) with a stockholder (the former CFO of Deep Down) to redeem 4,000 shares of Series E redeemable, exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000.  The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected in other income.  Deep Down accreted the remaining discount of $1,017,707 attributable to such shares on the date of redemption as interest expense.  The shareholder placed all 4,000 shares into an escrow account as of the execution of this agreement. Terms of the payment to the shareholder are: 2,800 shares at $500 for a total of $1,400,000 paid in August 2007, with the remaining shares to being redeemed monthly beginning August 31, 2007 at a rate of 40 shares at $500 per share, or $20,000 per month.  The final balance outstanding of $560,000 was paid with 543,689 shares of common stock in October 2007.

On September 13, 2007, Deep Down redeemed 2,250 shares owned by the CEO and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66 totaling $1,473,750.  Since the shareholders are related parties, no accretion interest was recorded related to the redemption.  The difference between the carrying value of the Series E shares of $1,685,463 and the common stock market value was recorded to Paid in Capital.

Additionally, in October 2007, Deep Down redeemed 1,250 shares of Series E redeemable, exchangeable preferred stock at the face value of $1,000 per share for a total of $1,250,000. The Series E preferred shares were redeemed for 1,213,592 shares of common stock at the closing price of $1.03.  Deep Down accreted the remaining discount of $260,520 attributable to such shares on the date of redemption and recorded it as interest expense.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

All Series G preferred shares were cancelled and exchanged during the first quarter of 2007. Accordingly, there is no future discount accretion relating to the Series G preferred shares.  See “Series F and G Cancellation and Issuance of Additional Series E” below.

The unamortized discounts related to the Series E and Series G preferred stock were as follows:

	December 31, 2007	December 31, 2006
Series E preferred stock - face value at $1,000 per share	$500,000	$5,000,000
Less unamortized discount	(113,589)	(1,513,624)
Balance net of unamortized discount	386,411	3,486,376

Series G preferred stock - face value at $1,000 per share	-	1,000,000
Less unamortized discount	-	(302,725)
Balance net of unamortized discount	-	697,275
	$386,411	$4,183,651

A summary of Series E and Series G preferred stock transactions follows:

	Series E	Series G
Outstanding at December 31, 2006	5,000	1,000
Shares issued	3,250	-
Shares redeemed	(7,750)	(1,000)
Outstanding at December 31, 2007	500	-

Series F and G Cancellation and Issuance of Additional Series E

On March 20, 2007, Deep Down finalized the terms of an agreement with a former non-employee director who surrendered 25,000,000 shares of common stock for $250,000 in cash. The market value of those shares was $7,250,000. Additionally, he surrendered 1,500 shares of Series F convertible preferred stock with a value of $1,325,773 and 500 shares of Series G exchangeable preferred stock with a value of $357,615 to Deep Down for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock valued at $945,563. The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).  The difference between the values of the preferred shares surrendered and the newly issued was $737,826 which is reflected in paid in capital on the accompanying consolidated balance sheet. In addition, he also kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

On March 20, 2007, Deep Down issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff, then Chief Financial Officer, and director, valued at $1,512,901 for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock valued at $1,325,773 and 500 shares of Series G exchangeable preferred stock valued at $357,616, which were returned to the transfer agent for cancellation.  The Series E Preferred Stock was valued based on the discounted value of its expected future cash flows (using a discount rate of 20%).  The difference between the values of the surrendered shares and the newly issued was $170,489 which is reflected in paid in capital on the accompanying consolidated balance sheet. Deep Down has treated this as a modification of a share-based payment in accordance with the provisions of SFAS No. 123R, “Share-Based Payments”.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Series D and F Classified as Temporary Equity

The Series D redeemable convertible preferred stock have a face value and liquidation preference of $1,000 per share, no dividend preference, and are convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933.  These shares carry voting rights equal to one vote for every share of common stock into which the preferred stock is convertible.  These shares are redeemable at their face value on an annual basis within 120 days after each calendar year-end beginning with the year ending December 31, 2007 based on an amount equal to 15.625% of annual net income.  In the event that a holder declines redemption, such amounts are reallocated to the other preferred stock holders that have elected to redeem.

The Series F preferred stock has the same terms as described above, with the exception of the amount of redemption is equal to 9.375% of annual net income.

Deep Down evaluated the Series D and F preferred stock for liability or equity presentation and determined that the instruments were more appropriately classified as temporary equity due to the conditional redemption feature.

On March 28, 2008, holders of the Series D preferred stock converted 5,000 of the outstanding shares into 25,866,518 shares of common stock.

Series C Preferred Stock

On April 22, 2005, MediQuip issued 22,000 Series C convertible preferred stock which remained after the reverse merger. The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal 2007 to 4,400,000 shares of Deep Down’s common stock.

Note 9:                 Common Stock

Private Placements

On March 20, 2007, Deep Down completed the sale of 10,000,000 shares of common stock in a private placement for $1,000,000. A total of 1,025,000 shares were purchased by the CEO and director, and his wife, a Vice-President and director of Deep Down. The shares are restricted securities as defined in Rule 144 of the Securities Act of 1933 and contain a restrictive legend, which restricts the ability of the holders to sell these shares for a period of no less than six months. Funds from such private placement sale were used to redeem certain outstanding exchangeable preferred stock and for working capital.

On October 12, 2007, Deep Down closed an agreement with Ironman Energy Capital, L.P. for a private placement of 3,125,000 shares of common stock at $0.96 per share, or $3,000,000 in the aggregate, pursuant to an agreement reached on October 2, 2007 when the closing price was $1.03 per share.

In connection with this private placement, the Deep Down entered into registration rights agreement, under which, upon demand registration by the holder after December 31, 2008, Deep Down could be subject to liquidating damages in the amount of 1% of the proceeds for every 30 days a registration statement is not declared effective. Deep Down is currently evaluating the probability of incurring these liquidated damages as a contingent liability and not yet determined the potential impact on the financial statements.

Other stock issuances

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the Chief Executive Officer and director, and his wife, a Vice-President and director of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.66.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

On October 2, 2007, Deep Down made the final payment of $560,000 under the terms of a securities redemption and shareholder payable agreement by issuing 543,689 shares of common stock valued at the closing price of $1.03 on the same day.

Note 10:                 Income Taxes

Prior to the reverse merger, Deep Down was a Subchapter S entity and the tax attributes flowed through to the individual owners. Thus any prior net operating losses will not be available to be utilized to offset future taxable income.

Income tax expense for the year ended December 31, 2007 and period from inception June 29, 2006 to December 31, 2007 totaled $ 369,673 and $22,250, respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006:

			From Inception
	Year		June 26, 2006
	Ended		to
	December 31,	Tax	December 31,	Tax
	2007	Rate	2006	Rate

Federal statutory rates	$449,540	34%	$(1,121,938)	34%
Stock based compensation	69,335	5%	1,135,869	-35%
Goodwill	(189,829)	-14%	-	0%
Other	40,627	3%	8,319	0%
Effective rate	$369,673	28%	$22,250	-1%

Net deferred tax assets at December 31, 2007 totaled $75,823 and consisted primarily of deferred tax assets related to timing differences associated with the recognition of debt discount and deferred financing costs.  Deferred tax assets are included in other long-term assets in the accompanying consolidated balance sheet.  Deferred tax assets at December 31, 2007 and 2006 are not material.

A valuation allowance is established when it is more likely than not that some of the deferred tax assets will not be realized.  Management analyzed its current operating results and future projections and determined that a valuation allowance was not needed at December 31, 2007.

Note 11:                 Related party transactions

Deep Down borrowed $150,000 from an officer, with no stated interest, due on demand, as of June 30, 2007 which was used for working capital purposes.  Deep Down paid the loan balance in full during the third quarter of 2007.

On September 13, 2007, Deep Down redeemed 2,250 shares of Series E preferred stock owned by the Chief Executive Officer and director, and his wife, a vice-president and director of Deep Down.  The Series E preferred shares were redeemed for 2,250,000 shares of common stock at the closing price of $0.655.  See further discussion under Note 8.

We lease all buildings, structures, fixtures and other improvements from JUMA, LLC, a limited liability company owned by Ronald E. Smith, CEO and director of Deep Down, Inc., and Mary L. Budrunas, a vice-president and director of Deep Down, Inc. The base rate of $11,000 per month is payable to JUMA through September 1, 2011, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.

Deep Down paid approximately $82,000 to JUMA for costs associated with the preparation of the additional land recently purchased by JUMA for Deep Down’s operations.  The costs were associated with permitting, land clearing and preparation.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 12:                 Commitments and Contingencies

Litigation

Deep Down is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, Deep Down is not currently involved in any legal proceedings.

Capital Lease

In February 2007, Deep Down purchased under a seller-financed capital lease, a 100-ton mobile gantry crane and related equipment.  The equipment was delivered and placed into service in March, 2007.  In accordance with Financial Accounting Standards Board SFAS 13 “Accounting for Leases” as amended, the lease was capitalized and the lease obligation and related assets recognized on Deep Down’s consolidated balance sheet.  The total value of the lease payments discounted at an 11.2% interest rate, or $525,000, was capitalized.  The off-setting lease obligation is $481,209 at December 31, 2007.

Operating Leases

Deep Down leases land and buildings under two noncancelable operating leases and is responsible for the related maintenance, insurance and property taxes. One of these leases is with a company that is wholly owned by one of our officer’s, who is also a Director, of Deep Down. This lease calls for 60 monthly payments of $11,000 and began as of September, 2006.

Deep Down also leases several trucks under a 36 month noncancelable operating lease with a third party.  Monthly payments of $7,657 began in April 2007. Additionally, Deep Down leases 2 modular office buildings from a third party under noncancelable operating leases.  The initial term of each lease is two years with three extensions of 1 year each available.  The leases began in April and July 2007, respectively, and have monthly payments of $1,849 and $1,518, respectively. Deep Down was required to pay for site preparations, installation and city permits for the buildings, which have been recorded as leasehold improvements and are being depreciated over the two-year initial lease terms.

Mako leases office space under a five year operating lease which began in June 2006 and terminates on May 31, 2011, at $7,300 per month. Mako may renew this lease for two additional terms of five years upon the expiration of the initial term. Should this option be exercised, the base monthly rental shall be increased or decreased by the Consumer Price Index net change as of the starting date of any renewal term. Basic rent expense charged to operations for the month ended December 31, 2007 was $7,300.

At December 31, 2007, future minimum lease obligations were as follows:

Years ended December 31,:	Capital	Operating
2008	$96,428	$403,684
2009	96,428	333,974
2010	96,428	234,915
2011	96,428	124,500
2012	96,428	-
Thereafter	112,501	-
Total minimum lease payments	594,641	$1,097,073
Residual principal balance	105,000
Amount representing interest	(218,432)
Present value of minimum lease payments	481,209
Less current maturities of capital lease obligations	44,909
Long-term capital lease obligations	$436,300
Rent expense totaled $186,866 and $69,856 for the year ended December 31, 2007 and the period from inception June 29, 2006 to December 31, 2006, respectively.

Notes to Consolidated Financial Statements for the year ended December 31, 2007 and the period from inception (June 29, 2006) through December 31, 2006

Note 13:                 Subsequent Events

Redemption of Series D Preferred Stock

The Series D preferred stock have a face value and a liquidation preference of $1,000 per share, and are convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.1933. These shares carried no voting rights.  In January and March 2008, Deep Down converted all 5,000 of the Series D shares to 25,866,518 shares of Deep Down’s common stock. The CEO and director, and his wife, a vice president and director, converted 4,500 of the 5,000 shares of Series D Preferred Stock.

Stock based compensation

During the first quarter of 2008, Deep Down issued stock options and shares of restricted stock to certain executives and employees. In conjunction with his employment on January 22, 2008, Michael Teal, the Corporate Controller, was issued 250,000 options at a vesting price of $0.70.  All of the shares underlying the stock options granted were Incentive Stock Options as defined by the Internal Revenue Code. One third of the options will vest on January 22, 2008, 2009 and 2010, and will expire on January 22, 2013.  Deep Down estimated that the aggregate fair value of such stock options totaled $74,900 based on the Black-Scholes option pricing model using the following estimates:  2.64% risk free rate, 61.3% volatility, expected life of 3 years and zero dividends.

Additionally, on February 14, 2009, Deep Down issued a total of 3.0 million options to certain executives, with a vesting price of $1.50. The closing stock price on that day was $0.42.  One third of the options will vest on February 14, 2008, 2009 and 2010, and will expire on February 14, 2013.  Deep Down estimated that the aggregate fair value of such stock options was $145,764 based on the Black-Scholes option pricing model using the following key assumptions of:   2.81% risk free rate, 61.3% volatility, expected life of 3 years and zero dividends.

Deep Down issued a total of 1.2 million shares of restricted stock to certain executives and employees on February 14, 2008. These shares become exercisable on the two year anniversary of the grant, February 14, 2010. The shares were valued at the closing stock price on that day of $0.42, and Deep Down valued the shares at $504,000 which will be amortized over the two year period until the shares are fully vested

FLOTATION TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

March 31, 2008 – Three Month Interim Period
Balance Sheet * Statement of Operations * Stockholder Equity *Statement of Cash Flow

December 31, 2007 – Annual Period
Balance Sheet * Stockholder Equity

March 31, 2007 – Three Month Interim Period

Statement of Operations * Statement of Cash Flow

 Accountants’ Review Report-March 31, 2008 Financial Statements
Accountants’ Audited Information-December 31, 2007 Financial Statements
 Accountants’ Compilation Report-March 31, 2007 Financial Statements

Bruzgo & Kremer, LLC

BRUZGO & KREMER, LLC

225 Commercial Street, Suite 500
P.O. Box 4892
Portland, Maine  04112

Telephone (207)-874-7700
Fax (207)-874-7701
ACCOUNTANTS’ REVIEW REPORT

Stockholder
Flotation Technologies, Inc.

We have reviewed the balance sheet of Flotation Technologies, Inc., as of the three month Interim period ended March 31, 2008 and the related statement of operations, changes in stockholders’ equity, and cash flow for the three months ended March 31, 2008, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Flotation Technologies, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The Company’s financial statements for the year ended December 31, 2007 were audited by us, and we expressed an unqualified opinion on them in our report dated April 20, 2008. We have not performed any auditing procedures on the financial statements since April 20, 2008.

The March 31, 2007 statement of operations and the statement of cash flow for the three month Interim period then ended were compiled by us in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the March 31, 2007 financial statements presented and, accordingly, do not express an opinion or any other form of assurance on them.

The Company has elected not to present a March 31, 2007 balance sheet or related footnote disclosures. The Company has also elected not to present the December 31, 2007 statement of operations or cash flow previously audited by us, in this financial statement presentation.  Presentations of these statements and any related disclosures are required by generally accepted accounting principles. If the omitted financial statements or disclosures were included in this financial statement presentation, they might influence the user’s conclusions about the Company’s financial position, results of operations, and cash flows. Accordingly, the March 31, 2007 and December 31, 2007 partial financial statements presented here, for comparative purposes with the reviewed March 31, 2008 financial statements, are not designed for those who are not informed about such matters.

/s/ Bruzgo & Kremer, LLC

Portland, Maine
June 30, 2008

FINANCIAL STATEMENTS – CERTIFIED BUSINESS VALUATIONS – TAX AND ESTATE COMPLIANCE

FLOTATION TECHNOLOGIES, INC.

Balance Sheets

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

ASSETS

	Reviewed	Audited
	3-31-08	12-31-07
Current assets
Cash	$852,444	$1,197,451
Trade accounts receivable	2,704,565	2,303,411
Inventories	807,551	1,278,212
Prepaid expenses	22,225	20,602

Total current assets	4,386,785	4,799,676

Property, plant and equipment, at cost
Land, buildings, and improvements	3,088,565	3,044,565
Machinery and equipment	1,471,608	1,430,433
Office furniture and fixtures	81,102	81,102
	4,641,275	4,556,100
Less accumulated depreciation	(988,301)	(877,722)

Net property, plant and equipment	3,652,974	3,678,378
Other assets
Intangible assets, net of amortization	21,050	21,415

Total assets	$8,060,809	$8,499,469

See accompanying notes and accountants’ review report.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Reviewed	Audited
	3-31-08	12-31-07
Current liabilities
Bank lines of credit	$-	$-
Current portion of long-term debt	52,700	66,000
Accounts payable	1,340,550	878,576
Customer deposits	63,593	1,530,959
Accrued expenses	111,104	312,937
Due to stockholders	631,719	651,446

Total current liabilities	2,199,666	3,439,918

Long-term debt, excluding current portion	1,697,763	1,697,497

Total liabilities	3,897,429	5,137,415

Stockholders’ equity
Common stock, no par value; authorized 1,000 shares,
issued and outstanding 1,000 shares	200	200
Retained earnings	4,163,180	3,361,854
Total stockholders’ equity	4,163,380	3,362,054

Total liabilities and stockholders' equity	$8,060,809	$8,499,469

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Statement of Operations

Interim Periods - Three Months Ended March 31, 2008 and March 31, 2007

	Reviewed	Unaudited
	3-31-08	3-31-07

Revenues	$4,877,108	$1,021,611

Cost of goods sold	3,377,955	649,929

Gross profit	1,499,153	371,682

General and administrative expenses	662,959	511,554

Income (loss) from operations	836,194	(139,872)

Other income (expense)
Other income, interest & exchange rate	2,119	7,336
Interest expense	(36,987)	(9,227)

Net other income (expense)	(34,868)	(1,891)

Net income (loss)	$801,326	$(141,763)

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Statement of Changes in Stockholders’ Equity

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

	Common Stock	Retained Earnings	Total Stockholders' Equity

Balances, December 31, 2006	$200	$1,269,747	$1,269,947

Net income for 2007	-	4,057,832	4,057,832

Distributions	-	(1,965,725)	(1,965,725)

Balances, December 31, 2007	$200	$3,361,854	$3,362,054

Net income for 2008, 1/1 to 3/31	-	801,326	801,326

Distributions	-	-	-

Balance, March 31, 2008, Interim	$200	$4,163,180	$4,163,380

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.
Statements of Cash Flows

Interim Period - Three Months Ended March 31, 2008 and March 31, 2007
(Three Month Cash Flow From Prior Annual Year Ended December 31, 2007 and 2006)

	Reviewed	Unaudited
	3-31-08	3-31-07
Cash flows from operating activities
Net income (loss)	$801,326	$(141,763)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,944	79,637
Decrease (increase) in:
Accounts receivable	(401,154)	475,131
Inventory	470,661	(340,039)
Prepaid expenses	(1,623)	(25,574)
Increase (decrease) in:
Accounts payable	461,974	129,517
Accrued expenses and other	(201,833)	21,015
Customer deposits	(1,467,366)	690,195
Net cash provided (used) by operating activities	(227,071)	888,119

Cash flows from investing activities
Acquisition of equipment and plant improvements	(85,176)	(512,452)
Other investing activities	-	-

Net cash provided (used) by investing activities	(85,176)	(512,452)

Cash flows from financing activities
Net borrowings (repayments) on lines of credit	-	-
Borrowings, long term bank debt	-	142,768
Receipt (repayment) of stockholder advances	(19,727)	-
Distributions to stockholders	-	(45,000)
Payments on long-term debt, bank and related party	(13,033)	(16,803)

Net cash provided (used) by financing activities	(32,760)	80,965

Net increase (decrease) in cash	(345,007)	456,632

Cash, beginning of period(01/01/08-01/01/07)	1,197,451	747,744

Cash, end of period	$852,444	$1,204,376
Supplemental disclosure of cash flow information
Interest paid	$36,987	$9,227

See accompanying notes and accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

Nature of Business

Flotation Technologies, Inc. is a world leader in the engineering, design and manufacturing of deepwater buoyancy systems using high-strength FlotecTM syntactic foams and polyurethane elastomers. Focused on the offshore oil, oceanographic, seismic and government markets, Flotation Technologies delivers world-class buoyancy products for a host of marine applications such as: distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyancy modules, ROV buoyancy, QuickLocTM cable floats, FLOTECTTM cable and pipeline protection, InflexTM polymer bend restrictors and installation buoyancy of any size and depth rating.

1.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments:

The carrying amounts of cash, accounts receivables, other current assets, accounts payable, accrued liabilities and current portion and non-current portion of notes payable approximate fair value because of the short maturity of those instruments.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has never experienced any losses in such accounts and management believes the Company is not exposed to any significant risk on bank deposit accounts.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

1.     Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Recognition of Bad Debts

The Company considers all accounts to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If any amount becomes uncollectible, it will be charged to operations when that determination is made.

Customer Credit Policy

Credit is extended to customers in the normal course of business after management performs appropriate credit evaluation.

Inventory

Inventories are stated at cost. Costs of raw materials and supplies are determined on a current cost basis. Cost of finished goods and work in process inventory is determined by accumulating raw material costs and adding supplies and labor costs using a standard burden rate.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and depreciated over estimated useful lives using both straight-line and accelerated methods. Small tools and certain computer equipment are expensed when purchased due to rapid wear and short estimated useful life.

Useful lives are estimated as follows:

Category	Years
Plants	25
Plant Improvements & Equipment	10
Office Fixtures & Equipment	3 to 7

Intangible Assets

Intangible assets consist of loan costs and are stated at cost and are amortized on the straight-line method over the life of the loan, which is the estimated useful life.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

1.     Summary of Significant Accounting Policies (Concluded)

Income Taxes

The Company and the stockholders have elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Income, losses, and other tax attributes are passed through to the stockholder and taxed at the personal level. Cash distributions are made to stockholders to pay for personal income tax liabilities, federal and state, incurred from the allocation of Company taxable income.

2.     Inventory

	Reviewed	Audited
Inventory consists of the following:	3-31-08	12-31-07

Raw materials	$341,621	$390,294
Work in process	321,691	827,554
Finished goods	144,239	60,364

	$807,551	$1,278,212

3.      Intangibles

	Reviewed	Audited
The following is a summary of intagible assets:	3-31-08	12-31-07

Loan costs	$21,902	$21,902
Less accumulated amortization	(852)	(487)

	$21,050	$21,415

Amortization expense	$365	$2,087

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

4.	Debt

The Company had a $750,000 working capital line of credit secured by substantially all the assets of the Company.  The Company had a $450,000 equipment line of credit secured by the equipment acquired. The interest rate for both credit lines approximated Wall Street Prime less 0.50%. The working capital line is up for renewal June 30, 2008. The equipment line can be termed out over a four year fixed period on June 30th of the fiscal year. There was no balance on the equipment line and none on the working capital line as of March 31, 2008. Both credit lines were guaranteed by the stockholders and secured by Company assets. The rate as of March 31, 2008 was 7.25%.

Long-term debt consists of the following:

	Reviewed	Audited

Bank Debt	3-31-08	12-31-07

Note payable to bank, monthly installments of $13,287,
interest at 7%. Amortization on 20 year schedule.
Collateralized by substantially all assets
of the Company; guaranteed by stockholders.	$1,667,831	$1,674,785

Related Party Debt

Note payable to stockholder at fixed 7% rate, due in
monthly installments of $1,360, including interest;
final payment due January 2011; uncollateralized.	40,155	43,900

Note payable to stockholder at fixed 7.5% rate, due in
monthly installments of $550, including interest;
final payment is due September 2011; uncollateralized.	21,017	21,852

Note payable to stockholders’ relative, interest at prime
rate plus 1% per annum payable biannually; principal
due in monthly installments of $500; uncollateralized.	21,460	22,960

Less current portion	(52,700)	(66,000)

Long-term debt, excluding current portion	$1,697,763	$1,697,497

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

4.     Debt-continued

All aforementioned long term debt, bank and related party, was paid off in full on June 5, 2008 due to the acquisition of Company Stock. See Footnote 9. Thus, there is no disclosure of the scheduled maturities for the next five years on the long term debt.

5.     Employee Retirement Plan

The Company has a salary deferral plan covering all employees who meet certain age and service requirements. The Company is required to contribute two percent (2%) of all eligible employee compensation under this plan. Company contributions for the interim period March 31, 2008 amounted to $8,863. Company contributions for the year ended December 31, 2007 amounted to $29,208.

6.     Advertising Costs

Costs relating to advertising are expensed as incurred.  Advertising costs for the interim period March 31, 2008 amounted to $40,613. Advertising costs for the year ended December 31, 2007 amounted to $61,356.

7.    Sale, Purchase and Rental of Building

On November 1, 2006 the Company executed an agreement to purchase a new facility located at20 Morin Street, Biddeford. The purchase price was $1,980,000 and the closing was August 23, 2007. On December 15, 2006, the Company executed an agreement to sell its current production facility at 432 Elm Street, Biddeford for $1,400,000. The closing date was April 24, 2007.  Proceeds from the sale were dedicated to the purchase and improvement of the new facility, pursuant to a real estate exchange contract.

The Company gained occupancy of the Morin Street facility on December 1, 2006 pursuant to a short term net lease arrangement which required monthly rent payments of $16,398. The lease expired upon the purchase on August 23, 2007.

8.     Joint Venture

In 2006, the Company became a 50% member in Lankhorst Flotec Offshore, LLC.  The LLC purpose is to share marketing costs in the promotion of joint products with another member.  Since inception of the venture no material assets or liabilities existed in the LLC and all costs were expensed and no investment in the LLC was recognized for financial statement purposes.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

Interim Period Three Months Ended March 31, 2008 and Annual Period December 31, 2007

9.     Subsequent Events

Sale of Company:

On April 17, 2008, Deep Down Inc. announced it had executed a stock purchase agreement with the then Company shareholders to purchase all the outstanding stock of the Company. The purchase price approximated $23 million. The purchase was completed on June 5, 2008 and the Company is a wholly owned subsidiary of Deep Down, Inc. as of the date of this report. A portion of the sale proceeds received were used to pay off all Company long term debt, bank and related party, and any current liabilities due to stockholder at closing.

Liquidation of Joint Venture:

On February 28, 2008 the Company and its joint venture member cancelled and liquidated Lankhorst Flotec Offshore LLC. See Footnote 8.

See accountants’ review report.

FLOTATION TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

AND

SUPPLEMENTARY INFORMATION

December 31, 2007 and December 31, 2006
With Independent Auditors’ Report

Bruzgo & Kremer, LLC

BRUZGO & KREMER, LLC

225 Commercial Street, Suite 500
P.O. Box 4892
Portland, Maine  04112

Telephone (207)-874-7700
Fax (207)-874-7701

INDEPENDENT AUDITORS’ REPORT

Stockholder
Flotation Technologies, Inc.
Biddeford, ME 04005

We have audited the accompanying balance sheet of Flotation Technologies, Inc., a Maine corporation, as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flotation Technologies, Inc. as of December 31, 2006, and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying Schedule 1) Cost of Goods Sold, and 2) General and Administrative Expenses is presented for additional analysis purposes and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material aspects in relation to the basic financial statements taken as a whole.

The financial statements for the year ended December 31, 2007 were audited by us, and we expressed an unqualified opinion on them in our report dated April 20, 2008. In addition, the supplementary information for the year ended December 31, 2007, contained in Schedules 1) and 2), was subjected to the auditing procedures applied in the audit of the basic financial statements, and our report stated that it was fairly stated in all material respects to the basic financial statements taken as a whole. We have not performed any auditing procedures on either the financial statements or on the supplementary information since April 20, 2008.

/s/ Bruzgo & Kremer, LLC

Portland, Maine
June 16, 2008

FINANCIAL STATEMENTS – CERTIFIED BUSINESS VALUATIONS – TAX AND ESTATE COMPLIANCE

FLOTATION TECHNOLOGIES, INC.

Balance Sheets

December 31, 2007 and December 31, 2006

ASSETS

	2007	2006
Current assets
Cash	$1,197,451	$747,744
Trade accounts receivable	2,303,411	1,319,724
Inventories	1,278,212	274,818
Prepaid expenses	20,602	20,302
Total current assets	4,799,676	2,362,588

Property, plant and equipment, at cost
Land, buildings, and improvements	3,044,565	799,312
Machinery and equipment	1,430,433	651,935
Office furniture and fixtures	81,102	73,866
	4,556,100	1,525,113
Less accumulated depreciation	(877,722)	(731,433)
Net property, plant and equipment	3,678,378	793,680

Other assets
Intangible assets, net of amortization	21,415	1,600

Total assets	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2007	2006
Current liabilities
Bank lines of credit	$-	$-
Current portion of long-term debt	66,000	90,602
Accounts payable	878,576	256,246
Customer deposits	1,530,959	1,025,700
Accrued expenses	312,937	67,197
Due to stockholders	651,446	10,337
Total current liabilities	3,439,918	1,450,082

Long-term debt, excluding current portion	1,697,497	437,839

Total liabilities	5,137,415	1,887,921

Stockholders’ equity
Common stock, no par value; authorized 1,000 shares,
issued and outstanding 1,000 shares	200	200
Retained earnings	3,361,854	1,269,747

Total stockholders’ equity	3,362,054	1,269,947

Total liabilities and stockholders' equity	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statements of Operations

December 31, 2007 and December 31, 2006

	2007	2006

Revenues	$13,410,002	$6,379,575

Cost of goods sold	8,117,600	3,699,075

Gross profit	5,292,402	2,680,500

General and administrative expenses	2,001,047	1,635,752

Income from operations	3,291,355	1,044,748

Other income (expense)
Other income, interest & exchange rate	40,401	43,292
Interest expense	(65,039)	(50,316)
Gain on plant sale	791,115	-
Net other income (expense)	766,477	(7,024)
Net income	$4,057,832	$1,037,724

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statement of Changes in Stockholders’ Equity

December 31, 2007 and December 31, 2006

	Common Stock	Retained Earnings	Total Stockholders’ Equity

Balances, December 31, 2005 - Compiled	$200	$352,288	$352,488

Net income for 2006	-	1,037,724	1,037,724

Distributions	-	(120,265)	(120,265)

Balances, December 31, 2006 - Audited	$200	$1,269,747	$1,269,947

Net income for 2007	-	4,057,832	4,057,832

Distributions	-	(1,965,725)	(1,965,725)

Balance, December 31, 2007 - Audited	$200	$3,361,854	$3,362,054

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Statements of Cash Flows

December 31, 2007 and December 31, 2006

	2007	2006
Cash flows from operating activities
Net income	$4,057,832	$1,037,724
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	322,130	72,365
Book gain on plant sale	(791,115)	-
Decrease (increase) in:
Accounts receivable	(983,687)	(769,280)
Inventory	(1,003,394)	(463)
Prepaid expenses	(300)	(8,919)
Increase (decrease) in:
Accounts payable	622,330	26,694
Accrued expenses and other	245,740	18,729
Customer deposits	505,259	892,170

Net cash provided (used) by operating activities	2,974,795	1,269,020

Cash flows from investing activities
Intangibles acquired	(21,902)	-
Acquisition of new plant, related improvements & equipment	(3,805,236)	(184,207)
Sale of plant, proceeds	1,391,610	-

Net cash provided (used) by investing activities	(2,435,528)	(184,207)
Cash flows from financing activities
Net borrowings (repayments) on lines of credit	-	(223,570)
Borrowings, long term bank debt	1,885,387	-
Receipt (repayment) of stockholder advance	(10,337)	2,101
Distributions to stockholders	(1,314,279)	(120,265)
Payments on long-term debt, bank and related party	(650,331)	(78,642)
Net cash provided (used) by financing activities	(89,560)	(420,376)

Net increase (decrease) in cash	449,707	664,437

Cash, beginning of year	747,744	83,307

Cash, end of year	$1,197,451	$747,744

Supplemental disclosure of cash flow information
Interest paid	$65,039	$50,316
Schedule of non-cash financing activity
Accrued shareholder distributions	$651,446	$-

See accompanying notes and independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

Nature of Business

Flotation Technologies, Inc. is a world leader in the engineering, design and manufacturing of deepwater buoyancy systems using high-strength FlotecTM syntactic foams and polyurethane elastomers. Focused on the offshore oil, oceanographic, seismic and government markets, Flotation Technologies delivers world-class buoyancy products for a host of marine applications such as: distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyancy modules, ROV buoyancy, QuickLocTM cable floats, FLOTECTTM cable and pipeline protection, InflexTM polymer bend restrictors and installation buoyancy of any size and depth rating.

1.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments:

The carrying amounts of cash, accounts receivables, other current assets, accounts payable, accrued liabilities and current portion and non-current portion of notes payable approximate fair value because of the short maturity of those instruments.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has never experienced any losses in such accounts and management believes the Company is not exposed to any significant risk on bank deposit accounts.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

1.     Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Recognition of Bad Debts

The Company considers all accounts to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If any amount becomes uncollectible, it will be charged to operations when that determination is made.

Customer Credit Policy

Credit is extended to customers in the normal course of business after management performs a credit evaluation.

Inventory

Inventories are stated at cost. Costs of raw materials and supplies are determined on current cost. Cost of finished goods and work in process inventory is determined by accumulating raw material costs and adding supplies and labor costs using an estimated burden rate.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and depreciated over estimated useful lives using both straight-line and accelerated methods. Small tools and certain computer equipment are expensed when purchased due to rapid wear and short estimated useful life.

Useful lives are estimated as follows:

Category	Years
Plants	25
Plant Improvements & Equipment	10
Office Fixtures & Equipment	3 to 7

Intangible Assets

Intangible assets consist of loan costs and are stated at cost and are amortized on the straight-line method over the life of the loan, which is the estimated useful life.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

1.     Summary of Significant Accounting Policies (Concluded)

Income Taxes

The Company and the stockholders have elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Income, losses, and other tax attributes are passed through to the stockholder and taxed at the personal level. Cash distributions are made to stockholders to pay for personal income tax liabilities, federal and state, incurred from the allocation of Company taxable income.

2.     Inventory

Inventory consists of the following:	2007	2006

Raw materials	$390,294	$160,361
Work in process	827,554	45,773
Finished goods	60,364	68,684
	$1,278,212	$274,818

3.     Intangibles

The following is a summary of intangible assets:	2007	2006

Loan costs	$21,902	$3,597
Licenses/trademark	-0-	16,000
	21,902	19,597
Less accumulated amortization	(487)	(17,997)
	$21,415	$1,600
Amortization expense	$2,087	$3,220

Trademark/license intangibles were fully amortized in year 2007.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

4.	Debt

The Company has a $750,000 working capital line of credit secured by substantially all the assets of the Company.  The Company has a $450,000 in 2007 and a $411,000 in 2006 equipment line of credit secured by the equipment acquired. The interest rate for both credit lines approximates Wall Street Prime less 0.50%. The working capital line is up for renewal June 30, 2008. The equipment line can be termed out over a four year fixed period on June 30th of the fiscal year. There is no balance outstanding on the equipment line and the working capital line as of December 31, 2007 and 2006. Both credit lines are guaranteed by the stockholders and secured by Company assets. The rate was 7.25% as of 2007 and 8.5% as of 2006.

Long-term debt consists of the following:

Bank Debt	2007	2006

Note payable to bank, monthly installments of $13,287,
interest at 7%. Amortization on 20 year schedule.
Collateralized by substantially all assets
of the Company; guaranteed by stockholders.	$1,674,785	$398,186

Equipment notes (2), paid off before term in 2007.	-	18,020

Related Party Debt

Note payable to stockholder at fixed 7% rate, due in
monthly installments of $1,360, including interest;
final payment due January 2011; uncollateralized.	43,900	56,658

Note payable to stockholder at fixed 7.5% rate, due in
monthly installments of $550, including interest;
final payment is due September 2011; uncollateralized.	21,852	26,617

Note payable to stockholders’ relative, interest at prime rate plus 1% per annum payable biannually; principal
due in monthly installments of $500; uncollateralized.	22,960	28,960

Less current portion	66,000	90,602

Long-term debt, excluding current portion	$1,697,497	$437,839

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

4.     Debt (Concluded)

Maturities expected on existing bank and shareholder long-term debt for the next five years are as follows:

2008	$66,000
2009	71,300
2010	76,000
2011	64,400
2012	55,900

5.     Employee Retirement Plan

The Company has a salary deferral plan covering all employees who meet certain age and service requirements. The Company is required to contribute two percent (2%) of all eligible employee compensation under this plan. The salary deferral plan required a contribution of $29,208 for 2007 and $26,195 for 2006.

6.     Advertising Costs

Costs relating to advertising are expensed as incurred. The Company incurred advertising and related costs amounting to $61,356 in 2007 and $10,997 in 2006.

7.     Sale, Purchase and Rental of Building

On November 1, 2006 the Company executed an agreement to purchase a new facility located at 20 Morin Street, Biddeford. The purchase price was $1,980,000 and the closing was August 23, 2007. On December 15, 2006, the Company executed an agreement to sell the production facility at 432 Elm Street, Biddeford for $1,400,000. The closing date was April 24, 2007.  Proceeds from the sale were dedicated to the purchase and improvement of the new facility, pursuant to a real estate exchange contract.

The Company gained occupancy of the Morin Street facility on December 1, 2006 pursuant to a short-term net lease arrangement, which required monthly rent payments of $16,398. The lease expired upon the purchase on August 23, 2007.

8.    Joint Venture

In 2006, the Company became a 50% member in Lankhorst Flotec Offshore, LLC.  The LLC purpose is to share marketing costs in the promotion of joint products with another member.  In year 2006 and 2007, no material assets or liabilities exist in the LLC. All costs have been expensed and no investment in the LLC is recognized for financial statement purposes.

See independent auditors' report.

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

9.     Subsequent Events

Sale of Company:

On April 17, 2008, Deep Down Inc. announced it executed a stock purchase agreement with the then Company shareholders to purchase all the outstanding stock of the Company. The purchase  approximated $23 million. The purchase was completed on June 5, 2008 and the Company is  a wholly owned subsidiary of Deep Down, Inc. as of the date of this report.

Liquidation of Joint Venture:

On February 28, 2008 the Company and its joint venture member cancelled and liquidated Lankhorst  Flotec Offshore LLC. See Footnote 8.

See independent auditors' report.

Schedule 1
FLOTATION TECHNOLOGIES, INC.

Cost of Goods Sold

December 31, 2007 and December 31, 2006

	2007	2006

Direct materials	$3,891,841	$1,866,264
Indirect material	1,048,627	324,430
Direct labor	1,372,030	793,138
Workers compensation, employee health insurance	126,521	69,125
Freight	449,886	152,206
Outside services/engineering	324,189	167,583
Commissions	35,574	19,884
Depreciation	274,212	64,833
Plant insurance	48,514	27,130
Repairs, maintenance and small tools	355,927	141,174
Utilities	98,139	73,308
Rent, Plant	92,140	-

Total cost of goods sold	$8,117,600	$3,699,075

See independent auditors' report.

Schedule 2
FLOTATION TECHNOLOGIES, INC.

General and Administrative Expenses

December 31, 2007 and December 31, 2006

	2007	2006

Officers’ compensation	$244,579	$203,531
Administrative and sales payroll	807,789	648,206
Advertising	61,356	10,997
Trade shows	36,501	39,537
Depreciation	45,831	4,312
Amortization	2,087	3,220
Dues and licenses	709	4,814
Worker’s compensation, employee health insurance	74,674	63,852
Supplies, postage and break room costs	89,074	57,934
Real estate and property taxes	15,997	16,168
Equipment rental	32,474	9,451
Telephone	17,374	15,687
Education, travel and vehicle	148,279	129,178
Research and development	184,313	202,556
Employee retirement plan	29,208	26,195
Data base and computer operations	48,225	69,016
Professional services	65,572	40,123
Morin Street rental, repairs, and utilities	48,823	39,425
Lankhorst Flotec Offshore marketing costs	37,661	42,198
Other Expenses	10,521	9,352
Total general and administrative expenses	$2,001,047	$1,635,752

See independent auditors' report.

MAKO TECHNOLOGIES, INC.

Audited Financial Statements

For the Nine Months Ended September 30, 2007 and
the Year Ended December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mako Technologies, Inc.
Morgan City, Louisiana

We have audited the accompanying consolidated balance sheets of Mako Technologies, Inc. ("the "Company") as of September 30, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period and year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mako Technology, Inc. as of September 30, 2007 and December 31, 2006, and the results of operations and cash flows for the period and year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC
www.malone-bailey,com
Houston, TX

March 17, 2008

MAKO TECHNOLOGIES, INC.

Balance Sheets

	September 30,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$183,065	$487,773
Accounts receivable (less allowance of $47,643 and $24,221)	1,540,452	1,140,557
Other receivables	7,950	-
Prepaid expenses and other current assets	222,539	123,510
Work in progress	234,745	252,991
Total current assets	2,188,751	2,004,831

PROPERTY, PLANT, AND EQUIPMENT, NET	2,074,014	2,084,989

OTHER ASSETS
Deposits	545	545

TOTAL ASSETS	$4,263,310	$4,090,365

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$648,305	$338,086
Accounts payable - related party	141,905	193,214
Accrued expenses	84,221	339,056
Notes payable and current maturities	605,158	597,066
Total current liabilities	1,479,589	1,467,422

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	285,367	340,355
Deferred tax liability	492,950	443,286
Total long-term liabilities	778,317	783,641

STOCKHOLDERS' EQUITY
Common stock, no par value; 10,000 shares
authorized, 200 issued and outstanding	3,000	3,000
Retained earnings	2,002,404	1,836,302
Total stockholders' equity	2,005,404	1,839,302

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,263,310	$4,090,365

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Operations
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	September 30,	December 31,
	2007	2006

REVENUE
Service revenue	$3,001,561	$3,798,045
Rental revenue	960,347	2,300,380
Sales revenue	329,354	316,554
Total revenue	4,291,262	6,414,979

EXPENSES
Cost of services, rentals, and sales	1,833,323	2,413,551
Operating expenses	1,245,259	1,572,106
Depreciation expense	351,439	342,980
Executive compensation	416,563	307,481
Total expenses	3,846,584	4,636,118

Net income from operations	444,678	1,778,861

OTHER INCOME (EXPENSE)
Litigation settlement	7,950	-
Gain (loss) on sale of equipment	(14,609)	21,255
Interest expense	(49,041)	(53,020)
Total other income (expense)	(55,700)	(31,765)

Net income before provision for income tax expense	388,978	1,747,096

PROVISION FOR INCOME TAX EXPENSE
Income tax expense - deferred	49,664	182,030
Income tax expense - current	173,212	489,792
Total provision for income tax expense	222,876	671,822

NET INCOME	$166,102	$1,075,274

EARNINGS PER SHARE	$830.51	$5,376.37

SHARES USED IN COMPUTING PER SHARE AMOUNTS	200	200

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Changes in Stockholders’ Equity
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	Common	Retained
	Stock	Earnings

BALANCE, December 31, 2005	$3,000	$761,028

Net income	-	1,075,274

BALANCE, December 31, 2006	3,000	1,836,302

Net income	-	166,102

BALANCE, September 30, 2007	$3,000	$2,002,404

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Statements of Cash Flows
For the Nine Months Ended September 30, 2007, and the Year Ended December 31, 2006

	September 30,	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$166,102	$1,075,274

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	351,439	342,980
(Gain)/loss on sale of equipment	14,609	(21,255)
Deferred taxes	49,664	182,030
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(399,895)	255,851
Increase in other receivables	(7,950)	-
Increase in prepaid expenses and other current assets	(99,029)	(75,890)
Decrease in work in progress	18,246	31,391
Increase in other assets	-	(105)
Increase (decrease) in accounts payable	310,219	(236,181)
Increase (decrease) in accounts payable - related party	(51,309)	46,579
Increase (decrease) in accrued expenses	(254,835)	250,336
	(68,841)	775,736
Net cash provided by operating activities	97,261	1,851,010

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	1,009	27,785
Purchase of property, plant and equipment	(356,082)	(1,239,654)
Net cash used by investing activities	(355,073)	(1,211,869)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	1,054,724	1,051,149
Repayment of debt	(1,101,620)	(1,336,247)
Net cash used by financing activities	(46,896)	(285,098)

Net increase (decrease) in cash	(304,708)	354,043

CASH at beginning of period	487,773	133,730

CASH at end of period	$183,065	$487,773

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
Interest	$49,041	$53,020
Income tax	$334,739	$246,553

See accompanying notes to financial statements.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Mako Technologies, Inc. ("Mako") was incorporated under the laws of the State of Louisiana, as Hydraquip of Morgan City, Inc. on February 22, 1994. We changed our name to Mako Technologies, Inc. as of July 19, 2001. Mako’s fiscal year end is December 31.

Mako’s business is concentrated in the oil and gas industry providing the offshore industry with commercial diving equipment. Mako stores and maintains remotely operated vehicles ("ROV"s), ROV tooling, diving, and related equipment for rental to the offshore industry. Mako transacts business through subcontractors dealing with both major oil and gas companies and local independent oil and gas companies.

Use of Estimates

In preparing the financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Cash Equivalents

Mako considers all highly liquid instruments with maturities of three months or less to be cash equivalents.

Allowance for Uncollectible Accounts

Mako provides for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Based on these factors, Mako has established an allowance for uncollectible accounts of $47,643 and $24,221 as of September 30, 2007 and December 31, 2006, respectively.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Expenditures for major renewals and betterments are capitalized while minor replacements, maintenance, and repairs, which do not improve or extend the useful life of such assets, are charged to operations as incurred. When assets are sold, retired, or disposed of, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant, and Equipment (continued)

Depreciation is computed using the straight-line method over the useful lives of the assets, which are as follows:

Estimated
useful
Asset Category	life years

Equipment	3 - 7
Vehicles	5
Furniture, fixtures and leasehold improvements	5 - 7

Property, plant, and equipment consist of the following:

	September 30, 2007	December 31, 2006

Equipment	$113,241	$92,950
Equipment - Rental	3,310,413	3,038,515
Vehicles	71,698	71,698
Furniture and fixtures	97,049	80,424
Leasehold improvements	63,373	63,373
	3,655,774	3,346,960
Less: accumulated depreciation	(1,581,760)	(1,261,971)
	$2,074,014	$2,084,989

Revenue Recognition

We recognize equipment rental revenue on a straight-line basis. Our rental contract periods are daily, weekly, or monthly. Revenues from the sale of rental equipment and new equipment are recognized at the time of delivery to, or pick up by, the customer and when collectability is reasonably assured. Sales of contractor supplies are also recognized at the time of delivery to, or pick up by, the customer. Service revenue is recognized as the service is provided.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Mako has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertain Tax Positions” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Mako does not expect the adoption of FIN 48 to have a significant impact on Mako’s results of operations, financial position, or cash flow.

NOTE 2          NOTES PAYABLE

	September 30,	December 31,
	2007	2006

Note payable to MidSouth Bank, payable in monthly
installments bearing interest at 7.75% per annum,
maturing February 12, 2007, collateralized by insurance
policies.	$-	$41,607

Note payable to Regions Bank, payable in monthly
installments bearing interest at 8.25% per annum,
maturing June 10, 2008, cross-collateralized.	228,514	-

	$228,514	$41,607

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 3         LONG-TERM DEBT

	September 30,	December 31,
	2007	2006

Note payable to Regions Bank, payable in monthly
installments bearing interest at 7.85% per annum,
maturing September 28, 2010, collateralized by life
insurance policy and equipment.	$350,985	$457,746

Revolving line-of-credit of $500,000 from Regions Bank,
maturing October 13, 2007 or on demand, interest rate is
at a variable rate resulting in a rate of 8.30% as of
September 30, 2007, collateralized by new equipment.	131,893	438,068

Note payable to Regions Bank payable in monthly
installments bearing interest at 7.85% per annum,
maturing January 25, 2011, collateralized by equipment
and life insurance policy.	179,133	-

	662,011	895,814

Less: current portion	(376,644)	(555,459)
Long-term portion	$285,367	$340,355

Maturities of long-term debt are as follows:

2007	$191,297	$555,459
2008	249,586	126,945
2009	168,350	137,277
2010	52,778	76,133

	$662,011	$895,814

On January 26, 2007, Mako borrowed $439,163 from Regions Bank at a 7.85% interest rate. The loan is due on January 25, 2011. Mako intends to use a portion of the proceeds to pay $438,068 of 7.82% short term notes, and accordingly that amount has been classified as short-term debt at December 31, 2006.

NOTE 4          INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Temporary differences giving rise to the deferred tax liability consist of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 4          INCOME TAXES (CONTINUED)

Mako has available at September 30, 2007 and December 31, 2006, $47,643 and $24,221, respectively, of allowance for uncollectible accounts adjustment that may be applied against future taxable income.

The components of the provision for income taxes from continuing operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 are as follows:

	September 30,	December 31,
	2007	2006
Current

Federal	$169,052	$480,567
State	4,160	9,225
	173,212	489,792
Deferred	49,664	182,030

Total	$222,876	$671,822

Amounts for deferred tax assets and liabilities are as follows:

	September 30,	December 31,
	2007	2006
Deferred tax asset relating to:

Allowance for uncollectible accounts receivable	$16,199	$8,235

Deferred tax liability relating to:
Property and equipment, net	(509,149)	(451,521)

Net deferred tax liability	$(492,950)	$(443,286)

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 5          RELATED PARTY TRANSACTIONS

Rental payments of $40,995 and $15,155 were paid to the Jacob Marcell (majority shareholder and president) and Thaddeus Marcell Jr. Partnership (common owned company) for the use of equipment for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. Payments of $1,217,717 and $1,139,903 were made to Div Tech Supply, Inc. (a company owned by Jacob Marcell) for providing shared employee services for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. Amounts paid to Div Tech Supply, Inc. in excess of the actual payroll costs have been reclassified into executive compensation and were $98,671 and $96,483 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Mako made payments of $68,074 to Mako Deepwater, Inc., an affiliated entity, for the purchase of equipment and supplies for the nine months ended September 30, 2007. Payments of $2,400 were made to Mako Properties, LLC, an affiliated entity of Mako, for the rental of two apartments for ROV personnel for the nine months ended September 30, 2007. Mako purchased apartment furniture for $6,300 and rental equipment for $10,000 from the majority shareholder and president during the nine months ended September 30, 2007.

Ocean Specialists, Inc. is a 15% shareholder and is paid to provide the marketing, advertising, and corporate planning for Mako. Payments of $29,458 and $14,400 were made to Ocean Specialists, Inc. for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Mako has advanced funds to officers, but included these amounts in officer compensation. Expenses paid on behalf of the majority shareholder and president for the nine months ended September 30, 2007 and the year ended December 31, 2006 were $223,688 and $68,890, respectively.

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 6          COMMITMENTS AND CONTINGENCIES

Litigation

Mako was sued by Torch Liquidating Trust seeking to recover alleged preferential payments made by the debtor, Torch Offshore, Inc., to Mako. Subsequent to the date of this report, a settlement was reached whereby the Torch Liquidating Trust has agreed to accept $10,000 in full and complete settlement of its claim. Torch Liquidating Trust currently holds a maritime lien claim of $17,950 which will be reduced by the aforementioned settlement with a net distribution to Mako of $7,950. The settlement distribution is shown on the balance sheet as “Other receivables.”

Rent of Principal Office

Mako leases office space under a five year operating lease which commenced in June 2006 and terminates on May 31, 2011, at $7,300 per month. Mako may renew this lease for two additional terms of five years upon the expiration of the initial term. Should this option be exercised, the base monthly rental shall be increased or decreased by the Consumer Price Index net change as of the starting date of any renewal term. Basic rent expense charged to operations through September 30, 2007 and during 2006 was $65,737 and $19,200, respectively. Payments made in 2006 in lieu of rental payments for leasehold improvements totaled $59,180.

Future minimum lease payments under the non-cancelable operating lease are as follows:

Year
2007	$87,600
2008	87,600
2009	87,600
2010	87,600
2011	36,500

MAKO TECHNOLOGIES, INC.

Notes to Financial Statements

NOTE 7          SUBSEQUENT EVENT

Merger with Deep Down, Inc.

Effective December 1, 2007 the shareholders of Mako entered into a purchase agreement with Deep Down, Inc., a Nevada corporation, to sell their shares of Mako for a total purchase price of $13,753,449.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the Selling Shareholders. All amounts are estimated except the SEC registration fee.
	Amount
SEC registration fee	$1,437
Accounting fees and expenses	$25,000	*
Legal fees and expenses	$25,000	*
Blue Sky and related expenses	$15,000	*
Printing expenses	$-	*
Miscellaneous fees and expenses	$7,500(1)	*
Total	$73,937	*
_____________________________
(1) To be borne 100% by the Registrant.
* Estimated.

Item 14.	Indemnification of Directors and Officers.

The Company’s Amended and Restated Articles of Incorporation and Section 78.7502 of the Nevada Revised Statutes provide in relevant part that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if such person is not liable under Section 78.138 of the Nevada Revised Statutes or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the Company. Pursuant to the Company’s Bylaws and Section 78.751 of the Nevada Revised Statutes, any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Under the Company’s Amended and Restated Articles of Incorporation and Section 78.7502 of the Nevada Revised Statutes, where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

As permitted by Section 78.037 of the Nevada Revised Statutes, the Registrant's Amended and Restated Articles of Incorporation eliminate the liability of its directors and officers to the Registrant and its stockholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. To the extent that this provision limits the remedies of the Registrant and its stockholders to equitable remedies, it might reduce the likelihood of derivative litigation and discourage the Registrant's management or stockholders from initiating litigation against its directors or officers for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations.  If a stockholder's only remedy is to enjoin the completion of an action, such remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the Registrant and its stockholders would have no effective remedy against directors or officers.

The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

The above discussion of the Nevada Revised Statutes and the Registrant's Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by the Nevada Revised Statutes and such Articles.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

On March 20, 2007, Deep Down completed the sale of 10,000,000 restricted shares of common stock in a private placement for $1,000,000. A total of 1,025,000 shares were purchased by the Chief Executive Officer and director, and his wife, a Vice-President of Deep Down. Funds were used to redeem certain outstanding exchangeable preferred stock and for working capital. We claim an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On March 20, 2007, Deep Down finalized the terms of an agreement with a former director, who agreed to return 25,000,000 shares of common stock, 1,500 shares of Series F convertible preferred stock, and 500 shares of Series G exchangeable preferred stock to the treasury for cancellation in exchange for 1,250 shares of Series E exchangeable preferred stock and $250,000 cash.  Separately, John C. Siedhoff, former Deep Down Chief Financial Officer, agreed to exchange 1,500 shares of Series F convertible preferred stock and 500 shares of Series G exchangeable preferred stock for 2,000 shares of Series E exchangeable preferred stock.  We claim an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On May 17, 2007, Deep Down executed a Securities Redemption Agreement with John C. Siedhoff, former Deep Down CFO, to redeem 4,000 shares of Series E exchangeable preferred stock at a discounted price of $500 per share for a total of $2,000,000. The discount of $500 per share from the face value of $1,000 was accounted for as a substantial modification of debt, thereby generating a gain on extinguishment of debt which is reflected as other income on the statement of operations. Deep Down accreted the remaining discount of $1,102,385 attributable to such shares on the date of redemption. On August 16, 2007, Deep Down made the initial payment of $1,400,000 under the terms of the securities redemption agreement, and 2 payments of $20,000 each were made during August and September 2007. The final balance due of $560,000 was paid with 543,789 shares of common stock on October 2, 2007. We claim an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Effective May 31, 2007, we entered into an Employment Agreement with our Chief Financial Officer, Eugene L. Butler (which was later replaced by an identical consulting agreement).  Included in Mr. Butler’s compensation under the employment agreement was the grant of 3,000,000 stock options, of which the first 33% vested on the first anniversary of the agreement, the second 33% on the second anniversary of the agreement and the remaining 33% will vest on the third anniversary of the agreement. The exercise price for the options, $0.515 per share, was determined by the closing market price of the common stock on the date of grant.  The options expire on May 31, 2010. We claim an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On September 17, 2007, Deep Down exchanged 2,250 shares ($2,250,000 aggregate face value) of Series E Redeemable Exchangeable Preferred Stock from Ronald E. Smith, president and chief executive officer of Deep Down, and Mary L. Budrunas, director of Deep Down, for 2,250,000 shares of common stock.  The Preferred Stock had a face value and liquidation preference of $1,000 per share, no dividend preference, and was exchangeable at the holder’s option after June 30, 2007, into 6% subordinated notes due three years from the date of exchange.

On October 2, 2007, Ironman Energy Capital, L.P. agreed to purchase 3,125,000 restricted shares of common stock of the Company at $0.96 per share, or $3,000,000 in the aggregate.  Proceeds were used primarily for working capital and other general corporate purposes. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On October 2, 2007, Deep Down exchanged 1,250 shares ($1.25 million aggregate face value) of Series E Redeemable Exchangeable Preferred Stock for 1,213,592 shares of common stock.  The Preferred Stock had a face value and liquidation preference of $1,000 per share, no dividend preference, and was exchangeable at the holder’s option after June 30, 2007, into 6% subordinated notes due three years from the date of exchange. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On October 2, 2007, Deep Down agreed to eliminate an obligation to pay $20,000 per month for the next 28 months, or an aggregate of $560,000, by exchanging this obligation for 543,689 shares of common stock.  These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  This obligation arose out of a series of transactions as disclosed above on May 17, 2007.

On April 22, 2005, MediQuip issued 22,000 Series C convertible preferred stock which remained after the reverse merger. The Series C shares had a face value and a liquidation preference of $12.50 per share, a cumulative dividend of 7% payable at the conversion date, and were convertible into shares of common stock determined by dividing the face amount by a conversion price of $0.0625. These shares carried no voting rights.  All of the Series C shares were converted in the fourth quarter of fiscal 2007 to 4,400,000 shares of Deep Down’s common stock. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Effective December 1, 2007, Deep Down purchased 100% of the common stock of Mako Technologies, Inc. (“Mako”), a Louisiana corporation.  The total purchase price of Mako was $11.3 million. The first installment of $2.9 million in cash and 6,574,074 shares of common stock of Deep Down, valued at $0.76 per share were paid on January 4, 2008, and the balance of $1.2 million in cash was paid on April 11, 2008 and 2,802,969 shares of common stock of Deep Down valued at $0.70 were issued March 28, 2008.  These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

In January and March 2008, Deep Down issued a total of 25,866,518 shares of common stock to the holders of 5,000 shares of Series D preferred stock.  The Series D preferred shares had a face and liquidation value of $5,000 per share and were convertible into common stock at a conversion price of $0.1933 per share. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On February 14, 2008, Deep Down issued a total of 1.2 million restricted common shares to certain officers and employees based on the closing price on that day of $0.42. The shares vest over a period of two years. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On June 5, 2008, Deep Down entered into the Purchase Agreement to sell and issue to certain purchasers, purchasing in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, an aggregate of 57,142,857 shares, of Deep Down’s common stock at a price of $0.70 per share. The net proceeds for Deep Down from such private placement was approximately $37.1 million. Dahlman Rose & Company, LLC acted as exclusive placement agent for the financing. Deep Down used $22.1 million of the net proceeds to fund the cash portion of the Flotation purchase, and used approximately $12,492,912 to repay outstanding debt to Prospect Capital Corporation on June 9, 2008, with the remainder being retained for working capital purposes.

In June 2008, in connection with the acquisition of Flotation, Deep Down issued 1,714,286 shares of common stock to the selling stockholders and 600,000 incentive common stock purchase options to employees of Flotation with an exercise price of $1.15 per share.  In addition, warrants to purchase 200,000 common shares at $0.70 per share were issued to the affiliated entity for acquisition of the related technology.  The warrants are exercisable at any time from June 3, 2009 through September 3, 2011 and include piggyback registration rights with respect to the underlying shares of common stock.   These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On June 17, 2008, Deep Down effected a cashless exercise of 50,000 employee stock options for a net common shares issued totaling 29,339.

Effective July 3, 2008, holders of 4,960,585 warrants effected a cashless exercise for 2,618,129 restricted common shares of Deep Down. These shares of restricted common stock are exempt from registration requirements provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits required to be attached by Item 601 of regulation S-K are listed in the Index to Exhibits of this Registration Statement on Form S-1.

(a)	The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17.                  Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of Prospectus filed pursuant to 424(b) that is part of this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed Prospectus was deemed part of and included in this registration statement; and

(B)
Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or Prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(C)
If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of August, 2008.

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Eugene L. Butler
Eugene L. Butler, Chief Financial Officer
(Principal Accounting Officer)

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RONALD E. SMITH and EUGENE L.BUTLER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1/A, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Ronald E. Smith	President, Chief Executive Officer and Director	August 25, 2008
Ronald E. Smith	(Principal Executive Officer)

/s/ Eugene L. Butler	Chief Financial Officer and Director	August 25, 2008
Eugene L. Butler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert E. Chamberlain, Jr.	Chairman of the Board,	August 25, 2008
Robert E. Chamberlain, Jr.	Chief Acquisition Officer and Director

/s/ Mary L. Budrunas	Corporate Secretary and Director	August 25, 2008
Mary L. Budrunas

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1 (6)	Dahlman Rose Underwriting Agreement, dated May 6, 2008.
2.1 (1)	Agreement and Plan of Reorganization among MediQuip Holdings, Inc., Deep Down, Inc., and the majority shareholders of Deep Down, Inc.
3.1 (1)	Certificate of Incorporation of MediQuip Holdings, Inc.
3.2 (2)	Certificate of Amendment to Articles of Incorporation providing for Change of Name to Deep Down, Inc.
3.3 (1)	By Laws of Deep Down, Inc.
3.4 (1)	Form of Certificate Designation of Series D Redeemable Convertible Preferred Stock.
3.5 (1)	Form of Certificate Designation of Series E Redeemable Exchangeable Preferred Stock.
3.6 (1)	Form of Certificate Designation of Series F Redeemable Convertible Preferred Stock.
3.7 (1)	Form of Certificate Designation of Series G Redeemable Exchangeable Preferred Stock.
3.8 (7)	Amendment to Articles of Incorporation.
3.9 (7)	Amended and Restated Bylaws of Deep Down, Inc.
4.1 (1)	Common Stock Purchase Warrant for 4,960,585 common stock of Deep Down, Inc. issued to Prospect Capital Corporation effective May 25, 2007.
4.2 (2)	Common Stock Purchase Warrant for 320,000 shares issued to Dragonfly Capital Partners, LLC dated August 6, 2007.
4.3 (2)	Common Stock Purchase Warrant for 118,812 shares issued to Dragonfly Capital Partners, LLC dated January 4, 2008.
4.4 (1)	Registration Rights Agreement, dated August 6, 2007, among Deep Down, Inc. and Prospect Capital Corporation.
4.5 (3)	Private Placement Memorandum, dated May 16, 2008.
4.6 (8)	Amended and Restated Supplement No. 1 to Private Placement Memorandum, dated June 2, 2008.
4.7 (3)	Purchase Agreement dated June 2, 2008, among Deep Down, Inc., and the Purchasers hamed therein.
4.8 (3)	Common Stock Purchase Warrant, dated June 5, 2008
4.9 (5)	6% Subordinated Debenture of Deep Down, Inc. dated March 31, 2008.
4.10† (6)	Stock Option, Stock Warrant and Stock Award Plan
5.1*	Opinion of Sonfield & Sonfield, counsel to the Company, as to the legality of the Common Stock being registered.
10.1 (1)	Credit Agreement, dated as of August 6, 2007, among Deep Down, Inc., as borrower, the financial institutions from time to time party thereto, and Prospect Capital Corporation.
10.2 (2)	First Amendment to Credit Agreement, dated as of December 21, 2007, among Deep Down, Inc., as borrower, and Prospect Capital Corporation, as agent and lender

10.3 (1)	Guarantee and Collateral Agreement, dated as of August 6, 2007, among Deep Down, Inc., as borrower and as Grantor, and Prospect Capital Corporation as Administrative Agent
10.4† (2)	Consulting Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Strategic Capital Services, Inc. regarding the services of Robert Chamberlain
10.5† (2)	Employment Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Ronald E. Smith
10.6† (2)	Consulting Agreement, dated as of August 6, 2007, between Deep Down, Inc. and Eugene L. Butler & Associates regarding the services of Eugene L. Butler
10.7 (2)	Agreement and Plan of Merger among Deep Down, Inc., Mako Technologies, LLC, Mako Technologies, Inc. and the shareholders of Mako Technologies, Inc. dated December 17, 2007
10.8 (1)
Agreement and Plan of Reorganization among Deep Down, Inc., ElectroWave (USA), Inc., a Nevada corporation, ElectroWave (USA) Inc., a Texas corporation, Pinemont IV, Martin L. Kershman and Ronald W. Nance.

10.9 (6)	Amended Lease Agreement dated September 1, 2006 between Deep Down, Inc., a Delaware corporation, as tenant, and JUMA, L.L.C.
10.10 (1)	Lease Agreement dated June 1, 2006, between Mako Technologies, Inc., as Lessee and Sutton Industries, as Lessor.
10.11(4)	Stock Purchase Agreement dated April 17, 2008, among Deep Down, Inc., Flotation Technologies, Inc. and the selling stockholders named therein
10.12† (8)	Employment Agreement with David A. Capotosto, dated June 5, 2008
10.13† (8)	Employment Agreement with Bradley M. Parro, dated May 1, 2008
21.1 (8)	Subsidiary list
23.1*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
23.2*	Consent of Sonfield & Sonfield (included in Exhibit 5.1).
23.3*	Consent of Bruzgo & Kremer, LLC, Independent Public Accounting Firm
23.4*	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of the Registration Statement)

* Filed or furnished herewith.
† Exhibit constitutes a management contract or compensatory plan or arrangement.

(1)	Filed as an exhibit to our Report on Form 10-KSB/A, filed with the Commission on May 1, 2008, and incorporated herein by reference.
(2)	Filed as an exhibit to our Report on Form 10-KSB, filed with the Commission on April 1, 2008, and incorporated herein by reference.
(3)	Filed as an exhibit to our Report on Form 8-K/A, filed with the Commission on June 9, 2008, and incorporated herein by reference.
(4)	Filed as an exhibit to our Report on Form 8-K, filed with the Commission on April 21, 2008, and incorporated herein by reference.
(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q, filed with the Commission on May 16, 2008, and incorporated herein by reference.
(6)	Filed as an exhibit to our Quarterly Report on Form 10-Q, filed with the Commission on August 16, 2008, and incorporated herein by reference.
(7)	Filed as an exhibit to our Annual Report to Shareholders on Schedule 14C, furnished for the information of the Commission on August 15, 2008, and incorporated herein by reference.
(8)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the Commission on July 21, 2008, and incorporated herein by reference.